                           TRITON ENERGY CORPORATION
                               ------------------

              PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
                            ------------------------

                             TRITON ENERGY LIMITED
                           TRITON ENERGY CORPORATION
                                 PROSPECTUS FOR
       UP TO 36,233,372 CLASS A ORDINARY SHARES OF TRITON ENERGY LIMITED
           UP TO 9,058,343 UNIT DEPOSITARY SHARES, EACH REPRESENTING
            ONE EQUITY UNIT CONSISTING OF ONE CLASS B ORDINARY SHARE
               OF TRITON ENERGY LIMITED AND 1/10 OF ONE SHARE OF
           PARTICIPATING PREFERRED STOCK OF TRITON ENERGY CORPORATION

    This Proxy Statement/Joint Prospectus ("Proxy Statement/Prospectus") is being furnished to stockholders of Triton Energy Corporation, a Delaware corporation ("Triton Delaware"), in connection with the solicitation of proxies by the Board of Directors of Triton Delaware for use at the special meeting of Triton Delaware stockholders (the "Special Meeting") to be held at Triton Energy Corporation, 6688 North Central Expressway, 12th Floor, Dallas, Texas 75206 on March 25, 1996 at 10:00 a.m., Dallas time (or at any adjournments or postponements thereof). This Proxy Statement/Prospectus relates to the proposed reorganization (the "Reorganization") pursuant to which Triton Energy Limited, a newly formed Cayman Islands company and a wholly-owned subsidiary of Triton Delaware ("Triton Cayman"), will become the parent holding company of Triton Delaware through the merger (the "Merger") of TEL Merger Corp., a Delaware corporation and a newly formed, wholly-owned subsidiary of Triton Cayman ("Sub"), with and into Triton Delaware. The Reorganization will be effected pursuant to the Agreement and Plan of Merger, dated as of February 8, 1996 (the "Merger Agreement"), among Triton Delaware, Triton Cayman and Sub. Upon consummation of the Merger, each outstanding share of common stock, par value $1.00 per share ("Triton Delaware Common Stock"), of Triton Delaware (other than those shares held by Triton Delaware in its treasury and those shares with respect to which an Equity Unit Election (as hereinafter defined) has been properly made and not withdrawn, subject to the Equity Unit Limitation (as hereinafter defined)) will be automatically converted into one class A ordinary share, par value $.01 per share ("Class A Share"), of Triton Cayman.

    In connection with the Merger, holders of not less than 15% but not more than 25% of the outstanding shares of Triton Delaware Common Stock (the "Equity Unit Limitation"), in the aggregate, may make an unconditional election (the "Equity Unit Election") to receive an equity unit ("Equity Unit") consisting of
(i) one class B ordinary share, par value $.01 per share ("Class B Share"), of Triton Cayman and (ii) one-tenth of one share of participating preferred stock, par value $.01 per share ("Triton Delaware Preferred Stock"), of Triton Delaware, for each share of Triton Delaware Common Stock owned of record by such stockholder in lieu of such shares being automatically converted into Class A Shares. Each such Class B Share and fraction of a share of Triton Delaware Preferred Stock will be paired and after such pairing, such securities may only be traded together as a unit and will not be separately transferable. The Equity Units will be deposited with Chemical Mellon Shareholder Services, L.L.C., as depositary (the "Depositary"), in exchange for the issuance of Depositary Shares (the "Unit Depositary Shares"), each representing one Equity Unit, receipts for which ("Receipts") will be distributed to stockholders. See "Description of Authorized Shares of Triton Cayman ," "Description of Receipts" and "Comparison of Rights of Stockholders."

    Triton Delaware  Common Stock  is currently  listed on  the New  York  Stock
Exchange (the "NYSE") under the symbol "OIL" and, immediately following the Reorganization, the Class A Shares will be listed on the NYSE under the same symbol. The last reported sale price for the Triton Delaware Common Stock on the New York Stock Exchange Composite Transactions Tape on February 20, 1996 was $52.25. Currently, there is no established public trading market for the Class A Shares or the Unit Depositary Shares. The Unit Depositary Shares have been approved for listing, subject to notice of issuance, on the NYSE.

    FOR A DISCUSSION OF CERTAIN RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE REORGANIZATION, SEE "RISKS FACTORS," BEGINNING ON PAGE 24.
                            ------------------------

    This Proxy Statement/Prospectus and the form of proxy are first being mailed to the stockholders of Triton Delaware on or about February 23, 1996.
                           --------------------------
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES  AND
   EXCHANGE  COMMISSION  OR ANY  STATE  SECURITIES COMMISSION  NOR  HAS THE
     SECURITIES  AND  EXCHANGE   COMMISSION  OR   ANY  STATE   SECURITIES
       COMMISSION  PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROXY
           STATEMENT/PROSPECTUS.  ANY   REPRESENTATION   TO   THE
                              CONTRARY IS A CRIMINAL OFFENSE.

       THE DATE OF THIS PROXY STATEMENT/PROSPECTUS IS FEBRUARY 23, 1996.

                               TABLE OF CONTENTS

                                                         PAGE
                                                       ---------
AVAILABLE INFORMATION................................          3
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE......          3
ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN
 PERSONS.............................................          4
SUMMARY OF SECURITIES TO BE RECEIVED IN CONNECTION
 WITH THE REORGANIZATION.............................          5
SUMMARY..............................................         10
  Special Meeting....................................         10
  Triton Delaware....................................         10
  Triton Cayman......................................         10
  The Reorganization.................................         11
  Recommendation of the Board of Directors...........         15
  Vote Required for Adoption.........................         16
  Comparison of Rights of Stockholders...............         17
  Odd Lot Shares.....................................         17
  Tax Considerations.................................         17
  Rights of Dissenting Stockholders..................         20
  Accounting Treatment of the Reorganization.........         20
  Risk Factors.......................................         20
  Stock Exchange Listing.............................         20
  Depositary and Exchange Agent......................         20
  Selected Historical Financial and Oil and Gas
   Data..............................................         21
  Summary Pro Forma Financial Information............         23
RISK FACTORS.........................................         24
  Certain Tax Consequences...........................         24
  Absence of Prior Market............................         24
  No Assurance as to Trading Value...................         25
  The Oil and Gas Industry Generally.................         25
  Financial Position.................................         25
  Environmental Matters..............................         26
  Risks of Foreign Operations........................         26
  Certain Factors Relating to Colombia...............         26
  Regulatory Matter..................................         27
THE SPECIAL MEETING..................................         27
  Special Meeting....................................         27
  Record Date........................................         27
  Vote Required for Adoption.........................         27
  Proxies............................................         28
  Solicitation of Proxies............................         28
  Proposals of Stockholders..........................         29
TRITON DELAWARE AND TRITON CAYMAN....................         29
THE REORGANIZATION...................................         30
  General............................................         30
  Background and Reasons for the Reorganization......         30
  The Merger Agreement...............................         31
  Conditions to Consummation of the Reorganization...         32
  Equity Unit Election...............................         32
  Effective Time.....................................         33
  Rights of Dissenting Stockholders..................         33
  Exchange of Share Certificates.....................         33
  Odd-Lot Program....................................         34
  Stock Compensation Plans...........................         34
  Shareholder Rights Plan............................         34
  Stock Exchange Listing.............................         35
  Accounting Treatment of the Reorganization.........         35
  Transfer of Assets.................................         35
CERTAIN TAX CONSIDERATIONS...........................         35
DESCRIPTION OF AUTHORIZED SHARES OF TRITON CAYMAN....         43
  Ordinary Shares; General...........................         43

                                                         PAGE
                                                       ---------
  Voting and Other Rights............................         44
  Special Rights Upon the Occurrence of Certain
   Events............................................         45
  Dividend Rights....................................         46
  Purchase of Equity Units...........................         47
  Liquidation of Triton Delaware.....................         47
  Liquidation of Triton Cayman.......................         48
  Changes in Capitalization..........................         49
  Distributions......................................         49
  Stock Dividends....................................         49
  Reduction of Capital and Purchase of Shares........         50
  Transfer of Shares.................................         50
  Preference Shares..................................         50
DESCRIPTION OF TRITON DELAWARE PREFERRED STOCK.......         54
  General............................................         54
  Dividends..........................................         55
  Liquidation Rights.................................         55
  Purchase of Equity Units...........................         56
  Voting Rights......................................         57
  Preemptive Rights..................................         58
DESCRIPTION OF RECEIPTS..............................         58
  Receipts...........................................         58
  Deposit and Withdrawal of Deposited Securities.....         58
  Dividends, Other Distributions and Rights..........         59
  Record Dates.......................................         60
  Voting of the Underlying Deposited Securities......         60
  Inspection of Transfer Books.......................         60
  Reports and Notices................................         60
  Changes Affecting Deposited Class B Shares.........         61
  Purchase of Equity Units...........................         61
  Exchange of Receipts upon Conversion of Class B
   Shares or Class C Shares..........................         62
  Resignation and Removal of Depositary..............         62
  Amendment and Termination of the Deposit
   Agreement.........................................         62
  Charges of Depositary..............................         63
  General............................................         63
COMPARISON OF RIGHTS OF STOCKHOLDERS.................         64
  Stockholder Approval of Business Combinations......         64
  Absence of Required Vote for Certain Mergers.......         64
  Appraisal Rights...................................         65
  Stockholder Consent to Action Without Meeting......         65
  Special Meetings of Stockholders...................         66
  Distributions and Dividends; Repurchases and
   Redemptions.......................................         66
  Vacancies on Board of Directors....................         66
  Removal of Directors; Staggered Term of
   Directors.........................................         66
  Inspection of Books and Records....................         66
  Amendment of Charter...............................         67
  Amendment of Bylaws................................         67
  Indemnification of Directors and Officers..........         67
  Limited Liability of Directors.....................         67
  Stockholders' Suits................................         68
MANAGEMENT OF TRITON CAYMAN..........................         68
  Committees of the Board of Directors...............         68
  Executive Compensation.............................         68
LEGAL MATTERS........................................         68
EXPERTS..............................................         69
GLOSSARY OF DEFINED TERMS............................         71
INDEX TO FINANCIAL STATEMENTS........................        F-1
AGREEMENT AND PLAN OF MERGER.............................Annex I

                             AVAILABLE INFORMATION

    Triton  Delaware  is  subject  to  the  informational  requirements  of  the
Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by Triton Delaware may be inspected and copied at the public reference facilities maintained by the Commission, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549; and at regional offices of the Commission at the Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at 7 World Trade Center, New York, New York 10048. Copies of such material may be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Triton Delaware Common Stock is listed on the NYSE. Reports, proxy statements and other information concerning Triton Delaware may also be inspected and copied at the offices of such exchange at 20 Broad Street, New York, New York 10005. In addition, reports, proxy statements and other information concerning Triton Delaware can be inspected at the offices of Triton Delaware, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206-9926. Following the Reorganization, both Triton Delaware and Triton Cayman will file such reports and other information under the Exchange Act.

    Triton Delaware and Triton Cayman have filed with the Commission a Registration Statement on Form S-4 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Triton Delaware Preferred Stock, the Unit Depositary Shares, the Class A Shares and the Class B Shares offered hereby. This Proxy Statement/Prospectus, which constitutes a part of that Registration Statement, does not contain all the information set forth in that Registration Statement and the exhibits relating thereto. Statements made in this Proxy Statement/ Prospectus as to the contents of any contract, agreement or other document are not necessarily complete; and while Triton Delaware and Triton Cayman believe the descriptions of the material provisions of such contracts, agreements and other documents contained in this Proxy Statement/ Prospectus are accurate summaries of such material provisions, reference is made to such contract, agreement or other document filed as an exhibit to the Registration Statement for a more complete description of the matter involved, and each such statement is qualified in its entirety by such reference.

    Triton Cayman and Triton Delaware will also furnish the Depositary for the Unit Depositary Shares with all notices of shareholder meetings and other reports and communications that are made generally available to shareholders of Triton Cayman and Triton Delaware. Such Depositary will, to the extent permitted by law, arrange for the prompt transmittal to the holders of Unit Depositary Shares of all notices, reports and communications provided by Triton Cayman and Triton Delaware and will make such notices, reports and communications, together with the governing instruments affecting the Class B Shares and the Triton Delaware Preferred Stock and amendments thereto, available for inspection by holders of Unit Depositary Shares at such Depositary's office, presently located at Chemical Mellon Shareholder Services, L.L.C., Reorganization Department, 120 Broadway, 13th Floor, New York, New York 10271.

    Upon completion of the Reorganization, the Class A Shares and the Unit Depositary Shares will be listed on the NYSE. At the time of such listing, the Triton Delaware Common Stock will be delisted and will no longer be registered pursuant to Section 12 of the Exchange Act.
                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

    Triton Delaware hereby incorporates by reference in this Proxy Statement/Prospectus the following documents previously filed by Triton Delaware with the Commission pursuant to the Exchange Act: (i) Triton Delaware's Current Report on Form 8-K dated August 24, 1995 that includes the restated consolidated financial statements to reflect the aviation sales and services segment as discontinued operations, (ii) Triton Delaware's Transition Report on Form 10-K for the transition period from June 1, 1994 to December 31, 1994, (iii) Triton Delaware's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995 and September 30, 1995, and (iv) Triton Delaware's Current Reports on Form 8-K filed June 2, 1995, June 8, 1995 and February 9, 1996.

    Each document filed by Triton Delaware pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Proxy Statement/Prospectus and prior to the termination of the offering of the securities pursuant hereto shall be deemed to be incorporated by reference in this Proxy Statement/Prospectus and to be a part of this Proxy Statement/Prospectus from the date of filing of such document. Any statement contained in this Proxy Statement/Prospectus or in a document incorporated or deemed to be incorporated by reference in this Proxy Statement/Prospectus shall be deemed to be modified or superseded for purposes of the Registration Statement and this Proxy Statement/Prospectus to the extent that a statement contained in this Proxy Statement/ Prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference in this Proxy Statement/Prospectus modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Proxy Statement/Prospectus.

    THIS PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. COPIES OF THE INCORPORATED DOCUMENTS (OTHER THAN EXHIBITS TO SUCH DOCUMENTS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE THEREIN) WILL BE FURNISHED UPON REQUEST WITHOUT CHARGE TO EACH PERSON TO WHOM THIS PROXY STATEMENT/PROSPECTUS IS DELIVERED. WRITTEN OR TELEPHONE REQUESTS SHOULD BE DIRECTED TO TRITON ENERGY CORPORATION, 6688 NORTH CENTRAL EXPRESSWAY, SUITE 1400, DALLAS, TEXAS 75206-9926, ATTENTION: INVESTOR RELATIONS, TELEPHONE (214) 691-5200. IN ORDER TO ENSURE TIMELY DELIVERY OF THE INCORPORATED DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH 18, 1996.
                            ------------------------

    NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION IN WHICH IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

    Neither delivery of this Proxy Statement/Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Triton Delaware and Triton Cayman since the date of this Proxy Statement/Prospectus.

          ENFORCEABILITY OF CIVIL LIABILITIES AGAINST FOREIGN PERSONS

    Triton Cayman is a Cayman Islands company, certain of its officers and directors may be residents of various jurisdictions outside the United States and its Cayman Islands counsel, W.S. Walker & Company, are residents of the Cayman Islands. All or a substantial portion of the assets of Triton Cayman and of such persons may be located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon such persons or to enforce in United States courts judgments obtained against such persons in United States courts and predicated upon the civil liability provisions of the Securities Act. Notwithstanding the foregoing, Triton Cayman has irrevocably agreed that it may be served with process with respect to actions based on offers and sales of securities made hereby in the United States by serving Robert B. Holland, III, c/o Triton Energy Corporation, 6688 North Central Expressway, Suite 1400, Dallas, Texas 75206-9926, its United States agent appointed for that purpose. Triton Cayman has been advised by its Cayman Islands counsel, W.S. Walker & Company, that there is doubt as to whether Cayman Islands courts would enforce (a) judgments of United States courts obtained in actions against such persons or Triton Cayman that are predicated upon the civil liability provisions of the Securities Act or (b) in original actions brought against Triton Cayman or such persons predicated upon the Securities Act. There is no treaty in effect between the United States and the Cayman Islands providing for such enforcement, and there are grounds upon which Cayman Islands courts may not enforce judgments of United States courts. Certain remedies available under the United States federal securities laws would not be allowed in Cayman Islands courts as contrary to that nation's policy.

                      SUMMARY OF SECURITIES TO BE RECEIVED
                     IN CONNECTION WITH THE REORGANIZATION

    THE FOLLOWING IS A SUMMARY OF THE SECURITIES TO BE RECEIVED IN THE REORGANIZATION BY HOLDERS OF TRITON DELAWARE COMMON STOCK (I) WHO DO NOT MAKE AN EQUITY UNIT ELECTION AND (II) WHO MAKE AN EQUITY UNIT ELECTION. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEX HERETO. UNLESS OTHERWISE DEFINED HEREIN, CAPITALIZED TERMS USED IN THIS SUMMARY HAVE THE RESPECTIVE MEANINGS ASCRIBED TO THEM ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "GLOSSARY OF DEFINED TERMS." STOCKHOLDERS ARE URGED TO READ CAREFULLY THIS PROXY STATEMENT/PROSPECTUS AND THE ANNEX HERETO IN THEIR ENTIRETY.

                                          NO ELECTION BY                       ELECTION BY TRITON DELAWARE
                                    TRITON DELAWARE STOCKHOLDER            STOCKHOLDER TO RECEIVE EQUITY UNITS
                             -----------------------------------------  -----------------------------------------
SECURITY RECEIVED IN         Each  share  of  Triton  Delaware  Common  Each  share  of  Triton  Delaware  Common
 EXCHANGE FOR TRITON         Stock  will  be  automatically  converted  Stock  will  be exchanged  for  an Equity
 DELAWARE COMMON             into one Class A Share of Triton Cayman.   Unit comprised of (i)  one Class B  Share
 STOCK IN THE MERGER                                                    of  Triton Cayman  and (ii)  one-tenth of
                                                                        one share  of Triton  Delaware  Preferred
                                                                        Stock,  which  securities will  be paired
                                                                        and after such pairing may only be  trad-
                                                                        ed  together as  a unit  and will  not be
                                                                        separately transferable.
TAX CONSEQUENCES             The receipt  of  Class A  Shares  in  ex-  Special  tax  counsel to  Triton Delaware change  for  shares  of  Triton  Delaware  are of the opinion that it is more likely
                             Common    Stock   will   be   a   taxable  than  not  that  the  shares  of   Triton
                             transaction  to the  stockholder in which  Delaware Preferred Stock will be  treated gain,  if  any  (but not  loss),  will be  as stock of Triton Delaware and that  the
                             recognized. See "Certain Tax               receipt of shares of Triton Delaware Pre-
                             Considerations."                           ferred   Stock  will  not  be  a  taxable
                                                                        transaction.  However,  in  view  of  the
                                                                        absence  of  any  authority  dealing with
                                                                        transactions   similar    to   the    Re-
                                                                        organization  or  securities  of  a  type
                                                                        similar  to  the  Equity  Units,  no  as-
                                                                        surance  can be  given that  the Internal
                                                                        Revenue Service (the "IRS") or the courts
                                                                        will agree. In any event, the receipt  of
                                                                        Class  B Shares in exchange for shares of
                                                                        Triton Delaware  Common Stock  will be  a
                                                                        taxable transaction to the stockholder in
                                                                        which  gain, if any  (but not loss), will
                                                                        be   recognized.    See   "Certain    Tax
                                                                        Considerations."

                                          NO ELECTION BY                       ELECTION BY TRITON DELAWARE
                                    TRITON DELAWARE STOCKHOLDER            STOCKHOLDER TO RECEIVE EQUITY UNITS
                             -----------------------------------------  -----------------------------------------
ELECTION PROCEDURE           As  of the Effective  Time of the Merger,  Properly complete  and sign  the Form  of stockholders  who do  not make  an Equity  Election accompanying this Proxy
                             Unit Election  will automatically  become  Statement/Prospectus. Such form, together
                             owners  of  the  Class  A  Shares without  with  certificates  for  the  shares   of
                             taking any action.                         Triton  Delaware  Common  Stock  to which
                                                                        such form relates, duly endorsed in blank
                                                                        or otherwise acceptable  for transfer  on
                                                                        the  books  of  Triton  Delaware  must be
                                                                        received by  the Exchange  Agent by  5:00
                                                                        p.m., New York City time, on the business
                                                                        day   next  preceding  the  date  of  the
                                                                        Special Meeting.
PRORATION; MINIMUM ELECTION  Not applicable.                            If the number of Electing Shares  exceeds
 NUMBER                                                                 25%  of  the number  of shares  of Triton
                                                                        Delaware   Common    Stock    outstanding
                                                                        immediately  prior to  the effective time
                                                                        of  the  Merger  (the  "Maximum  Election
                                                                        Number"),  then  the aggregate  number of
                                                                        Electing Shares to  be exchanged for  Eq-
                                                                        uity  Units in  the Merger  in connection
                                                                        with any  Equity  Unit Election  will  be
                                                                        reduced  by  multiplying  the  number  of
                                                                        Electing Shares  covered by  such  Equity
                                                                        Unit  Election by a proration factor (the
                                                                        "Proration   Factor")    determined    by
                                                                        dividing  the Maximum  Election Number by
                                                                        the total number of Electing Shares.  The
                                                                        number of Electing Shares covered by each
                                                                        Equity   Unit  Election   which  will  be
                                                                        exchanged for Equity  Units will be  that
                                                                        number which results from multiplying the
                                                                        number  of  such Electing  Shares  by the
                                                                        Proration  Factor.  Electing  Shares  not
                                                                        exchanged for Equity Units as a result of
                                                                        proration  will instead  be automatically
                                                                        converted into  Class  A Shares.  In  the
                                                                        event  that the number of Electing Shares
                                                                        is less than 15% of the number of  shares
                                                                        of  Triton  Delaware  Common  Stock  out-
                                                                        standing immediately prior to the Merger,
                                                                        no  Equity  Units  will  be  issued   and
                                                                        Electing  Shares  will  be  automatically
                                                                        converted into Class A Shares.

                                          NO ELECTION BY                       ELECTION BY TRITON DELAWARE
                                    TRITON DELAWARE STOCKHOLDER            STOCKHOLDER TO RECEIVE EQUITY UNITS
                             -----------------------------------------  -----------------------------------------
DIVIDENDS                    Holders  of  Class   A  Shares  will   be  Holders  of Equity Units will be entitled
                             entitled to  receive, at  any time,  such  to  receive, if declared  by the Board of dividends as are declared by the Board of  Directors of  Triton Delaware  or  Triton
                             Directors  of  Triton  Cayman.  Aggregate  Cayman, as the case may be, (a) dividends dividends declared on  one Class A  Share  on  the  Triton Delaware  Preferred Stock
                             are expected  to  be  equivalent  to  the  when  the Board  of Directors  declares a
                             aggregate dividends, if any, declared and  dividend  on  Triton  Delaware's   common
                             paid on the securities included in an Eq-  stock  outstanding after the Merger, such
                             uity Unit, considered as a whole.          that  the   aggregate   amount   of   the
                                                                        dividends  declared  with respect  to the
                                                                        Triton Delaware Preferred Stock shall  be
                                                                        a  portion of the aggregate amount of the
                                                                        dividends declared  with respect  to  the
                                                                        Triton  Delaware Preferred  Stock and the
                                                                        common stock equal  to the percentage  of
                                                                        shares  of  Triton Delaware  Common Stock
                                                                        that receive Equity Units in the  Merger,
                                                                        subject  to  certain adjustments  and (b)
                                                                        dividends on the Class  B Shares in  such
                                                                        amounts  as  the  Board  of  Directors of
                                                                        Triton Cayman may  determine, subject  to
                                                                        certain   preferential   rights   of  the
                                                                        holders of the Class A Shares.
REDEMPTION                   The Class  A Shares  are not  subject  to  The  shares of  Triton Delaware Preferred
                             redemption.                                Stock  are  not  subject  to   redemption
                                                                        except  pursuant  to  the  purchase right
                                                                        described below.

                                          NO ELECTION BY                       ELECTION BY TRITON DELAWARE
                                    TRITON DELAWARE STOCKHOLDER            STOCKHOLDER TO RECEIVE EQUITY UNITS
                             -----------------------------------------  -----------------------------------------
PURCHASE RIGHT               Not applicable.                            The Equity Units are subject to  purchase
                                                                        by  Triton Cayman or  Triton Delaware, in
                                                                        whole or in part, at any time on or after
                                                                        the third  anniversary of  the  Effective
                                                                        Time  or  by  Triton Cayman  at  any time
                                                                        immediately prior to the date on which  a
                                                                        sale or other disposition of the stock of
                                                                        Triton   Delaware  is   consummated.  The
                                                                        purchase price for the Equity Units  will
                                                                        generally  be equal to the greater of .95
                                                                        of a Class  A Share and  the fair  market
                                                                        value  of an Equity Unit, payable in cash
                                                                        or, in the case  of a purchase by  Triton
                                                                        Cayman,   in  ordinary   shares.  Neither
                                                                        Triton Cayman  nor  Triton  Delaware  can
                                                                        exercise   its  option  to  purchase  the
                                                                        Equity Units  in  certain  circumstances,
                                                                        including  in the event of the bankruptcy
                                                                        or insolvency of Triton Delaware.
LIQUIDATION                  Upon the  liquidation of  Triton  Cayman,  Upon  the liquidation of Triton Delaware, holders of Class A Shares are entitled to  a holder  of one-tenth  of one  share  of
                             receive  an  amount  per  share  equal to  Triton  Delaware   Preferred   Stock   is
                             certain  payments  made  with  respect to  entitled   to   receive   a   liquidation
                             one-tenth of one share of Triton Delaware  preference equal to the fair market value
                             Preferred  Stock and will thereafter par-  of  one-tenth  of  one  share  of  Triton ticipate  in the assets  of Triton Cayman  Delaware Preferred Stock at the Effective
                             pari passu with the holders of any  other  Time,  which will be determined by Triton
                             class of ordinary shares outstanding.      Delaware based  upon  the advice  of  its
                                                                        financial advisors at the Effective Time,
                                                                        and  will share  thereafter in  any other
                                                                        distribution of assets by Triton Delaware
                                                                        with the holders of  the common stock  of
                                                                        Triton  Delaware. Upon the liquidation of
                                                                        Triton Cayman, after  payment to  holders
                                                                        of  Class  A Shares  of amounts  equal to
                                                                        certain payments made with respect to the
                                                                        Triton Delaware Preferred Stock,  holders
                                                                        of   Class  B  Shares   are  entitled  to
                                                                        participate  in  the  assets  of   Triton
                                                                        Cayman pari passu with the holders of any
                                                                        other  class of ordinary shares outstand-
                                                                        ing.

                                          NO ELECTION BY                       ELECTION BY TRITON DELAWARE
                                    TRITON DELAWARE STOCKHOLDER            STOCKHOLDER TO RECEIVE EQUITY UNITS
                             -----------------------------------------  -----------------------------------------
VOTING RIGHTS                One vote per Class  A Share with  respect  One  vote per Class  B Share with respect to matters submitted to the  shareholders  to  matters submitted to the shareholders of Triton  Cayman, voting  together as  a  of  Triton Cayman,  voting together  as a single class  with  the  holders  of  any  single  class  with  the  holders  of any other class  of ordinary  shares and  any  other  class of  ordinary shares  and any
                             voting preference shares.                  voting  preference  shares,  subject   to
                                                                        certain special class voting rights under
                                                                        certain   circumstances.  Each  share  of
                                                                        Triton Delaware Preferred  Stock will  be
                                                                        entitled to two votes per share (and each
                                                                        holder  of an Equity  Unit will therefore
                                                                        be entitled to 1/5 of one vote per  unit)
                                                                        and  certain  other  voting  rights  with
                                                                        respect  to  matters  submitted  to   the
                                                                        stockholders of Triton Delaware.
STOCK EXCHANGE LISTING;      NYSE                                       The  Equity Units  will be  listed on the
 LIQUIDITY                                                              NYSE.  Triton   Delaware   expects   that
                                                                        because  the number of  Equity Units will
                                                                        be, at  most,  one-third  the  number  of
                                                                        Class  A Shares  issued upon consummation
                                                                        of the Merger, the trading market for the
                                                                        Equity Units will be less liquid.

                                    SUMMARY

    THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION APPEARING ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS, INCLUDING THE ANNEX, AND IN THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. CERTAIN CAPITALIZED TERMS USED IN THIS SUMMARY ARE DEFINED ELSEWHERE IN THIS PROXY STATEMENT/PROSPECTUS. SEE "GLOSSARY OF DEFINED TERMS."

SPECIAL MEETING
  TIME, DATE, PLACE     A Special Meeting  of the  Triton Delaware  stockholders
   AND PURPOSE........  will  be held at  10:00 a.m., Dallas  time, on March 25,
                        1996, at Triton Energy  Corporation, 6688 North  Central
                        Expressway,  12th  Floor,  Dallas, Texas  75206  (or any
                        adjournments or postponements  thereof) to consider  and
                        vote  on the proposal to  adopt the Merger Agreement and
                        any other  matters that  may properly  come before  such
                        meeting.  The  presence,  in  person  or  by  proxy,  of
                        stockholders  holding  a  majority  of  the  outstanding
                        shares  of Triton Delaware Common Stock entitled to vote
                        at the  Special Meeting  will constitute  a quorum.  See
                        "The Special Meeting."
  RECORD DATE.........  Only Triton Delaware stockholders of record at the close of  business on  February 20,  1996, as  shown on Triton
                        Delaware's records,  will be  entitled  to vote,  or  to
                        grant  proxies to vote, at the Special Meeting. See "The
                        Special Meeting -- Record Date."
TRITON DELAWARE.......  Triton  Delaware  is  an   international  oil  and   gas
                        exploration company primarily engaged in exploration and
                        production  through subsidiaries  and affiliates. Triton
                        Delaware's  principal  properties  and  operations   are
                        located   in  Colombia   and  Malaysia-Thailand.  Triton
                        Delaware also has oil and  gas interests in other  Latin
                        American  and  Asian  countries,  Europe,  Australia and
                        North America. Triton  Delaware's principal offices  are
                        located  at 6688  North Central  Expressway, Suite 1400,
                        Dallas, Texas  75206-9926. Triton  Delaware's  telephone
                        number  is  (214)  691-5200.  See  "Triton  Delaware and
                        Triton Cayman."
TRITON CAYMAN.........  Triton Cayman is a  newly formed Cayman Islands  company and a wholly-owned subsidiary of Triton Delaware. Triton
                        Cayman  was formed to become  the parent holding company
                        of Triton Delaware. All of  the capital stock of  Triton
                        Cayman  is currently held by  Triton Delaware. After the
                        consummation of the Reorganization, Triton Delaware will
                        become a subsidiary of Triton Cayman, and Triton  Cayman
                        will   continue  to  conduct   the  businesses  (through
                        subsidiaries and affiliates) in which Triton Delaware is
                        now  engaged.  Triton  Cayman's  principal  offices  are
                        located at Caledonian House, Mary Street, P.O. Box 1043,
                        George   Town,  Grand  Cayman,  Cayman  Islands.  Triton
                        Cayman's telephone  number  is  (809)  949-0050.  Triton
                        Cayman has a newly formed, wholly-owned subsidiary, Sub,
                        specifically  to effect the  Reorganization. See "Triton
                        Delaware and Triton Cayman."

THE REORGANIZATION

  GENERAL.............  The  Board   of  Directors   of  Triton   Delaware   has
                        unanimously    approved,   and   recommends   that   the
                        stockholders  of  Triton  Delaware  adopt,  a   proposed
                        corporate   reorganization  pursuant   to  which  Triton
                        Cayman, a Cayman Islands company, will become the parent
                        holding company of Triton Delaware. It is proposed  that
                        the  Reorganization be  effected pursuant  to the Merger
                        Agreement, a copy of which is attached hereto as Annex I
                        and the  terms  of  which  are  incorporated  herein  by
                        reference. After the consummation of the Reorganization,
                        Triton  Cayman will  continue to  conduct the businesses
                        (through subsidiaries  and affiliates)  in which  Triton
                        Delaware  is now  engaged and  substantially all  of the
                        businesses or  subsidiaries of  Triton Delaware  located
                        outside   of  the  United   States,  other  than  Triton
                        Delaware's interests in the Cusiana and Cupiagua  fields
                        in   Colombia  and  interests   in  Argentina,  will  be
                        transferred to Triton Cayman. The relative voting rights
                        of  Triton  Delaware  stockholders  as  shareholders  of
                        Triton  Cayman  will  not  change  as  a  result  of the
                        Reorganization. See  "The Reorganization,"  "Description
                        of  Authorized  Shares of  Triton  Cayman --  Voting and
                        Other Rights," "-- Special Rights Upon the Occurrence of
                        Certain Events", "Comparison of Rights of  Stockholders"
                        and  the  Pro  Forma  Consolidated  Condensed  Financial
                        Statements, included elsewhere herein.
  REASONS FOR THE
   REORGANIZATION.....  The Board of Directors of Triton Delaware believes  that the  establishment of  a Cayman  Islands holding company
                        for Triton  Delaware  and its  subsidiaries  will  allow
                        Triton Delaware to organize its international and United
                        States  business activities  to avail  itself of certain
                        business, tax and financing advantages compared to those
                        available domestically.  In  particular,  the  Board  of
                        Directors   of  Triton  Delaware   is  recommending  the
                        Reorganization  for  the  following  reasons:  (a)   the
                        creation  of  a Cayman  Islands parent  corporation will
                        reduce corporate income taxes  because, unlike the  U.S.
                        tax  system which  imposes corporate  income tax  on the
                        worldwide income  of  United  States  corporations,  the
                        Cayman  Islands  generally imposes  no  corporate income
                        taxes on foreign income. Income taxes will therefore  be
                        reduced  to the  extent operations, for  example, in the
                        Malaysia-Thailand Joint Development Area, are  conducted
                        after the Reorganization by Triton Cayman or its foreign
                        subsidiaries;  (b)  the Reorganization  may,  in certain
                        circumstances,  have  a   favorable  effect  on   Triton
                        Cayman's  ability  to  sell assets  or  raise additional
                        capital in  the  future;  and (c)  an  offshore  holding
                        company   structure   in  the   form  proposed   by  the
                        Reorganization may  provide  a more  suitable  corporate
                        structure  for  expansion  of its  current  business and
                        future acquisitions and diversification opportunities.

                        In determining  to  recommend  the  Reorganization,  the
                        Board  consulted with Triton  Delaware's management, its
                        financial advisors, Lehman Brothers Inc. ("Lehman")  and
                        J.P.  Morgan  Securities Inc.  ("J.P. Morgan"),  and its
                        legal advisors  and  considered  a  number  of  factors,
                        including  the opinions of  its financial advisors that,
                        on the date of such  opinions, the inherent values of  a
                        Class  A  Share  and an  Equity  Unit  are substantially
                        equivalent, as  well as  the  Board's desire  to  afford
                        stockholders electing to receive Equity Units the oppor-
                        tunity  to defer a substantial  portion of their taxable
                        gain. As described in  "Certain Tax Considerations,"  in
                        the  opinion of special tax  counsel, while no assurance
                        can be  given,  it is  more  likely than  not  that  the
                        receipt of the shares of Triton Delaware Preferred Stock
                        by  stockholders who elect to  receive Equity Units will
                        not be a taxable transaction. See "The Reorganization --
                        Background  and  Reasons  for  the  Reorganization"  and
                        "Certain Tax Considerations."
  THE MERGER..........  The  Reorganization  will  be  accomplished  through the merger of Sub with and into Triton Delaware, which  will
                        be  the surviving  corporation in  the Merger,  at which
                        time each outstanding  share of  Triton Delaware  Common
                        Stock (other than shares of Triton Delaware Common Stock
                        held  by Triton Delaware in  its treasury and other than
                        Electing Shares (as hereinafter defined), subject to the
                        Equity Unit Limitation) will be automatically  converted
                        into  one  Class A  Share.  As is  further  described in
                        "Equity Unit  Election"  below,  each  share  of  Triton
                        Delaware Common Stock (an "Electing Share") with respect
                        to which an election to receive one Equity Unit has been
                        properly  made by  the holder thereof  and not withdrawn
                        will be exchanged for one Equity Unit; provided that the
                        maximum number (the "Maximum Election Number") of shares
                        of Triton Delaware  Common Stock with  respect to  which
                        Equity  Unit Elections can  be made shall  be 25% of the
                        number  of  shares  of  Triton  Delaware  Common   Stock
                        outstanding  immediately  prior to  the  Effective Time;
                        provided further that the  minimum number (the  "Minimum
                        Election  Number") of  shares of  Triton Delaware Common
                        Stock with respect to which Equity Unit Elections can be
                        made shall  be 15%  of the  number of  shares of  Triton
                        Delaware  Common Stock outstanding  immediately prior to
                        the Effective Time (such  limitations, the "Equity  Unit
                        Limitation").   In  connection  with  the  Merger,  each
                        outstanding share of 5%  convertible preferred stock  of
                        Triton Delaware (the "Convertible Preferred Stock") will
                        be  automatically  converted  into  one  5%  convertible
                        preference share  of  Triton  Cayman  (the  "Convertible
                        Preference  Shares"),  subject to  dissenters' appraisal
                        rights.  See   "The   Reorganization   --   The   Merger
                        Agreement,"  "-- Equity Unit  Election" and "Description
                        of Authorized Shares of Triton Cayman."

  EFFECTIVE TIME......  If the Merger Agreement  is adopted by the  stockholders of  Triton Delaware and  not terminated by  the Board of
                        Directors of  Triton  Cayman,  the  Reorganization  will
                        become  effective (the "Effective Time") at the close of
                        business on the date that an appropriate certificate  of
                        merger  is filed with the Delaware Secretary of State as
                        required by Delaware  law or  at such later  time as  is
                        specified in such certificate of merger. Triton Delaware
                        anticipates   that   the   Reorganization   will  become
                        effective promptly  following the  Special Meeting.  See
                        "The Reorganization -- Effective Time."
  EQUITY UNIT           Subject to the Equity Unit Limitation, record holders of
   ELECTION...........  Triton Delaware Common Stock will be entitled to make an unconditional election (an "Equity Unit Election") on or
                        prior to the Election Date (as defined below) to receive
                        Equity Units in exchange for any or all shares of Triton
                        Delaware Common Stock owned of record by such holders in
                        lieu  of such shares  being automatically converted into
                        Class A Shares upon consummation of the  Reorganization.
                        If  the number  of Electing  Shares exceeds  the Maximum
                        Election Number, then the  aggregate number of  Electing
                        Shares to be exchanged for Equity Units in the Merger in
                        connection with any Equity Unit Election will be reduced
                        by  multiplying the number of Electing Shares covered by
                        such Equity  Unit Election  by a  proration factor  (the
                        "Proration  Factor") determined by  dividing the Maximum
                        Election Number by the total number of Electing  Shares.
                        The  number of  Electing Shares  covered by  each Equity
                        Unit Election which will  be exchanged for Equity  Units
                        will  be that number which  results from multiplying the
                        number of such Electing Shares by the Proration  Factor.
                        Electing  Shares  not exchanged  for  Equity Units  as a
                        result  of  proration  will  instead  be   automatically
                        converted  into Class  A Shares  on the  basis described
                        above under "The Merger." In  the event that the  number
                        of  Electing Shares  is less  than the  Minimum Election
                        Number, no  Equity Units  will  be issued  and  Electing
                        Shares  will  be  automatically converted  into  Class A
                        Shares on the basis described above under "The Merger."
                        Holders of  Triton  Delaware Common  Stock  electing  to
                        receive Equity Units in exchange for all or a portion of
                        their   Triton  Delaware  Common   Stock  must  properly
                        complete  and  sign  the  Form  of  Election  ("Form  of
                        Election") accompanying this Proxy Statement/Prospectus,
                        and such form, together with certificates for the shares
                        of  Triton  Delaware  Common Stock  to  which  such form
                        relates, duly  endorsed in  blank or  otherwise in  form
                        acceptable for transfer on the books of Triton Delaware,
                        must  be received by  the Exchange Agent,  by 5:00 p.m.,
                        New York City time, on  the business day next  preceding
                        the  date of the Special  Meeting (the "Election Date").
                        See "The Reorganization -- Equity Unit Election."

  DIVIDENDS...........  Aggregate dividends  declared and  paid on  one Class  A
                        Share are expected to be equivalent to the aggregate dividends declared and paid on the securities included in one Equity Unit. Holders of Equity Units will be entitled to receive, if declared by the Board of Directors of Triton Delaware or Triton Cayman, as the case may be, (a) dividends on the shares of Triton Delaware Preferred Stock when the Board of Directors de-clares a dividend on the common stock of Triton Delaware outstanding after the Merger, such that the aggregate amount of the dividends declared with respect to the Triton Delaware Preferred Stock shall be a portion of the aggregate amount of the dividends declared with respect to the Triton Delaware Preferred Stock and the common stock equal to the percentage of shares of Triton Delaware Common Stock that receive Equity Units in the Merger, subject to certain adjustments and (b) dividends on the Class B Ordinary Shares in such amounts as the Board of Directors of Triton Cayman may determine, subject to certain preferences of the holders of the Class A Shares contained in the Articles of Association. Holders of Class A Shares will be entitled to receive, at any time, such dividends as are declared by the Board of Directors of Triton Cayman. At the time of the Reorganization, Triton Cayman and Triton Delaware will be parties to certain indentures which contain covenants that will restrict the ability of Triton Cayman and Triton Delaware to pay dividends. Triton Cayman and Triton Delaware currently intend to retain earnings for use in their respective businesses and the financing of their respective capital requirements. The payment of any future cash dividends on the Triton Delaware Preferred Stock, and on the Class A Shares and Class B Shares (collectively, the "Ordinary Shares"), is necessarily dependent upon the earnings and financial needs of Triton Delaware and Triton Cayman, respectively, along with applicable legal and con-tractual restrictions. See "Description of Authorized Shares of Triton Cayman -- Dividend Rights" and "Description of Triton Delaware Preferred Stock -- Dividends."

  PURCHASE RIGHT......  The  Equity  Units  are subject  to  purchase  by Triton
                        Cayman or Triton Delaware, in  whole or in part, at  any
                        time  on or after the third anniversary of the Effective
                        Time, or by Triton Cayman at any time immediately  prior
                        to  the date on which a sale or other disposition of the
                        stock of Triton  Delaware is  consummated. The  purchase
                        price  for the Equity  Units will generally  be equal to
                        the greater  of .95  of a  Class A  Share and  the  fair
                        market  value of an Equity Unit,  payable in cash or, in
                        the case  of  a  purchase  by  Triton  Cayman,  Ordinary
                        Shares.  Neither Triton  Cayman nor  Triton Delaware can
                        exercise its  option to  purchase  the Equity  Units  in
                        certain  circumstances,  including in  the event  of the
                        bankruptcy  or  insolvency   of  Triton  Delaware.   See
                        "Description  of  Triton  Delaware  Preferred  Stock  --
                        Purchase of  Equity  Units."  For a  discussion  of  the
                        consequences  to the  holders of Ordinary  Shares of the
                        purchase  of  the  Equity  Units,  see  "Description  of
                        Authorized Shares of Triton Cayman -- Purchase of Equity
                        Units."
  LIQUIDATION.........  Upon  the liquidation of Triton Cayman, holders of Class
                        A Shares are  entitled to  receive an  amount per  share
                        equal to certain payments made with respect to one-tenth
                        of  one  share of  Triton  Delaware Preferred  Stock and
                        thereafter the holders  of Class  A Shares  and Class  B
                        Shares  will participate in the  assets of Triton Cayman
                        pari passu  with  the  holders of  any  other  class  of
                        ordinary  shares  outstanding. Upon  the  liquidation of
                        Triton Delaware, a holder of  one-tenth of one share  of
                        Triton Delaware Preferred Stock is entitled to receive a
                        liquidation preference equal to the fair market value of
                        one-tenth  of  one  share of  Triton  Delaware Preferred
                        Stock at the Effective Time, which will be determined by
                        Triton Delaware based upon  the advice of its  financial
                        advisors   at  the   Effective  Time,   and  will  share
                        thereafter in any other distribution of assets by Triton
                        Delaware with the holders of the common stock of  Triton
                        Delaware.
  VOTING RIGHTS.......  Each  Ordinary Share will be entitled to one vote in the affairs of Triton  Cayman, voting together  as a  single
                        class  with the holders  of any other  class of ordinary
                        shares and  any  voting preference  shares,  subject  to
                        certain  special  class  voting rights  of  the  Class B
                        Shares under  certain circumstances.  In addition,  each
                        share   of  Triton  Delaware  Preferred  Stock  will  be
                        entitled to two votes per share in all matters submitted
                        to a vote of stockholders  of Triton Delaware (and  each
                        holder  of an Equity Unit  will therefore be entitled to
                        1/5 of  one  vote per  unit)  and certain  other  voting
                        rights.  See "Description of Authorized Shares of Triton
                        Cayman --  Voting  and  Other Rights"  and  "--  Special
                        Rights  Upon  the  Occurrence  of  Certain  Events"  and
                        "Description  of  Triton  Delaware  Preferred  Stock  --
                        Voting Rights."
RECOMMENDATION OF THE
 BOARD OF
 DIRECTORS............  THE   BOARD   OF  DIRECTORS   OF  TRITON   DELAWARE  HAS
                        UNANIMOUSLY APPROVED THE PROPOSED REORGANIZATION AND THE
                        MERGER AGREEMENT AND  RECOMMENDS THAT STOCKHOLDERS  VOTE
                        FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

VOTE REQUIRED FOR       Adoption   of   the   Merger   Agreement   requires  the
 ADOPTION.............  affirmative vote of the stockholders of Triton  Delaware who  hold a majority of the outstanding shares of Triton
                        Delaware   Common   Stock.   Abstentions   and    broker
                        "non-votes"   will  be  treated  as  votes  against  the
                        proposal to adopt the Merger Agreement. As of the record
                        date described above,  there were  35,917,480 shares  of
                        Triton Delaware Common Stock outstanding and entitled to
                        vote.  In addition, as  of January 31,  1996, the direc-
                        tors and  executive  officers  of  Triton  Delaware  and
                        affiliates  of  such  persons  directly  owned,  in  the
                        aggregate, approximately 200,000  shares (less than  1%)
                        of  the total number of shares of Triton Delaware Common
                        Stock outstanding and have indicated their intention  to
                        vote  such shares in favor of  the proposal to adopt the
                        Merger Agreement.  See  "The  Special  Meeting  --  Vote
                        Required for Adoption."
  PROXIES.............  Each Triton Delaware common stockholder as of the record date  will receive  a Proxy  Card (the  "Proxy Card"). A
                        common stockholder of Triton Delaware may grant a  proxy
                        to  vote for or  against, or to  abstain from voting on,
                        the proposal to  adopt the Merger  Agreement by  marking
                        the  Proxy Card appropriately, executing it in the space
                        provided, and, in the case of holders of Triton Delaware
                        Common Stock appearing  on the stock  records of  Triton
                        Delaware,   returning  it  to  Triton  Delaware.  Triton
                        Delaware stockholders  who  hold their  Triton  Delaware
                        Common  Stock in  the name  of a  bank, broker  or other
                        nominee should follow the instructions provided by their
                        bank, broker or nominee on voting their shares.
                        To be effective,  a Proxy  Card must be  received at  or
                        prior  to  the  Special Meeting.  Any  properly executed
                        proxy will be voted in accordance with the specification
                        indicated on such  Proxy Card. A  properly executed  and
                        returned  Proxy Card  in which no  specification is made
                        will be  voted  FOR the  proposal  to adopt  the  Merger
                        Agreement.
                        If  any  other  matters are  properly  presented  at the
                        Special Meeting for consideration, including
                        consideration of a motion to adjourn the Special Meeting
                        to another time and/or place (including adjournments for
                        the  purpose  of  soliciting  additional  proxies),  the
                        persons  named in  the Proxy Card  and acting thereunder
                        will have  the discretion  to vote  on such  matters  in
                        accordance  with their  best judgment.  See "The Special
                        Meeting -- Proxies."

  REVOCATION..........  In the case of holders  of Triton Delaware Common  Stock appearing  on the  stock records  of Triton  Delaware, a
                        Proxy Card  may be  revoked  at any  time prior  to  its
                        exercise by (a) giving written notice of such revocation
                        to  Triton Delaware, (b) appearing  and voting in person
                        at the Special Meeting,  or (c) properly completing  and
                        executing  a  later-dated  proxy  and  delivering  it to
                        Triton  Delaware  at  or  before  the  Special  Meeting.
                        Presence  without voting at the Special Meeting will not
                        automatically revoke a proxy, and any revocation  during
                        the  meeting  will  not affect  votes  previously taken.
                        Triton Delaware stockholders who hold their Triton Dela-
                        ware Common Stock in the name of a bank, broker or other
                        nominee should follow the instructions provided by their
                        bank, broker  or nominee  in revoking  their  previously
                        voted  shares. See  "The Special  Meeting --  Proxies --
                        Revocation."
COMPARISON OF RIGHTS
 OF
 STOCKHOLDERS.........  The principal attributes of  the Triton Delaware  Common
                        Stock  and the Ordinary Shares will be similar. However,
                        there are  certain  differences between  the  rights  of
                        stockholders  under Delaware law and Cayman Islands law.
                        In  addition,  there  are  differences  between   Triton
                        Delaware's  Certificate of Incorporation  and Bylaws and
                        Triton Cayman's Articles  of Association and  Memorandum
                        of   Association.   See   "Comparison   of   Rights   of
                        Stockholders."
ODD LOT SHARES........  Each holder of  Triton Delaware Common  Stock who  holds fewer  than 100 shares  thereof prior to  the Merger may
                        elect to participate in the Odd-Lot Program pursuant  to
                        which  such holder may  have Chemical Mellon Shareholder
                        Services, L.L.C. (the  "Exchange Agent")  sell all,  but
                        not  less than  all, of  such holder's  shares of Triton
                        Delaware  Common  Stock.  See  "The  Reorganization   --
                        Odd-Lot  Program."  Triton  Delaware  expects  that  the
                        proceeds of such sales will be distributed shortly after
                        such sales.  The Odd-Lot  Program is  not contingent  on
                        adoption  of the Merger Agreement or consummation of the
                        Merger.
TAX CONSIDERATIONS....  The following is  a brief summary  of the United  States federal  income tax  consequences of  the Reorganization
                        and is not intended to be, nor should it be construed to
                        be, advice  to  any  particular  stockholder  of  Triton
                        Delaware. Stockholders of Triton Delaware should consult
                        their  own tax advisors with respect to their particular
                        circumstances. A more  detailed summary  of certain  tax
                        consequences  of  the  Reorganization is  set  out under
                        "Certain Tax Considerations."
                        The discussion contained in this Proxy
                        Statement/Prospectus is based on the law in effect as of
                        the date  of  this  Proxy  Statement/Prospectus.  Triton
                        Delaware  will  receive opinions  at the  Effective Time
                        from Special  Tax Counsel  reaffirming as  of such  date
                        certain   conclusions  reached  in   this  Proxy  State-
                        ment/Prospectus.

                        There are no regulations, published rulings or  judicial
                        decisions  directly  on  point with  respect  to certain
                        aspects of the Reorganization  and the securities to  be
                        issued   pursuant  thereto.   Accordingly,  Special  Tax
                        Counsel are unable to reach an unqualified conclusion on
                        certain matters as indicated below. Opinions of  counsel
                        are  not  binding upon  either  the IRS  or  the courts.
                        Triton Delaware does not intend to request a ruling from
                        the IRS with respect to the Reorganization. Stockholders
                        are urged to consult  their own tax  advisors as to  the
                        particular  tax consequences to  them of the Reorganiza-
                        tion.
                        The receipt of  Class A Shares  by U.S. stockholders  in
                        exchange  for  Triton Delaware  Common  Stock will  be a
                        taxable transaction. Stockholders  will recognize  gain,
                        if  any (but not loss), in an amount equal to the excess
                        of the fair market value of the Class A Shares  received
                        in the Reorganization over their tax basis in the Triton
                        Delaware Common Stock exchanged therefor.
                        Special  Tax Counsel are of the  opinion that it is more
                        likely than  not  that  the shares  of  Triton  Delaware
                        Preferred  Stock  will  be treated  as  stock  of Triton
                        Delaware and that the receipt  of such shares of  Triton
                        Delaware Preferred Stock in exchange for Triton Delaware
                        Common  Stock will not be a taxable transaction. In such
                        case,  the  basis  of  the  shares  of  Triton  Delaware
                        Preferred  Stock will be the same as the Triton Delaware
                        Common Stock treated as exchanged therefor. However,  in
                        view  of  the  absence  of  any  authority  dealing with
                        transactions similar to the Reorganization or securities
                        of  a  type  similar  to  the  Equity  Units,  there  is
                        significant  uncertainty with respect to such conclusion
                        and no assurance can be given that the IRS or the courts
                        will agree. In any event, the receipt of Class B  Shares
                        by  U.S.  stockholders in  exchange for  Triton Delaware
                        Common Stock will be a taxable transaction. Stockholders
                        will recognize gain, if any (but not loss), in an amount
                        equal to  the excess  of the  fair market  value of  the
                        Class B Shares received in the Reorganization over their
                        tax basis in the Triton Delaware Common Stock treated as
                        exchanged therefor. Triton Delaware believes, based upon
                        the  advice  of  Lehman  and J.P.  Morgan,  that,  as of
                        February 14, 1996, the  fair market value  of a Class  B
                        Share  would be approximately $3.50  and the fair market
                        value  of  one-tenth  of  a  share  of  Triton  Delaware
                        Preferred  Stock would  be approximately  $49 based upon
                        the closing price of the Triton Delaware Common Stock on
                        the NYSE  Composite Transactions  Tape on  February  13,
                        1996   of   $52.50.   Triton   Delaware   will   provide
                        stockholders making  an Equity  Unit Election  with  its
                        updated  estimate  (after consultation  with  Lehman and
                        J.P. Morgan) of  the fair market  value of one-tenth  of
                        one  share of  Triton Delaware  Preferred Stock  and the
                        Class  B  Share  as  of   the  Effective  Time  of   the
                        Reorganization.  However, the  IRS is not  bound by such
                        valuations and no  assurance can be  given that the  IRS
                        will agree with such valuations.

                        The  Merger Agreement provides (and  by making an Equity
                        Unit  Election  stockholders  will  agree  with   Triton
                        Delaware  and  Triton  Cayman)  that,  with  respect  to
                        stockholders making an Equity  Unit Election, a  portion
                        of  each such stockholder's Triton Delaware Common Stock
                        so exchanged in the  Reorganization will be  transferred
                        to  Triton Delaware as consideration for the issuance of
                        the Triton Delaware  Preferred Stock  and the  remaining
                        portion of the Triton Delaware Common Stock so exchanged
                        by  each such stockholder in  the Reorganization will be
                        transferred to Triton  Cayman as  consideration for  the
                        issuance  by Triton  Cayman of  the Class  B Shares. The
                        allocation of  such  consideration  will  be  determined
                        based  on the respective fair  market values of the Tri-
                        ton Delaware Preferred Stock and  the Class B Shares  as
                        estimated  by Triton  Delaware (after  consultation with
                        Lehman and J.P. Morgan) as of the Effective Time of  the
                        Reorganization.  No  assurance  can be  given  that such
                        allocation will be respected by the IRS.
                        The IRS may  assert that the  shares of Triton  Delaware
                        Preferred  Stock were received  as taxable consideration
                        in the  Reorganization, in  which case  the entire  fair
                        market  value of each Equity  Unit received (rather than
                        the portion of  such fair market  value attributable  to
                        the  Class B Share) would have  to be taken into account
                        in determining the amount of  gain, if any, required  to
                        be  recognized on the Reorganization by stockholders who
                        make the Equity Unit Election. Consequently, each Triton
                        Delaware stockholder  making  an  Equity  Unit  Election
                        would recognize gain to the extent the fair market value
                        of  the  Equity Units  received  in exchange  for Triton
                        Delaware Common Stock  exceeds such stockholder's  basis
                        in  its Triton Delaware  Common Stock. No  loss would be
                        recognized as a result of the Reorganization.
                        The receipt of cash  by stockholders of Triton  Delaware
                        selling  their  shares pursuant  to the  odd-lot program
                        will be a taxable transaction in which gain or loss will
                        be recognized  in  an  amount equal  to  the  difference
                        between  the  cash received  and  the tax  basis  in the
                        shares  of  Triton   Delaware  Common  Stock   exchanged
                        therefor.
                        The receipt of Convertible Preference Shares in exchange
                        for  Convertible Preferred  Stock in  the Reorganization
                        will be a  taxable transaction.  Holders of  Convertible
                        Preferred  Stock will  recognize gain,  if any  (but not
                        loss), in  an amount  equal to  the excess  of the  fair
                        market   value  of  the  Convertible  Preference  Shares
                        received in the Reorganization  over their tax basis  in
                        the  Convertible Preferred Stock exchanged therefor. The
                        receipt of  cash  by holders  of  Convertible  Preferred
                        Stock  exercising dissenters'  rights will  be a taxable
                        transaction for holders  in which gain  or loss will  be
                        recognized  in an amount equal to the difference between
                        the cash received  and the  tax basis in  the shares  of
                        Convertible Preferred Stock exchanged therefor.

                        For  United States federal income tax purposes, exercise
                        of  Triton  Delaware's  or  Triton  Cayman's  right   to
                        purchase  the Equity  Units for  cash will  be a taxable
                        transaction to the holder.  Exercise of Triton  Cayman's
                        right  to exchange Class A Shares  or Class C Shares for
                        Equity Units  will be  a partially  taxable  transaction
                        except possibly as described further herein.
                        STOCKHOLDERS  ARE  ADVISED  TO  READ  THE  MORE DETAILED
                        SUMMARY OF THE TAX  CONSEQUENCES OF THE  REORGANIZATION,
                        AS SET FORTH UNDER "CERTAIN TAX CONSIDERATIONS."
RIGHTS OF DISSENTING
 STOCKHOLDERS.........  Under  applicable  Delaware law,  the holders  of Triton
                        Delaware  Common   Stock  will   not  have   dissenters'
                        appraisal  rights in connection with the Reorganization.
                        Holders of Convertible Preferred  Stock are entitled  to
                        dissenters' appraisal rights, subject to compliance with
                        the  procedures set forth in Section 262 of the Delaware
                        General Corporation Law (the "DGCL"), in connection with
                        the  Merger.  See  "The  Reorganization  --  Rights   of
                        Dissenting Stockholders."
ACCOUNTING TREATMENT
 OF THE
 REORGANIZATION.......  The  acquisition by Triton Cayman  of Triton Delaware in connection with the Reorganization will be accounted for
                        as a combination of entities under common control (as if
                        it were a pooling of interests). See "The Reorganization
                        -- Accounting Treatment of the Reorganization."
RISK FACTORS..........  See "Risk  Factors" for  a  discussion of  certain  risk
                        factors   to  be  considered   in  connection  with  the
                        Reorganization, including with  respect to  stockholders
                        who  receive Unit Depositary Shares,  the absence of any
                        prior market for the  Unit Depositary Shares and  Triton
                        Delaware's  expectation that the  trading market for the
                        Unit Depositary Shares will be less liquid.
STOCK EXCHANGE          There is currently no established public trading  market
 LISTING..............  for  the Class A  Shares or the  Unit Depositary Shares.
                        Immediately following  the Reorganization,  the Class  A
                        Shares  will  be listed  on  the NYSE  under  the symbol
                        "OIL," the same symbol  under which the Triton  Delaware
                        Common  Stock is  currently listed.  The Unit Depositary
                        Shares have been approved for listing, subject to notice
                        of issuance,  on the  NYSE. See  "The Reorganization  --
                        Stock Exchange Listing."
DEPOSITARY AND
 EXCHANGE AGENT.......  Chemical Mellon Shareholder Services, L.L.C. will act as
                        Depositary   for  the  Unit  Depositary  Shares  and  as
                        Exchange Agent in connection with the Merger.

               SELECTED HISTORICAL FINANCIAL AND OIL AND GAS DATA

    The selected historical financial data presented below for the nine month periods ended September 30, 1995 and 1994, the seven month transition period ended December 31, 1994 and each of the years in the five-year period ended May 31, 1994, are derived from the Consolidated Financial Statements of Triton Delaware and its subsidiaries (see note 1 in the table below). The Consolidated Financial Statements as of and for the seven month transition period ended December 31, 1994 and years ended May 31, 1994 and 1993 and the adjustments that were applied to restate the 1992 consolidated financial statements for discontinued aviation sales and services operations and wholesale fuel products operations were audited by Price Waterhouse LLP, independent accountants. The Consolidated Financial Statements as of and for the three years ended May 31, 1992 (before restatements for discontinued aviation sales and services operations and wholesale fuel products operations) were audited by KPMG Peat Marwick LLP, independent accountants. The Consolidated Financial Statements as of December 31, 1994, May 31, 1994 and 1993, and for the seven month transition period ended December 31, 1994 and each of the years in the three year period ended May 31, 1994, and the reports of such accountants thereon, are included in Triton Delaware's Current Report on Form 8-K dated August 24, 1995 incorporated by reference herein.

    The selected unaudited financial data presented below under the captions "Operating Data" and "Balance Sheet Data" for the nine month periods ended September 30, 1995 and 1994, and as of September 30, 1995, are derived from the unaudited consolidated condensed financial statements of Triton Delaware and its subsidiaries. With respect to such unaudited consolidated financial information for the nine month periods ended September 30, 1995 and 1994, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. The unaudited consolidated condensed financial statements as of September 30, 1995, and for the nine month periods ended September 30, 1995 and 1994, and the review report on the nine month periods ended September 30, 1995 and 1994, are included in Triton Delaware's Quarterly Report on Form 10-Q incorporated by reference herein. The information as of September 30, 1995 and 1994, and for the nine month periods then ended is unaudited, but includes all adjustments of a normal recurring nature which Triton Delaware considers necessary for a fair presentation of the financial position and results of operations at those dates and for those periods. The results of operations for the nine months ended September 30, 1995, are not necessarily indicative of the results to be expected for the full year.

    The selected financial data reflect revenues and earnings (loss) since the date of acquisition of various companies or assets, or to the date of disposition in the case of divestitures, which materially affect comparability with prior years. The information below should be read in conjunction with the Pro Forma Consolidated Condensed Financial Statements, included elsewhere herein and the Consolidated Financial Statements of Triton Delaware and related notes included in the Current Report on Form 8-K dated August 24, 1995 incorporated herein by reference and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in Triton Delaware's Transition Report on Form 10-K for the transition period from June 1, 1994 to December 31, 1994 and Triton Delaware's Quarterly Report on Form 10-Q for the nine month period ended September 30, 1995 incorporated herein by reference.

                                    AS OF OR FOR    AS OF OR FOR    AS OF OR FOR
                                     NINE MONTHS     NINE MONTHS    SEVEN MONTHS
                                        ENDED           ENDED          ENDED               AS OF OR FOR YEAR ENDED MAY 31,
                                    SEPTEMBER 30,   SEPTEMBER 30,   DECEMBER 31,   ------------------------------------------------
                                        1995            1994            1994         1994      1993      1992      1991      1990
                                    -------------   -------------   ------------   --------  --------  --------  --------  --------
OPERATING DATA (in thousands,
 except per share data):
Sales and other operating
 revenues(1)......................    $ 80,841        $ 24,510        $20,736      $ 43,208  $ 84,414  $ 90,724  $118,667  $117,793
Total revenues(1).................      98,096          33,584         25,321       107,394    90,362    97,203   150,849   127,354
Earnings (loss) from continuing
 operations(1)(2).................       5,933         (33,421)       (26,630)       (4,597)  (76,509)  (81,333)   (7,390)  (50,162)
Earnings (loss) before
 extraordinary items and
 cumulative effect of accounting
 change...........................       2,112         (35,754)       (27,708)       (9,341)  (93,552)  (94,037)    4,745   (54,769)
Net earnings (loss)(2)............       2,112         (35,754)       (27,708)       (9,341)  (89,535)  (94,037)    6,185   (54,176)
Weighted average number of common
 shares outstanding...............      35,088          34,901         34,944        34,775    34,241    29,898    20,368    20,346
EARNINGS (LOSS) PER COMMON SHARE:
  Continuing operations(1)(2).....    $   0.15        $  (0.97)       $ (0.78)     $  (0.13) $  (2.23) $  (2.77) $  (0.64) $  (2.73)
  Before extraordinary item and
   cumulative effect of accounting
   change.........................    $   0.04        $  (1.04)       $ (0.81)     $  (0.27) $  (2.73) $  (3.19) $  (0.04) $  (2.96)
  Net earnings (loss).............    $   0.04        $  (1.04)       $ (0.81)     $  (0.27) $  (2.61) $  (3.19) $   0.03  $  (2.93)
Cash dividends per common share...      --              --             --             --        --        --        --         0.10
Ratio of earnings to combined
 fixed charges and preferred
 dividends(3).....................         1.1x          (3)            (3)          (3)       (3)       (3)          1.1x   (3)

BALANCE SHEET DATA (in thousands):
Net property and equipment........    $465,816        $365,320        $399,658     $308,498  $330,151  $385,979  $391,862  $424,850
Total assets......................     827,155         611,826        619,201       616,101   561,931   571,169   553,809   646,128
Long-term debt....................     404,944         305,218        315,258       294,441   159,147    27,587   160,667   233,134
Redeemable preferred stock of
 subsidiaries.....................      --              --             --             --       11,399    12,972    13,608    22,615
Stockholders' equity..............     243,212         253,408        237,195       263,422   255,432   336,013   186,503   173,796
CERTAIN OIL AND GAS DATA(4)
Sales price realized per BOE......    $  15.79        $  13.51        $ 14.26      $  12.91  $  13.18  $  13.05  $  15.52  $  12.87
BOE produced (in thousands).......       5,741           2,597          2,059         4,399     7,351     7,838     8,302     8,821

------------------------------
(1) Operating data for the nine months ended September 30, 1994, the seven months ended December 31, 1994 and the years ended May 31, 1994, 1993, 1992, 1991, and 1990 are restated to reflect the aviation sales and services segment and the wholesale fuel product segment as discontinued operations in 1995 and 1993, respectively.

(2) Gives effect to the writedown of assets and loss provisions of $14.7 million, $1.0 million, $45.8 million, $99.9 million, $48.8 million, $2.7 million, and $29.2 million for the nine months ended September 30, 1994, the seven months ended December 31, 1994 and the years ended May 31, 1994, 1993, 1992, 1991 and 1990, respectively.

(3) For purposes of computing the ratio of earnings to combined fixed charges and preferred dividends, earnings consist of earnings (loss) from continuing operations before income taxes, minority interest and extraordinary items and cumulative effect of accounting changes, plus fixed charges (interest charges and preferred stock dividend requirements of subsidiaries, adjusted to a pretax basis), less interest capitalized, less preferred stock dividend requirements of subsidiaries adjusted to a pretax basis and less undistributed earnings of affiliates whose debt is not guaranteed by Triton Delaware. Earnings were inadequate to cover fixed charges and preferred dividends for the nine months ended September 30, 1994 by $54,078,000, for the seven months ended December 31, 1994 by
     $31,014,000  and for the years  ended May 31, 1994,  1993, 1992 and 1990 by
     $40,976,000,  $152,391,000,  $94,261,000  and  $59,603,000,   respectively.
     Without nonrecurring items, earnings would have been inadequate to cover fixed charges and preferred dividends for the nine months ended September 30, 1995 and 1994 by $7,062,000 and $40,212,000, respectively, for the seven months ended December 31, 1994 by $30,030,000, and for the years ended May 31, 1994, 1993, 1992, 1991 and 1990 by $51,415,000, $45,183,000,
     $33,687,000, $17,452,000 and $28,864,000, respectively.

(4) Includes Triton Delaware's interest in the net production attributable to minority interests in consolidated subsidiaries, but includes only Triton Delaware's proportionate interest in a non-consolidated affiliate. Includes production only since or up to the effective dates of their respective acquisitions or sales, as the case may be.

                    SUMMARY PRO FORMA FINANCIAL INFORMATION
    The following summary pro forma combined financial information of Triton Cayman and Triton Delaware gives effect to (i) the acquisition of Triton Delaware in connection with the proposed Reorganization, whereby Triton Cayman will become the parent holding company of Triton Delaware and (ii) subsequent to the Reorganization, the transfer to Triton Cayman of substantially all of the businesses or subsidiaries of Triton Delaware located outside of the United States, other than Triton Delaware's interests in the Cusiana and Cupiagua fields in Colombia and interests in Argentina. The following summary pro forma combined financial information of Triton Cayman and Triton Delaware should be read in conjunction with the Pro Forma Consolidated Condensed Financial Statements included elsewhere herein and the separate historical financial statements of Triton Delaware and notes thereto incorporated by reference in this Proxy Statement/Prospectus. The pro forma combined financial data of Triton Delaware are not necessarily indicative of the operating results that would have been achieved had the transfers described in note (1) below been effected during the periods presented or the results that may be obtained in the future.

                SUMMARY PRO FORMA COMBINED FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                      PRO FORMA
                                     --------------------------------------------
                                                      SEVEN MONTHS
                                      NINE MONTHS        ENDED
                                         ENDED          DEC. 31,      YEAR ENDED
TRITON DELAWARE                      SEPT. 30, 1995       1994       MAY 31, 1994
-----------------------------------  --------------   ------------   ------------
STATEMENT OF OPERATIONS DATA (1):
Total revenue......................     $101,572       $  28,319      $ 110,982
Earnings (loss) from continuing
 operations before income taxes and
 minority interest.................       23,872         (12,485)        46,709
Earnings (loss) from continuing
 operations........................       15,753         (14,892)        40,162
Earnings (loss) from continuing
 operations per common share.......     $   0.43       $   (0.44)     $    1.15
Weighted average number of shares
 outstanding.......................       35,088          34,944         34,775


                                                  SEPTEMBER 30, 1995
                                     --------------------------------------------
                                                       PRO FORMA
TRITON DELAWARE                        HISTORICAL     ADJUSTMENTS     PRO FORMA
-----------------------------------  --------------   ------------   ------------
BALANCE SHEET DATA (1):
Working capital....................     $135,790       $   7,319      $ 143,109
Total assets.......................      827,155         116,209        943,364
Long-term debt, less current
 portion...........................      404,944          --            404,944
Total stockholders' equity.........      243,212         130,552        373,764

                                                  SEPTEMBER 30, 1995
                                     --------------------------------------------
                                                       PRO FORMA
TRITON CAYMAN                          HISTORICAL     ADJUSTMENTS     PRO FORMA
-----------------------------------  --------------   ------------   ------------
BALANCE SHEET DATA (2):
Working capital....................      --            $ 135,790      $ 135,790
Total assets.......................      --              827,155        827,155
Long-term debt, less current
 portion...........................      --              404,944        404,944
Preferred stock of a subsidiary
 (3)...............................      --              439,086        439,086
Total stockholders' equity
 (deficit) (3).....................      --             (195,874)      (195,874)

------------------------------
(1) Following the Reorganization, Triton Cayman intends to acquire substantially all of the businesses or subsidiaries of Triton Delaware located outside of the United States, other than Triton Delaware's interests in the Cusiana and Cupiagua fields in Colombia and interests in Argentina. The aggregate consideration to be received by Triton Delaware, estimated to be approximately $233 million, will consist of preferred stock of Triton Oil Company of Thailand JDA Ltd., through which Triton Cayman will hold its interest in Block A-18 of the Malaysia-Thailand Joint Development Area, and certain other subsidiaries to be sold, with an aggregate stated value expected to approximate the aggregate value of the businesses and subsidiaries, and a promissory note of Triton Cayman for any remainder. The excess of the consideration over Triton Delaware's net book value of the assets to be sold, estimated to be approximately $131 million, has been reported as an increase to stockholders' equity in the unaudited Pro Forma Consolidated Condensed Balance Sheet of Triton Delaware. The consideration for the contemplated transfers will be determined at the time of such transfers by Triton Delaware and will be based on independent third party appraisals.

(2) Pro forma consolidated condensed statements of operations for Triton Cayman are not presented herewith because the pro forma consolidated condensed statements of operations of Triton Cayman for the nine months ended September 30, 1995, the seven month transition period ended December 31, 1994 and the three years in the period ended May 31, 1994 would be identical to the historical Consolidated Condensed Statements of Operations of Triton Delaware as reported in Triton Delaware's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, and historical Consolidated Statements of Operations of Triton Delaware as reported in Triton Delaware's Current Report on Form 8-K dated August 24, 1995, respectively, which are incorporated herein by reference.

(3) This pro forma presentation assumes that .9 million shares of Triton Delaware Preferred Stock are issued, that holders of 25% of Triton Delaware Common Stock make an Equity Unit Election and that one-tenth of a share of Triton Delaware Preferred Stock is valued at $49. If holders of 15% of Triton Delaware Common Stock make an Equity Unit Election, the amount shown for preferred stock of subsidiary would be $263 million and total stockholder's equity (deficit) would be ($20 million).

                                  RISK FACTORS

    Certain statements included or incorporated by reference in this Proxy Statement/Prospectus, such as proven oil reserves, the value of the assets to be transferred to Triton Cayman and the amount of net operating loss carryforwards available to offset the anticipated gain thereon, the tax treatment of the Triton Delaware Preferred Stock, the value of an Equity Unit in relation to a Class A Share and the allocation of fair market value to the Equity Units, are forward-looking statements (as such term is used in the Private Securities Litigation Reform Act of 1995), and the factors discussed hereunder could cause actual results and developments to be materially different from those expressed in or implied by such statements. Accordingly, before voting on the proposal to adopt the Merger Agreement, Triton Delaware stockholders should carefully read this entire Proxy Statement/Prospectus and should give particular attention to the following risks factors:

    CERTAIN TAX CONSEQUENCES. Triton Delaware will receive opinions of Special Tax Counsel to the effect that it is more likely than not that the Triton Delaware Preferred Stock will be treated as stock of Triton Delaware and that the receipt of such Triton Delaware Preferred Stock will not be a taxable transaction. In such case, stockholders electing to receive Equity Units will be subject to U.S. federal income tax only with respect to that portion of the fair market value (on the date of the Reorganization) of such Equity Unit attributable to the Class B Share. However, in view of the absence of authority dealing with transactions similar to the Reorganization or securities of a type similar to the Equity Units, Special Tax Counsel believe there is significant uncertainty and no assurance can be given that the IRS or the courts will agree. Triton Delaware believes, based upon the advice of Lehman and J.P. Morgan, that, as of February 14, 1996, the fair market value of a Class B Share would be approximately $3.50 and the fair market value of one-tenth of one share of Triton Delaware Preferred Stock would be approximately $49, based upon the closing price of the Triton Delaware Common Stock on the NYSE Composite Transactions Tape on February 13, 1996 of $52.50. Triton Delaware will provide stockholders making an Equity Unit Election with its updated estimate (after consultation with Lehman and J.P. Morgan) of the fair market value of the Triton Delaware Preferred Stock and the Class B Shares as of the Effective Time of the Reorganization. No assurance can be given that the IRS will not take the position that Class B Shares have a higher fair market value than that estimated by Triton Delaware. Moreover, the IRS may argue that the entire fair market value of the Equity Units should be treated as taxable consideration in the Reorganization. See "Certain Tax Considerations -- United States Federal Income Tax Consequences -- The Reorganization -- Equity Unit Election."

    Following   the   Reorganization,  Triton   Delaware  intends   to  transfer
substantially all the common stock of its subsidiaries engaged in business outside the United States, other than Triton Delaware's interests in the Cusiana and Cupiagua fields in Colombia and interests in Argentina, to Triton Cayman. Triton Delaware will retain preferred stock interests in a number of the subsidiaries so transferred to Triton Cayman. It is not expected that the transfers will result in significant gain for U.S. federal income tax purposes. The actual purchase prices of the common stock to be transferred will be determined by Triton Delaware based on independent third party appraisals on the dates of the transfers. The appraisals will not be binding on the IRS, which may argue that the taxable gain on the transfer is larger, perhaps exceeding Triton Delaware's available net operating loss carryforwards of approximately $200 million.

    ABSENCE OF PRIOR MARKET. Currently, there is no established trading market for the Class A Shares or the Unit Depositary Shares. Although application has been granted to list the Unit Depositary Shares for trading on the New York Stock Exchange, there can be no assurance that an active public market for the Unit Depositary Shares will develop or be sustained. In addition, although Receipts must be issued, if at all, in respect of at least the Minimum Election Number, it is not possible to determine how many Unit Depositary Shares will be issued upon the consummation of the Reorganization and therefore the extent to which a trading market in the Unit Depository Shares will develop. Triton Delaware expects that because the number of Unit Depositary Shares will be, at most, one-third the number of Class A Shares issued upon consummation of the Merger, the trading market for the Unit Depositary Shares will be less liquid.

    NO ASSURANCE AS TO TRADING VALUE. Triton Delaware believes that the inherent value of a Class A Share is substantially equivalent to the inherent value of an Equity Unit. There can be no assurance, however, that the market price of a Class A Share will equal the market price of an Equity Unit upon consummation of the Reorganization or at any time thereafter.

    THE OIL AND GAS INDUSTRY GENERALLY. Oil prices have been subject to significant fluctuations over the past two decades. Levels of production maintained by the Organization of Petroleum Exporting Countries member nations and other major oil producing countries, and the actions of oil traders, are expected to continue to be major determinants of petroleum price movements in the near term. It is impossible to predict future petroleum price movements with any certainty. Triton Delaware and Triton Cayman may from time to time enter into contracts to hedge risk against changing oil prices.

    Triton Delaware's oil and gas business is, and Triton Cayman's oil and gas business will be, subject to all of the operating risks normally associated with the exploration for and production of oil and gas, including blowouts, cratering, pollution, earthquakes, labor disruptions and fires, each of which could result in damage to or destruction of oil and gas wells, formations, production facilities or properties, or in personal injury. In accordance with customary industry practices, Triton Delaware maintains, and Triton Cayman will maintain, insurance coverage limiting financial loss resulting from certain of these operating hazards. Losses and liabilities arising from uninsured or underinsured events would reduce revenues and increase costs to Triton Delaware and Triton Cayman.

    Triton Delaware's oil and gas business is, and Triton Cayman's oil and gas business will be, also subject to laws, rules and regulations in the countries in which they operate, which generally pertain to production control, taxation, environmental and pricing concerns and other matters relating to the petroleum industry.

    Moreover, because Triton Delaware or Triton Cayman may not be the operator or own a majority interest in a number of contract areas, it will not be able to control the timing or manner in which capital expenditures will occur in these areas to the same degree as if it were the operator or owner of a majority interest. The inability of Triton Delaware or Triton Cayman to meet its obligations in these and other contract areas could have a material adverse effect on its interests in these contract areas.

    FINANCIAL POSITION. Triton Delaware reported income from continuing operations of $1.3 million and $5.9 million for the three and nine months ended September 30, 1995, respectively, but losses from continuing operations for the seven month transition period ended December 31, 1994 ($26.6 million) and for each of the last five fiscal years in the period ended May 31, 1994 ($4.6 million, $76.5 million, $81.3 million, $7.4 million and $50.2 million for 1994, 1993, 1992, 1991 and 1990, respectively). To date, working capital (amounting to $135.8 million as of September 30, 1995, excluding $3.9 million of long-term marketable securities), external sources of funding, asset sales and net cash flow from operations have been sufficient to service Triton Delaware's existing debt obligations, even though Triton Delaware has experienced losses. Triton Delaware expects to pursue financing alternatives and to dispose of certain assets or operations in order to meet expenditure requirements on existing or contemplated projects and to service its debt obligations, the timing and nature of which may be affected by, among other things, the timing and extent of production and capital expenditures in Colombia, Malaysia-Thailand and elsewhere. There can be no assurance as to the ability of Triton Delaware and, following the Reorganization, Triton Cayman, to effect sales of assets or to access public or private markets for such financings, the timing of such sales or financings or the proceeds, if any, that Triton Delaware or Triton Cayman could realize therefrom. Moreover, Triton Delaware's ability to pursue additional debt financing is, and Triton Cayman's ability to pursue debt financing will be, limited by covenants in the indenture pursuant to which $240 million principal amount of

Triton Delaware's 12% Senior Subordinated Discount Notes due 1997 (the "1997 Notes") were issued in 1992 and in the indenture pursuant to which $170 million principal amount of Triton Delaware's 9 3/4% Senior Subordinated Discount Notes due 2000 (the "2000 Notes") were issued in 1993.

    For information regarding Triton Delaware's financial position and results of operations and Triton Delaware's deficits of earnings to combined fixed charges and preferred dividends, see "Summary -- Selected Historical Financial and Oil and Gas Data" herein and Triton Delaware's Consolidated Statements of Operations, Consolidated Balance Sheets and Consolidated Statements of Cash Flows in Triton Delaware's annual and periodic reports and other documents incorporated herein by reference. For information regarding the pro forma financial position and results of operations of Triton Delaware and Triton Cayman, see the Pro Forma Consolidated Condensed Financial Statements, included elsewhere herein.

    ENVIRONMENTAL MATTERS. Triton Delaware is subject to extensive environmental laws and regulations. These laws regulate the discharge of oil, gas or other materials into the environment and may require Triton Delaware to remove or mitigate the environmental effects of the disposal or release of such materials at various sites. Triton Delaware does not believe that its environmental risks are materially different from those of comparable companies in the oil and gas industry. Nevertheless, no assurance can be given that environmental laws and regulations will not, in the future, adversely affect Triton Delaware's or Triton Cayman's results of operations, cash flows or financial position. Pollution and similar environmental risks generally are not fully insurable.

    RISKS OF FOREIGN OPERATIONS. Triton Delaware derives a significant portion of, and Triton Cayman will derive substantially all of, its consolidated revenues from foreign operations. Risks inherent in foreign operations include loss of revenue, property and equipment from such hazards as expropriation, nationalization, war, insurrection and other political risks, risks of increase in taxes and governmental royalties, renegotiation of contracts with governmental entities, as well as changes in laws and policies governing operations of foreign based companies. Other risks inherent in foreign operations are the possibility of realizing economic currency exchange losses when transactions are completed in currencies other than United States dollars and Triton Delaware's or Triton Cayman's ability to freely repatriate its earnings under existing exchange control laws.

    CERTAIN FACTORS RELATING TO COLOMBIA. Triton Delaware is a participant in significant oil and gas discoveries located in the Llanos Basin in the foothills of the Andes Mountains, approximately 160 kilometers (100 miles) northeast of Bogota, Colombia. Triton Delaware owns interests in three contiguous areas known as the Rio Chitamena, Santiago de las Atalayas ("SDLA") and Tauramena contract areas. Test results for the initial exploratory and subsequent delineation wells indicate that significant oil and gas deposits lie across the Rio Chitamena, SDLA and Tauramena contract areas (the "Cusiana Field"), and within the SDLA contract area (the "Cupiagua Field").

    Largely due to complex geology, drilling of wells in the Cusiana and Cupiagua fields has been comparatively difficult, lengthy in duration and expensive. Triton Delaware believes that considerable progress has been achieved in reducing the time and expenditures required to drill and complete wells in the Cusiana and Cupiagua fields based on experience gained from initial wells drilled. Although there can be no assurance, Triton Delaware believes that the experience gained in the area to date will allow the operator to continue to reduce the time and expenditures required to drill and complete wells in the area. However, because Triton Delaware is not the operator of these contract areas, Triton Delaware does not control the timing or manner of these operations.

    Full development of reserves in the Cusiana and Cupiagua fields will take several years and require additional drilling and extensive production facilities, which in turn will require significant additional capital expenditures, the ultimate amount of which cannot be predicted. Pipelines connect the major producing fields in Colombia to export facilities and to refineries. These pipelines are in the process of being upgraded to accommodate production from the Cusiana and Cupiagua fields.

    Guerilla activity in Colombia has from time to time disrupted the operation of oil and gas projects and increased costs. Although the Colombian government, Triton Delaware and its partners have taken steps to improve security and improve relations with the local population, there can be no assurance that attempts to reduce or prevent guerrilla activity will be successful or that such activity will not disrupt operations in the future.

    REGULATORY MATTER. On July 28, 1992, the Commission requested that Triton Delaware provide to the Commission, on a voluntary basis, information and documents regarding certain of Triton Delaware's employees and former employees, Triton Delaware's operations in Indonesia, Triton Delaware's dealings with Indonesian officials, and Triton Delaware's internal accounting controls. The staff of the Commission has advised Triton Delaware that Triton Delaware should not construe this inquiry as an indication that any violation of law has occurred or as an adverse reflection upon any person, entity or security. Subsequently, Triton Delaware has been advised that the Justice Department is conducting a similar inquiry. Triton Delaware continues to cooperate with both agencies. Based upon the information available to Triton Delaware to date, Triton Delaware believes that it will be able to resolve any issues that either agency ultimately might raise concerning these matters in a manner that would not have a material adverse effect on Triton Delaware's consolidated financial position.

                              THE SPECIAL MEETING

SPECIAL MEETING

    A Special Meeting of the Triton Delaware stockholders will be held at 10:00 a.m., Dallas time, on March 25, 1996, at Triton Energy Corporation, 6688 North Central Expressway, 12th Floor, Dallas, Texas 75206 (or any adjournments or postponements thereof) to consider and vote on the proposal to adopt the Merger Agreement and any other matters that may properly come before such meeting. The presence, in person or by proxy, of stockholders holding a majority of the outstanding Triton Delaware Common Stock entitled to vote at the Special Meeting will constitute a quorum.

    Management of Triton Delaware knows of no matters other than as described in the accompanying Notice of Special Meeting which are likely to be brought before the Special Meeting. However, if any other matters, not now known, properly come before such meeting, the persons named in the enclosed proxy will vote the proxy in accordance with their best judgment on such matters.

    THE  BOARD  OF DIRECTORS  OF TRITON  DELAWARE  HAS UNANIMOUSLY  APPROVED THE
PROPOSED  REORGANIZATION   AND  THE   MERGER  AGREEMENT   AND  RECOMMENDS   THAT
STOCKHOLDERS VOTE FOR THE PROPOSAL TO ADOPT THE MERGER AGREEMENT.

RECORD DATE

    Only Triton Delaware stockholders of record at the close of business on February 20, 1996, as shown on Triton Delaware's records, will be entitled to vote, or to grant proxies to vote, at the Special Meeting.

    The vote of any Triton Delaware stockholder who is represented at the Special Meeting by proxy will be cast as specified in the proxy or, if no vote is specified in the proxy, such vote will be cast FOR the proposal. Any Triton Delaware stockholder of record who is present at the Special Meeting in person will be entitled to vote at the meeting regardless of whether such stockholder has previously granted a proxy with respect thereto.

VOTE REQUIRED FOR ADOPTION

    Adoption of the Merger Agreement requires the affirmative vote of the stockholders of Triton Delaware who hold a majority of the outstanding shares of Triton Delaware Common Stock. Abstentions and broker "non-votes" will be treated as votes against the proposal to adopt the Merger Agreement. As of the record date described above, there were 35,917,480 shares of Triton Delaware Common Stock outstanding and entitled to vote. In addition, as of January 31, 1996, the directors and executive officers of Triton Delaware and affiliates of such persons directly owned, in the aggregate, approximately 200,000 shares (less than 1%) of the total number of shares of Triton Delaware Common Stock outstanding and have indicated their intention to vote such shares in favor of the proposal to adopt the Merger Agreement.

PROXIES

    GENERAL

    Each Triton Delaware stockholder as of the record date will receive a Proxy Card. A stockholder of Triton Delaware may grant a proxy to vote for or against, or to abstain from voting on, the proposal to adopt the Merger Agreement by marking his/her Proxy Card appropriately, executing it in the space provided, and, in the case of holders of Triton Delaware Common Stock appearing on the stock records of Triton Delaware, returning it to Triton Delaware. Triton Delaware stockholders who hold their Triton Delaware Common Stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee on voting their shares.

    To be effective, a Proxy Card must be received prior to the Special Meeting. Any properly executed proxy will be voted in accordance with the specification indicated on such Proxy Card. A properly executed and returned Proxy Card in which no specification is made will be voted FOR the proposal to adopt the Merger Agreement.

    If any other matters are properly presented at the Special Meeting for consideration, including consideration of a motion to adjourn the meeting to another time and/or place (including adjournments for the purpose of soliciting additional proxies), the persons named in the Proxy Card and acting thereunder will have the discretion to vote on such matters in accordance with their best judgment.

    REVOCATION

    In the case of holders of Triton Delaware Common Stock appearing on the stock records of Triton Delaware, a Proxy Card may be revoked at any time prior to its exercise by (a) giving written notice of such revocation to Triton Delaware, (b) appearing and voting in person at the Special Meeting, or (c) properly completing and executing a later-dated proxy and delivering it to Triton Delaware at or before the Special Meeting. Presence without voting at the Special Meeting will not automatically revoke a proxy, and any revocation during the meeting will not affect votes previously taken. Triton Delaware stockholders who hold their Triton Delaware Common Stock in the name of a bank, broker or other nominee should follow the instructions provided by their bank, broker or nominee in revoking their previously voted shares.

    VALIDITY

    All questions as to the validity, form, eligibility (including time of receipt), and acceptance of Proxy Cards will be determined by the inspectors of election. Any such determination will be final and binding. The Board of Directors of Triton Delaware will have the right to waive any irregularities or conditions as to the manner of voting. Triton Delaware may accept proxies by any reasonable form of communication so long as it can reasonably be assured that the communication is authorized by the Triton Delaware stockholder.

SOLICITATION OF PROXIES

    The accompanying proxy is being solicited on behalf of the Board of Directors of Triton Delaware. The expenses of preparing, printing and mailing the proxy and the materials used in the solicitation thereof will be borne by Triton Delaware.

    Georgeson & Company Inc. has been retained by Triton Delaware to aid in the solicitation of proxies, for a fee of $50,000 and the reimbursement of out-of-pocket expenses. Proxies may also be solicited by personal interview, telephone and telegram by directors, officers and employees of Triton Delaware who will not receive additional compensation for such services. Arrangements also may be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of Triton Delaware Common Stock held by such persons, and Triton Delaware will reimburse them for reasonable expenses incurred by them in connection therewith.

PROPOSALS OF STOCKHOLDERS

    Any stockholder who desired to present proposals to Triton Delaware's (or, if the Reorganization is consummated, Triton Cayman's) 1996 Annual Meeting of Stockholders and to have such proposals set forth in the proxy statement mailed in conjunction with such Annual Meeting was required to have submitted such proposals to Triton Delaware by December 5, 1995. All stockholder proposals are required to comply with Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act.

                       TRITON DELAWARE AND TRITON CAYMAN

    Triton Delaware is an international oil and gas exploration company primarily engaged in exploration and production through subsidiaries and affiliates. Triton Delaware's principal properties and operations are located in Colombia and Malaysia-Thailand. Triton Delaware also has oil and gas interests in other Latin American and Asian countries, Europe, Australia and North America.

    Triton Cayman is a newly formed Cayman Islands company and a wholly-owned subsidiary of Triton Delaware. Triton Cayman was formed to become the parent holding company of Triton Delaware. All of the capital stock of Triton Cayman is currently held by Triton Delaware. After the consummation of the Reorganization, Triton Delaware will become a subsidiary of Triton Cayman and substantially all of Triton Delaware's businesses or subsidiaries located outside of the United States, other than Triton Delaware's interests in the Cusiana and Cupiagua fields in Colombia and interests in Argentina, will be transferred to Triton Cayman. See the Pro Forma Consolidated Condensed Financial Statements, included elsewhere herein. Triton Cayman has formed a wholly-owned subsidiary, Sub, specifically to effect the Reorganization. Neither Triton Cayman nor Sub has any significant assets or capitalization nor has engaged in any business or prior activities other than in connection with the Reorganization.

                               THE REORGANIZATION

GENERAL

    The Board of Directors of Triton Delaware has unanimously approved, and recommends that the stockholders of Triton Delaware adopt, a proposed corporate reorganization pursuant to which Triton Cayman, a Cayman Islands company, will become the parent holding company of Triton Delaware. It is proposed that the Reorganization be effected pursuant to the Merger Agreement. After the consummation of the Reorganization, Triton Cayman will continue to conduct the businesses in which Triton Delaware is now engaged and substantially all of the businesses or subsidiaries of Triton Delaware located outside of the United States, other than Triton Delaware's interests in the Cusiana and Cupiagua fields in Colombia and interests in Argentina, will be transferred to Triton Cayman. The relative voting rights of Triton Delaware stockholders as shareholders of Triton Cayman will not change as a result of the Reorganization. See " -- Transfer of Assets," "Description of Authorized Shares of Triton Cayman-Voting and Other Rights," " -- Special Rights Upon the Occurrence of Certain Events" and "Comparison of Rights of Stockholders."

BACKGROUND AND REASONS FOR THE REORGANIZATION

    International activities of Triton Delaware and its subsidiaries are a significant part of Triton Delaware's business activities. Triton Delaware's income is now, and is expected to continue to be, primarily derived from activities outside of the United States.

    The Board of Directors of Triton Delaware believes that the establishment of a Cayman Islands holding company for Triton Delaware and its subsidiaries will allow Triton Delaware to organize its international business activities to avail itself of certain business, tax and financing advantages compared to those that would be available to it if the parent corporation were a U.S. corporation. Accordingly, the Board of Directors of Triton Delaware believes the Reorganization should have a favorable impact on the conduct of Triton Delaware's future business operations. In particular, the Board of Directors of Triton Delaware is recommending the Reorganization for the following reasons:

           (a)
           The Board believes that the creation of a Cayman Islands parent corporation will reduce corporate income taxes because, unlike the
    U.S. tax system which imposes corporate income tax on the worldwide income of United States corporations, the Cayman Islands generally imposes no corporate income taxes on foreign income. Income taxes will therefore be reduced to the extent operations, for example, in the Malaysia-Thailand Joint Development Area, are conducted after the Reorganization by Triton Cayman or its foreign subsidiaries.

           (b)
           The Board believes that the change of domicile may have a favorable effect on its ability to sell assets or raise additional capital in the future. The Code currently provides for the payment of certain estate taxes in respect of the value of shares in a U.S. corporation owned by a non-U.S. investor. In addition, the distributions with respect to stock in a U.S. corporation to non-resident aliens could be subject to certain withholding taxes under the Code. The Code currently does not generally provide for estate or withholding taxes on distributions for non-resident aliens in respect of stock of a non-U.S. corporation.

           (c)
           The Board believes that an offshore holding company structure in the form proposed by the Reorganization may provide a more suitable corporate structure for expansion of its current business and future acquisitions and diversification opportunities. Triton Delaware currently has no plans for specific acquisitions or to diversify its business from the business it is currently conducting.

    In determining to recommend the Reorganization, the Board consulted with Triton Delaware's management and its financial and legal advisors, and considered a number of factors, including the opinions of its financial advisors that, as of the date of such opinions, the inherent value of a Class A Share and the inherent value of an Equity Unit are substantially equivalent, as well as the Board's desire to afford stockholders electing to receive Equity Units the opportunity to be able to defer a substantial portion of their taxable gain. Special Tax Counsel are of the opinion that it is more likely

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
than not that the Triton Delaware Preferred Stock will be treated as stock of Triton Delaware and that the receipt of shares of the Triton Delaware Preferred Stock by stockholders who elect to receive Equity Units will not be a taxable transaction. See "Certain Tax Considerations."

FINANCIAL ADVISORS

    The Board of Directors of Triton Delaware has received opinions, each dated February 14, 1996, from Lehman and J.P. Morgan that, as of the date of such opinions, (i) the inherent value of a Class A Share is substantially equivalent to the inherent value of an Equity Unit and (ii) an allocation of the fair market value of the components of an Equity Unit of $3.50 for a Class B Share and $49.00 for one-tenth of one share of Triton Delaware Preferred Stock, based on a closing trading price of $52.50 per share of Triton Delaware Common Stock on February 13, 1996, is reasonable. The full text of each of the opinions has been filed as an exhibit to the Registration Statement of which this Proxy Statement/ Prospectus is a part.

    In connection with rendering their opinions, Lehman and J.P. Morgan (a) reviewed and analyzed the Merger Agreement, this Proxy Statement/Prospectus, the specific terms of the Reorganization and certain publicly available information concerning Triton Delaware; (b) reviewed and analyzed financial and operating information and projections of Triton Delaware and Triton Cayman provided by Triton Delaware; (c) reviewed and analyzed reserve reports and projected economics relating to Triton Delaware's oil and gas assets provided by Triton Delaware; (d) compared the trading history of Triton Delaware Common Stock with that of the securities of certain other publicly-traded companies; and (f) compared the historical financial results and present financial condition of Triton Delaware with those of certain other companies. In addition, both Lehman and J.P. Morgan discussed with management of Triton Delaware the business, operations, assets, financial conditions and prospects of Triton Delaware and undertook such other analyses and examinations and considered such other factors as such financial advisors deemed appropriate.

    In rendering their opinions, Lehman and J.P. Morgan assumed and relied upon the accuracy and completeness of the financial and other information used by them without assuming any responsibility for independent verification of such information and further relied upon the assurances of management of Triton Delaware that they are not aware of any facts that would make such information inaccurate or misleading. With respect to the financial projections referred to in clause (b) above, Lehman and J.P. Morgan assumed that such projections were reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of Triton Delaware as to the future financial performance of Triton Delaware and Triton Cayman and that Triton Delaware and Triton Cayman will perform substantially in accordance with such projections. Neither Lehman nor J.P. Morgan conducted a physical inspection of the properties and facilities of Triton Cayman or Triton Delaware. In addition, each opinion states that it is necessarily based on the economic, market and other conditions as in effect on, and the information made available to such financial advisor as of, the date of such opinion.

    THE BOARD OF DIRECTORS OF TRITON DELAWARE HAS UNANIMOUSLY APPROVED THE PROPOSED REORGANIZATION AND RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ADOPTION OF THE MERGER AGREEMENT.

THE MERGER AGREEMENT

    GENERAL

    It is proposed that the Reorganization be effected pursuant to the Merger Agreement. Pursuant to the Merger Agreement:

           (i)
           Sub will be merged with and into Triton Delaware, with Triton Delaware being the surviving corporation.

          (ii)
           Except as set forth below in paragraph (iv) and under "Equity Unit Election," each outstanding share of Triton Delaware Common Stock will be automatically converted into one Class A Share.

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
         (iii)
           The outstanding shares of common stock of Sub will be automatically converted into a number of shares of common stock of Triton Delaware equal to the number of shares of Triton Delaware Common Stock outstanding immediately prior to the Effective Time of the Merger.

          (iv)
           The outstanding ordinary shares of Triton Cayman and the Triton Delaware Common Stock held by Triton Delaware prior to the time the
    Reorganization is effected will be cancelled.

    As a result of the foregoing, upon effectiveness of the Merger, Triton Delaware, as the surviving corporation in the Merger, will become a subsidiary of Triton Cayman, and all the Class A Shares of Triton Cayman outstanding immediately after the Merger will be owned by former common stockholders of Triton Delaware.

    The certificate of incorporation of Triton Delaware shall be the Certificate of Incorporation of the surviving corporation of the Merger and will be amended as set forth in Exhibit A to the Merger Agreement.

    Also in connection with the Merger, each outstanding share of Convertible Preferred Stock of Triton Delaware will be automatically converted into one Convertible Preference Share of Triton Cayman, subject to dissenters' appraisal rights. See " -- Rights of Dissenting Stockholders" and "Description of Authorized Shares of Triton Cayman -- Preference Shares -- Convertible Preference Shares."

    AMENDMENT OR TERMINATION

    Triton Delaware, Triton Cayman and Sub, by action of their respective Boards of Directors, may amend, modify or supplement the Merger Agreement at any time before or after its adoption by the stockholders of Triton Delaware. After such approval, no amendment, modification or supplement may be made or effected that by law requires further approval by such stockholders without the further approval of such stockholders.

    The Merger Agreement provides that it may be terminated, and the Reorganization abandoned, at any time, whether before or after stockholder approval of the Merger Agreement is obtained, by action of the Board of Directors of Triton Cayman.

CONDITIONS TO CONSUMMATION OF THE REORGANIZATION

    The Reorganization will not be consummated unless the Merger Agreement is adopted by the requisite vote of stockholders of Triton Delaware.

EQUITY UNIT ELECTION

    Subject to the Equity Unit Limitation, record holders of Triton Delaware Common Stock will be entitled to make an unconditional election (an "Equity Unit Election") on or prior to the Election Date to receive one Equity Unit in exchange for each share of Triton Delaware Common Stock held by such holders in lieu of such shares being automatically converted into Class A Shares upon consummation of the Reorganization. If the number of Electing Shares exceeds the Maximum Election Number, then the aggregate number of Electing Shares to be exchanged for Equity Units in the Merger in connection with any Equity Unit Election will be reduced by multiplying the number of Electing Shares covered by such Equity Unit Election by a proration factor (the "Proration Factor") determined by dividing the Maximum Election Number by the total number of Electing Shares. The number of Electing Shares covered by each Equity Unit Election which will be exchanged for Equity Units will be that number which results from multiplying the number of such Electing Shares by the Proration Factor. Electing Shares not exchanged for Equity Units as a result of proration will instead be automatically converted into Class A Shares on the basis described above under "The Merger Agreement." In the event that the number of Electing Shares is less than the Minimum Election Number, no Equity Units will be issued and Electing Shares will be automatically converted into Class A Shares on the basis described above under "The Merger Agreement."

    Each Equity Unit issued in connection with the Merger will consist of one Class B Share and one-tenth of one share of Triton Delaware Preferred Stock, which securities will be paired and after such pairing may only be traded together as an Equity Unit and will not be separately transferable. In lieu of distributing the Equity Units to holders who make an Equity Unit Election, such Equity Units will be deposited with the Depositary in exchange for the issuance of Unit Depositary Shares, each representing one Equity Unit, Receipts for which will be distributed to stockholders. To the extent required, the Exchange Agent will requisition from the Depositary such number of Receipts as are issuable in respect of shares of Triton Delaware Common Stock properly delivered to the Exchange Agent along with the Form of Election up to the Maximum Election Number.

    EQUITY UNIT ELECTION PROCEDURE

    The form for making an Equity Unit Election (the "Form of Election") is being mailed to holders of Triton Delaware Common Stock with this Proxy Statement/Prospectus. FOR A FORM OF ELECTION TO BE EFFECTIVE, HOLDERS OF TRITON DELAWARE COMMON STOCK MUST PROPERLY COMPLETE SUCH FORM OF ELECTION, AND SUCH FORM, TOGETHER WITH CERTIFICATES FOR THE SHARES OF TRITON DELAWARE COMMON STOCK TO WHICH SUCH FORM RELATES, DULY ENDORSED IN BLANK OR OTHERWISE IN FORM ACCEPTABLE FOR TRANSFER ON THE BOOKS OF TRITON DELAWARE, MUST BE RECEIVED BY CHEMICAL MELLON SHAREHOLDER SERVICES, L.L.C. (THE "EXCHANGE AGENT"), AT THE ADDRESS SET FORTH IN THE FORM OF ELECTION AND NOT WITHDRAWN, BY 5:00 P.M., NEW YORK CITY TIME ON THE BUSINESS DAY NEXT PRECEDING THE DATE OF THE SPECIAL MEETING (THE "ELECTION DATE").

    The determinations of the Exchange Agent as to whether or not Equity Unit Elections have been properly made or revoked and when such elections or revocations were received will be binding.

    For a description of the Class B Shares and the Triton Delaware Preferred Stock contained in an Equity Unit, see "Description of Authorized Shares of Triton Cayman" and "Description of Triton Delaware Preferred Stock." For a description of the Receipts, see "Description of Receipts."

EFFECTIVE TIME

    If the Merger Agreement is adopted by the stockholders of Triton Delaware and not terminated by the Board of Directors of Triton Cayman, the Reorganization will become effective (the "Effective Time") at the close of business on the date that an appropriate certificate of merger is filed with the Delaware Secretary of State as required by Delaware law or at such later time as is specified in such certificate of merger. Triton Delaware anticipates that the Reorganization will become effective promptly following the Special Meeting.

    Immediately following the Effective Time of the Reorganization, Triton Cayman will have the same subsidiaries and affiliates and the same directors and executive officers as Triton Delaware had immediately prior to such date. See the Pro Forma Consolidated Condensed Financial Statements, included elsewhere herein.

RIGHTS OF DISSENTING STOCKHOLDERS

    Pursuant to Section 262 of the DGCL, the holders of Triton Delaware Common Stock do not have "dissenters appraisal rights" in connection with the Reorganization because, among other reasons, such shares are listed on a national securities exchange. Record holders of Convertible Preferred Stock of Triton Delaware, although not entitled to vote in connection with the Merger under Delaware law, are entitled to appraisal rights under Section 262 of the DGCL in connection with the Merger subject to compliance with the procedures set forth in Section 262 of the DGCL in connection with the Merger.

EXCHANGE OF SHARE CERTIFICATES

    As of the Effective Time of the Reorganization, the stockholders of Triton Delaware prior to the Effective Time (other than those stockholders who receive Equity Units) will automatically become the owners of Class A Shares and, as of the Effective Time, will cease to be owners of Triton Delaware Common Stock. Stock certificates representing Triton Delaware Common Stock will, at the Effective

Time, automatically represent Class A Shares. Stockholders of Triton Delaware Common Stock will not be required to exchange their stock certificates as a result of the Reorganization. Should a stockholder desire to sell some or all of his Class A Shares after the Effective Time, delivery of the stock certificate or certificates which previously represented shares of Triton Delaware Common Stock will be sufficient.

    Following the Reorganization, certificates bearing the name of Triton Cayman will be issued in the normal course upon surrender of outstanding Triton Delaware Common Stock certificates for transfer or exchange. If any stockholder surrenders a certificate representing shares of Triton Delaware Common Stock for exchange or transfer and the new certificate to be issued is to be issued in a name other than that appearing on the surrendered certificate theretofore representing the Triton Delaware Common Stock, it will be a condition to such exchange or transfer that the surrendered certificate be properly endorsed and otherwise be in proper form for transfer and that the person requesting such exchange or transfer either (i) pay Triton Cayman or its agents any taxes or other governmental charges required by reason of the issuance of a certificate registered in a name other than that appearing on the surrendered certificate or
(ii) establish to the satisfaction of Triton Cayman or its agents that such taxes or other governmental charges have been paid.

ODD-LOT PROGRAM

    On a date as soon as practicable after this Proxy Statement/Prospectus is mailed to stockholders (the "Mailing Date"), Triton Delaware will mail to each stockholder who holds fewer than 100 shares of Triton Delaware Common Stock information with respect to, and a form for use in connection with, the Odd-Lot Program. Pursuant to the terms of the Odd-Lot Program, each holder of Triton Delaware Common Stock who holds fewer than 100 shares thereof and elects to participate in the Odd-Lot Program may instruct the Exchange Agent, acting as the agent for such stockholder, to sell all, but not less than all, of such stockholder's shares of Triton Delaware Common Stock on the NYSE for its account for cash.

    The Odd-Lot Program will commence shortly after the Mailing Date and remain open until the business day prior to the Special Meeting. A stockholder selling shares of Triton Delaware Common Stock under the Odd-Lot Program will receive the weighted average price for all shares of Triton Delaware Common Stock sold under the Odd-Lot Program in open market transactions on the day the participant's sale occurs, less a small fee to cover administrative fees and brokerage transactions. Triton Delaware will not solicit or make any recommendations to stockholders to sell shares of Triton Delaware Common Stock in the Odd-Lot Program. See "Certain Tax Considerations" for a discussion of the federal income tax treatment of the sale of shares in the Odd-Lot Program.

STOCK COMPENSATION PLANS

    If the Reorganization is consummated, Triton Delaware's stock option plans (including the Amended and Restated 1992 Stock Option Plan) will be amended to provide that Class A Shares will thereafter be issued by Triton Cayman upon exercise of any options issued thereunder. The retirement, restricted stock, convertible debenture and other employee benefit plans of Triton Delaware will be similarly revised or amended, as necessary.

    Stockholder  approval  of   the  Merger  Agreement   will  also   constitute
stockholder approval of amendments to the stock option, restricted stock, convertible debenture and other employee benefit plans providing for future use of Class A Shares in lieu of Triton Delaware Common Stock thereunder.

SHAREHOLDER RIGHTS PLAN

    Under  the Shareholder Rights Plan  of Triton Delaware, dated  as of May 22,
1995 (the "Shareholders Rights Plan"), between Triton Delaware and Chemical Bank, as Rights Agent, preferred stock purchase rights were issued to holders of Triton Delaware's Common Stock at the rate of one right for each share of Triton Delaware Common Stock. In connection with the Reorganization, the Shareholder Rights Plan will be amended to provide that the existing rights will expire immediately prior to the Effective Time.

    Triton Cayman will adopt a Shareholder Rights Plan pursuant to which preference share purchase rights will be issued to holders of Class A Shares and Class B Shares at the rate of one right for each share issued in connection with the Merger. See "Description of Authorized Shares of Triton Cayman -- Preference Shares -- Preference Share Purchase Rights."

STOCK EXCHANGE LISTING

    There is currently no established public trading market for the Class A Shares or the Unit Depositary Shares. Immediately following the Reorganization, the Class A Shares will be listed on the NYSE under the symbol "OIL," the same symbol under which the Triton Delaware Common Stock is currently listed. The Unit Depositary Shares have been approved for listing, subject to notice of issuance, on the NYSE under the symbol "OIL.B".

ACCOUNTING TREATMENT OF THE REORGANIZATION

    The acquisition by Triton Cayman of Triton Delaware in connection with the Reorganization will be accounted for as a combination of entities under common control (as if it were a pooling of interests).

TRANSFER OF ASSETS

    Following the Reorganization, subject to the retention of certain preferred stock interests, Triton Delaware intends to transfer to Triton Cayman substantially all of its businesses and subsidiaries located outside of the United States, other than Triton Delaware's interests in the Cusiana and Cupiagua fields in Colombia and interests in Argentina. Such actions will not require the approval of the stockholders of Triton Delaware. See the Pro Forma Consolidated Condensed Financial Statements, included elsewhere herein.

                           CERTAIN TAX CONSIDERATIONS

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material U.S. federal income tax consequences generally applicable to holders of Triton Delaware Common Stock and Convertible Preferred Stock of the Reorganization, and of the ownership of Triton Delaware Preferred Stock, Class B Shares, Class A Shares and Convertible Preference Shares. The discussion contained in this Proxy Statement/Prospectus is based on the law in effect as of the date of this Proxy Statement/Prospectus. Triton Delaware will receive opinions at the Effective Time from Simpson Thacher & Bartlett and Weil, Gotshal & Manges LLP ("Special Tax Counsel") reaffirming as of such date certain opinions set forth in this Proxy Statement/Prospectus. In delivering their opinions Special Tax Counsel will receive and rely upon certain representations from Triton Delaware, and certain other information, data, documentation and other materials as Special Tax Counsel deem necessary. There are no regulations, published rulings or judicial decisions directly on point with respect to certain aspects of the Reorganization and the securities to be issued pursuant thereto. Accordingly, Special Tax Counsel are unable to reach an unqualified conclusion on certain matters as indicated below. Opinions of counsel are not binding upon either the IRS or the courts. Triton Delaware does not intend to request a ruling from the IRS with respect to the Reorganization. This summary does not address the tax treatment of the Reorganization under applicable state, local, foreign or other tax laws and generally does not take account of rules that may apply to holders that are subject to special treatment, including, without limitation, insurance companies, dealers in securities, certain retirement plans, financial institutions, tax exempt organizations or stockholders who acquired shares pursuant to the exercise of an employee stock option or otherwise as compensation. Stockholders are urged to consult their own tax advisors as to the particular tax consequences to them of the Reorganization. For purposes of this discussion, a "U.S. Holder" is any stockholder that is a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source. A Non-U.S. Holder is any stockholder other than a U.S. Holder. The discussion below assumes that the Triton Delaware Common Stock, Triton Delaware Preferred Stock and Convertible Preferred Stock exchanged in the Reorganization are held as capital assets.

THE REORGANIZATION

    RECEIPT OF CLASS A SHARES

    Pursuant to Section 367(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and recently issued temporary Treasury Regulations promulgated thereunder, U.S. Holders exchanging their Triton Delaware Common Stock for Class A Shares will recognize gain, if any (but not loss) on the transaction. In general, for U.S. federal income tax purposes, a U.S. Holder will recognize gain equal to the excess of the fair market value of the Class A Shares received by the holder pursuant to the Reorganization over the holder's aggregate adjusted basis in the Triton Delaware Common Stock exchanged therefor. Any such gain will be capital gain and will be long-term if, as of the date of the Reorganization, the Triton Delaware Common Stock was held for more than one year. In such event
(i) the basis of the Class A Shares will be equal to their fair market value on the date of the Reorganization (except in the case of holders realizing a loss on the exchange whose basis will be the same as the basis of their Triton Delaware Common Stock exchanged therefor) and (ii) the holding period of the Class A Shares will commence on the day after the date of the Reorganization (except in the case of holders realizing a loss on the exchange whose holding period will include the period such holders held their Triton Delaware Common Stock). Subject to certain exceptions, Non-U.S. Holders will be subject to U.S. federal income tax on gain realized, if any, on the exchange of Triton Delaware Common Stock for Class A Shares only if such gain is effectively connected with the conduct of a trade or business in the United States or, in the case of a Non-U.S. Holder that is an individual who holds the Triton Delaware Common Stock as a capital asset, such holder is present in the United States for 183 or more days in the taxable year and certain other conditions apply.

    EQUITY UNIT ELECTION

    The tax consequences of the Reorganization to U.S. Holders who make an Equity Unit Election will depend in part upon whether the Triton Delaware Preferred Stock received from Triton Delaware in the Reorganization is treated as stock of Triton Delaware for U.S. tax purposes. Special Tax Counsel are of the opinion that it is more likely than not that the Triton Delaware Preferred Stock will be treated as stock of Triton Delaware. However, in view of the absence of any authority dealing with transactions similar to the Reorganization or securities of a type similar to the Equity Units, there is significant uncertainty regarding this conclusion and no assurance can be given that the IRS or the courts will agree. Special Tax Counsel have reached this conclusion based, among other things, on the liquidation preference, the right to share in dividends and the voting rights attached to the Triton Delaware Preferred Stock. Assuming the Triton Delaware Preferred Stock is treated as stock of Triton Delaware issued by Triton Delaware in exchange for Triton Delaware Common Stock then (A)(i) no gain or loss would be recognized by exchanging stockholders with respect to the receipt of the Triton Delaware Preferred Stock, (ii) the basis of the Triton Delaware Preferred Stock will be the same as the basis of the Triton Delaware Common Stock treated as exchanged therefor, and (iii) the holding period of the Triton Delaware Preferred Stock will include the holding period of the shares of Triton Delaware Common Stock treated as exchanged therefor and (B) pursuant to Section 367(a) of the Code and applicable Treasury Regulations, U.S. Holders will recognize gain, if any (but not loss), in an amount equal to the excess of the fair market value of the Class B Shares received by the holder pursuant to the Reorganization over the holder's aggregate adjusted tax basis in the Triton Delaware Common Stock treated as exchanged therefor. Any such gain will be capital gain and will be long-term if, as of the date of the Reorganization, the Triton Delaware Common Stock was held for more than one year. In such event, (i) the basis of such Class B Shares will be equal to their fair market value on the date of the Reorganization (except in the case of holders realizing a loss on the exchange whose basis will be the same as the basis of their Triton Delaware Common Stock treated as exchanged therefor) and
(ii) the holding period of the Class B Shares will commence on the day after the date of the Reorganization (except in the case of holders realizing a loss on the exchange whose holding period will include the period such holders held their Triton Delaware Common Stock). Non-U.S. Holders receiving Equity Units will not generally be subject to U.S. federal income tax on gain realized as a result of the Reorganization except in the circumstances described above for non-U.S. Holders receiving Class A Shares. See "Receipt of Class A Shares".

    Based upon the advice of Lehman and J.P. Morgan, Triton Delaware believes that, on February 14, 1996, the fair market value of a Class B Share would be approximately $3.50 and the fair market value of one-tenth of one share of Triton Delaware Preferred Stock would be approximately $49 based upon the closing price of the Triton Delaware Common Stock on the NYSE Composite Transactions Tape on February 13, 1996 of $52.50. Triton Delaware will provide stockholders making an Equity Unit Election with its updated estimate (after consulatation with Lehman and J.P. Morgan) of the fair market value of one-tenth of one share of Triton Delaware Preferred Stock and the Class B Share as of the date of the Reorganization. However, the IRS is not bound by such valuations and no assurance can be given that the IRS will agree with them. If the IRS were to successfully assert, for example, that the fair market value of the Class B Shares was greater than the updated valuation, stockholders making the Equity Unit Election and filing their tax return on the basis of such valuation would be subject to tax based on the higher valuation of the Class B Shares.

    The Merger Agreement provides (and by making an Equity Unit Election such stockholders will agree with Triton Delaware and Triton Cayman) that, with respect to stockholders exchanging Triton Delaware Common Stock for Equity Units, a portion of each such stockholder's Triton Delaware Common Stock so exchanged in the Reorganization will be transferred to Triton Delaware as consideration for the issuance of the Triton Delaware Preferred Stock and the remaining portion of the Triton Delaware Common Stock so exchanged by each such stockholder in the Reorganization will be transferred to Triton Cayman as consideration for the issuance by Triton Cayman of the Class B Shares. Such allocation shall be determined based on the respective fair market values of the Triton Delaware Preferred Stock and the Class B Shares as estimated by Triton Delaware as described above on the date of the Reorganization. No assurance can be given that such allocation will be respected by the IRS.

    The IRS may assert that the Triton Delaware Preferred Stock should be treated as stock of Triton Cayman and was received as taxable consideration in the Reorganization. In that case, (i) the entire fair market value of the Equity Units would be taken into account in determining the gain recognized (rather than just the portion of such value attributable to the Class B Share), if any, in the Reorganization, (ii) the basis of the Equity Units would equal their fair market value on the date of the Reorganization (except in the case of holders realizing a loss on the exchange whose basis will be the same as their basis in the Triton Delaware Common Stock treated as exchanged therefor) and (iii) the holding period of the Equity Units would commence on the day after the date of the Reorganization (except in the case of holders realizing a loss in the Reorganization whose holding period would include the period such holders held their Triton Delaware Common Stock). As discussed above, Special Tax Counsel are of the opinion that it is more likely than not that the Triton Delaware Preferred Stock will be treated as stock of Triton Delaware. Nonetheless, Special Tax Counsel have advised Triton Delaware that there is significant uncertainty concerning this conclusion and in view of the lack of authority on transactions of this nature no assurance can be given that the IRS will not seek to treat the Triton Delaware Preferred Stock as stock of Triton Cayman or to recharacterize the transaction in some other manner which would result in additional income or gain being realized by U.S. Holders making the Equity Unit Election. U.S. Holders are urged to consult with their own tax advisors concerning the consequences of making an Equity Unit Election.

    Owners of the Unit Depositary Shares will be treated for U.S. federal income tax purposes as if they were owners of the Triton Delaware Preferred Stock and Class B Shares represented by such Unit Depositary Shares. Accordingly, such owners will be entitled to take into account for U.S. federal income tax purposes income and deductions to which they would be entitled if they were direct holders of such Triton Delaware Preferred Stock and Class B Shares.

    FORM 926 REPORTING REQUIREMENTS

    Pursuant to Section 6038B of the Code, a U.S. Holder is required to file an information return on IRS Form 926 along with certain additional information which must be attached thereto. Form 926 and its required attachments must be filed with such holder's U.S. federal income tax return for the taxable year that includes the Reorganization. The information which must be included with Form 926 is described in temporary Treasury Regulation Section 1.6038B-1T. Triton Delaware intends to provide such information to each U.S. Holder so as to enable each such holder to timely file Form 926.

    A U.S. Holder's failure to provide the information required by Section 6038B of the Code will result in, among other things, such holder being subject to a penalty equal to 25 percent of the amount of gain realized by the holder pursuant to the Reorganization.

    CERTAIN PROPOSED LEGISLATION

    Legislation has recently been proposed which could affect the tax treatment of the Reorganization. In particular, holders who make an Equity Unit Election should note that the President has proposed that certain "disqualified preferred stock" will generally no longer be permitted to be received as tax free consideration in corporate reorganizations occurring after December 7, 1995. Although the Triton Delaware Preferred Stock does not appear to constitute "disqualified preferred stock" within the meaning of the President's proposal because (among other things) of its participation rights, no assurance can be given that the proposal will not be altered so as to become applicable to the Triton Delaware Preferred Stock. In such case, holders who make an Equity Unit Election would be subject to tax with respect to the entire value of the Equity Units and not just the value attributable to the Class B Shares.

    Moreover the President's Budget proposal also contains provisions treating certain transactions as giving rise to constructive sales of appreciated securities for U.S. federal income tax purposes. Under this provision, taxpayers are generally deemed to have sold appreciated securities held by them if they have substantially eliminated both risk of loss and opportunity for gain on the appreciated securities. For these purposes, the granting of a call option with respect to appreciated securities may be treated as a deemed exchange on the date such option is granted but only if there is "substantial certainty" that such call will be exercised. Triton Delaware believes that neither the right of Triton Delaware or Triton Cayman to purchase the Equity Units is an option with respect to which there is "substantial certainty" of exercise. Nonetheless, it is uncertain how the term substantial certainty is to be interpreted for these purposes and in any event no assurance can be given that the provision will not be amended (or interpreted) so as to apply to the Triton Delaware Preferred Stock. In such case, holders who make an Equity Unit Election would be subject to tax with respect to the entire value of the Equity Units and not just the value attributable to the Class B Shares.

    RECEIPT OF CONVERTIBLE PREFERENCE SHARES

    The receipt of Convertible Preference Shares in exchange for Convertible Preferred Stock in the Reorganization by U.S. Holders will be a taxable transaction in which U.S. Holders of Convertible Preferred Stock will recognize gain, if any (but not loss), in an amount equal to the excess of the fair market value of the Convertible Preference Shares received in the Reorganization over their tax basis in the Convertible Preferred Stock exchanged therefor. Such gain will be capital gain and will be long term if as of the date of the Reorganization the Convertible Preferred Stock was held for more than one year. In such event (i) the basis of the Convertible Preference Shares will equal their fair market value on the date of the Reorganization (except in the case of holders realizing a loss on the exchange whose basis will be the same as the basis of their Convertible Preferred Stock) and (ii) the holding period of the Convertible Preference Shares will begin on the day after the date of the Reorganization (except in the case of holders realizing a loss in the Reorganization whose holding period would include the period such holders held their Convertible Preferred Stock). U.S. Holders of Convertible Preferred Stock who exercise their dissenters rights and receive cash in exchange for their Convertible Preferred Stock will recognize gain or loss equal to the difference between the basis of the Convertible

Preferred Stock and the cash received in exchange therefor. Such gain or loss will be capital gain or loss and will be long term if as of the date of the Reorganization the Convertible Preferred Stock was held for more than one year.

    Non-U.S. Holders of Convertible Preferred Stock will not generally be subject to U.S. federal income tax upon the receipt of Convertible Preference Shares or upon the exercise of dissenters rights except in the circumstances described above for Non-U.S. Holders receiving Class A Shares. See "Receipt of Class A Shares."

    Holders of Convertible Preferred Stock that also hold Triton Delaware Common Stock may be subject to special rules and should consult with their own tax advisors regarding the treatment to them of the receipt of Convertible Preference Shares.

    ODD-LOT PROGRAM

    U.S. Holders who exchange all of their Triton Delaware Common Stock for cash pursuant to the Odd-Lot program will recognize gain or loss equal to the difference between the basis of the Triton Delaware Common Stock and the cash received in exchange therefor. Such gain or loss will be capital gain or loss and will be long term if, as of the date of the disposition, the Triton Delaware Common Stock was held for more than one year. Non-U.S. Holders will not generally be subject to U.S. federal income tax on gain realized, if any, on the exchange of Triton Delaware Common Stock for cash except under the circumstances described above for Non-U.S. Holders receiving Class A Shares. See "The Reorganization -- Receipt of Class A Shares."

TRITON DELAWARE PREFERRED STOCK

    UNITED STATES FEDERAL INCOME TAXATION OF DIVIDENDS

    Assuming the Triton Delaware Preferred Stock is treated as stock of Triton Delaware, dividends paid on the Triton Delaware Preferred Stock should be taxable as ordinary income for U.S. federal income tax purposes to the extent of Triton Delaware's earnings and profits for the year in which the dividends are paid or Triton Delaware's earnings and profits accumulated in prior years. To the extent amounts paid as dividends to a holder of shares of Triton Delaware Preferred Stock are not paid out of Triton Delaware's current or accumulated earnings and profits, such amounts will first be applied to reduce the holder's tax basis in the shares of Triton Delaware Preferred Stock, and any amount in excess of tax basis will be treated as gain from the sale or exchange of the shares of Triton Delaware Preferred Stock.

    In the case of corporate holders of shares of Triton Delaware Preferred Stock the portion of the dividends paid from current or accumulated earnings and profits should qualify, subject to the limitations under Sections 246(c) and 246A of the Code, for the 70% dividends received deduction. In addition, under
Section 1059 of the Code, a corporate holder of Triton Delaware Preferred Stock may be required to reduce its tax basis in its shares of Triton Delaware Preferred Stock by the portion of any dividend paid on the Triton Delaware Preferred Stock that was not taxed because of the dividends received deduction if such dividend constitutes an "extraordinary dividend".

    UNITED STATES TAXATION OF NON-U.S. HOLDERS

    Under present U.S. federal income and estate tax law, and subject to the discussion below concerning backup withholding:

       (a) Withholding of U.S. federal income tax will be required with respect to the payment by Triton Delaware of dividends on Triton Delaware
    Preferred Stock owned by a Non-U.S. Holder at a rate of 30%, or such lower rate as may be specified by an applicable tax treaty. However, dividends received by a Non-U.S. Holder which are effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder are exempt from such withholding, in which case, such dividends will be subject to regular U.S. federal income tax.

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
       (b) No U.S. federal income tax will be payable with respect to any gain or income realized by a Non-U.S. Holder upon the sale or exchange of
    Triton Delaware Preferred Stock unless (i) such gain is effectively connected with the conduct of a U.S. trade or business by the Non-U.S. Holder or (ii) the Non-U.S. Holder is an individual who is present in the U.S. for a period aggregating 183 days or more during the calendar year in which such sale occurs and certain other conditions are met. Moreover, no withholding of U.S. federal income taxation will be required unless Triton Delaware is or has been a "United States real property holding corporation" for federal income tax purposes (Triton Delaware believes it is not and has not been a "United States real property holding corporation"); and

       (c) Triton Delaware Preferred Stock owned by an individual who at the time of death is a Non-U.S. Holder will be included in such Non-U.S.
    Holder's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

    Under current Treasury Regulations, dividends paid to an address outside the United States are presumed to be paid to a resident of such country for purposes of the withholding discussed above and, under the current interpretation of Treasury Regulations, for purposes of determining the applicability of a tax treaty rate. However, under proposed Treasury Regulations not currently in effect, a Non-U.S. Holder who wishes to claim a reduced rate of (or exemption from) withholding would be required to provide Triton Delaware with a properly executed (1) Internal Revenue Service Form 1001 (or successor form) claiming a reduced rate of withholding under the benefit of a tax treaty or (2) Internal Revenue Form 4224 (or successor form) stating that dividends paid on the Triton Delaware Preferred Stock are not subject to withholding tax because it is effectively connected with the Non-U.S. Holder's conduct of a trade or business in the United States.

CLASS A AND CLASS B SHARES AND CONVERTIBLE PREFERENCE SHARES

    UNITED STATES FEDERAL INCOME TAXATION OF DIVIDENDS

    For U.S. federal income tax purposes, the gross amount of dividends paid by Triton Cayman to U.S. Holders will be treated as foreign source dividend income to the extent paid out of Triton Cayman's current or accumulated earnings and profits. These dividends will not be eligible for the dividends received deduction generally allowed to U.S. corporate shareholders on dividends from U.S. domestic corporations. To the extent that an amount received by a U.S. Holder exceeds the allocable share of Triton Cayman's current and accumulated earnings and profits, such excess will be applied first to reduce such U.S. Holder's tax basis in its shares and then, to the extent in excess of such U.S. Holder's tax basis, such excess will constitute gain from a deemed sale or exchange of such shares. For U.S. foreign tax credit purposes, dividends on the shares will generally constitute "passive income", or, in the case of certain U.S. Holders, "financial services income."

    Certain adjustments (or failures to make adjustments) of the conversion rate of Convertible Preference Shares, based on Triton Cayman's issuance of certain rights, warrants, indebtedness, securities or other assets to holders of Ordinary Shares, may result in constructive distributions taxable as dividends to holders of Convertible Preference Shares or to holders of Ordinary Shares. Moreover, depending upon the circumstances, the payment of certain stock dividends to U.S. Holders of Ordinary Shares may be treated as taxable dividends.

    CONVERSION OF CLASS B SHARES

    If Triton Delaware liquidates, is dissolved or wound up, the Board of Directors of Triton Cayman may cause the Class B Shares to be converted into Class A Shares. Such conversion should not result in gain or loss to the holders of the Class B Shares.

    UNITED STATES TAXATION OF NON-U.S. HOLDERS

    Subject to certain exceptions, Non-U.S. Holders will be subject to U.S. federal income tax on dividend distributions with respect to, and gain realized from the sale or exchange of, Class A Shares, Class B Shares or Convertible Preference Shares only if such dividends or gains are effectively connected with the conduct of a trade or business within the United States or in the case of gains realized by Non-U.S. Holders that are individuals, such holders are present in the United States for 183 days or more during the taxable year of the sale and certain other conditions exist. Except as discussed below with respect to backup withholding, dividends paid by Triton Cayman will not be subject to U.S. withholding tax. Nonresident alien individuals will not be subject to U.S. estate tax with respect to shares of Triton Cayman.

    EXCHANGE OF EQUITY UNITS

    An exchange of Equity Units with Triton Cayman or Triton Delaware for cash will be a taxable transaction for U.S. federal income tax purposes. Consequently, U.S. Holders will be required to recognize gain or loss in an amount equal to the difference between the cash proceeds received in the exchange and the holder's adjusted tax basis in its Equity Units so exchanged. Such gain or loss will be capital gain or loss and will be long term, if as of the date of the disposition, the Equity Units were held for more than one year. U.S. Holders exchanging Equity Units for Ordinary Shares of Triton Cayman will be treated as though they had received such Ordinary Shares of Triton Cayman in exchange for an allocable portion of the Triton Delaware Preferred Stock and Class B Shares. Except possibly as described below, the part of the exchange attributable to the Triton Delaware Preferred Stock will be treated as a taxable transaction. U.S. Holders will recognize gain or loss equal to the difference between the fair market value of the Ordinary Shares of Triton Cayman treated as received in exchange for the Triton Delaware Preferred Stock and the basis of such Triton Delaware Preferred Stock. In such event (i) the basis of such Ordinary Shares of Triton Cayman will be equal to their fair market value and
(ii) the holding period for such Ordinary Shares of Triton Cayman will commence on the day after the date of the exchange.

    No gain or loss will be recognized by U.S. Holders with respect to Ordinary Shares of Triton Cayman treated as exchanged for Class B Shares. As a result, U.S. Holders will have (i) a basis in such Ordinary Shares of Triton Cayman equal to the basis of the Class B Shares treated as exchanged therefor and (ii) the holding period of such Ordinary Shares of Triton Cayman will include the holding period of such Class B Shares.

    It is possible that the exercise by Triton Cayman of its right to purchase the Equity Units in exchange for Ordinary Shares of Triton Cayman could qualify as a tax-free reorganization (in whole, rather than in part) notwithstanding the provisions of Section 367(a) of the Code and applicable Treasury Regulations. In such case, (i) no gain or loss would be recognized by U.S. Holders exchanging Equity Units solely for Ordinary Shares of Triton Cayman, (ii) the tax basis of Ordinary Shares of Triton Cayman received in the exchange will be the same as the Equity Units exchanged therefor and (iii) the holding period of the Ordinary Shares of Triton Cayman received in the exchange will include the holding period of the Equity Units exchanged therefor.

    The foregoing discussion describes the tax consequences relating to a purchase of all of a U.S. Holder's Equity Units. In the event either Triton Delaware or Triton Cayman exercises its purchase right with respect to some (but not all) of a U.S. Holder's Equity Units a portion of the consideration received may, depending on the particular circumstances, be treated as a dividend for U.S. federal income tax purposes. U.S. Holders are advised to consult their own tax advisors concerning the tax consequences to them of a transfer of some but not all of their Equity Units to Triton Delaware or Triton Cayman.

    CLASSIFICATION OF TRITON CAYMAN AS A CONTROLLED FOREIGN CORPORATION

    Under Section 951(a) of the Code, each "United States shareholder" of a "controlled foreign corporation" ("CFC") must include in its gross income for U.S. federal income tax purposes its pro rata share of the CFC's "subpart F income," even if the subpart F income is not distributed. In addition, gain on the sale of stock in a CFC realized by a United States shareholder is treated as ordinary income to the extent of the CFC's accumulated undistributed earnings and profits. Section 951(b) of the Code defines a United States shareholder ("U.S. Shareholder") as any U.S. corporation, citizen, resident or other U.S. person who owns (directly or through certain deemed ownership rules) 10% or more of the total combined voting power of all classes of stock of a foreign corporation. In general, a foreign corporation is treated as a CFC only if such U.S. Shareholders collectively own more than 50% of the total combined voting power or total value of the corporation's stock. Under these rules Triton Cayman does not expect to be a CFC. While it is possible that Triton Cayman could in the future be treated as a CFC, so long as a shareholder of Triton Cayman is not a U.S. Shareholder, Triton Cayman's status as a CFC should have no adverse effect on such holder.

    PASSIVE FOREIGN INVESTMENT COMPANIES

    Sections 1291 through 1297 of the Code contain special rules applicable with respect to foreign corporations that are "passive foreign investment companies" ("PFICs"). In general, a foreign corporation will be a PFIC if 75% or more of its income constitutes "passive income" or 50% or more of its assets produce passive income. If Triton Cayman were to be characterized as a PFIC, a U.S. Holder would be subject to a penalty tax at the time of its sale of (or receipt of an "excess distribution" with respect to) its shares. Moreover any such gain on the sale of shares would be taxable as ordinary income. In general, a shareholder receives an "excess distribution" if the amount of the distribution is more than 125% of the average distribution with respect to the stock during the three preceding taxable years (or the taxpayer's holding period if it is less than three years). In general, the penalty tax is equivalent to an interest charge on taxes that are deemed due during the taxpayer's holding period but not paid, computed by assuming that the excess distribution or gain (in the case of a sale) with respect to the shares was realized ratably over the holder's holding period. The interest charge is equal to the applicable rate imposed on underpayments of U.S. federal income tax for such period.

    The PFIC statutory provisions contain a look-through rule that states that, for purposes of determining whether a foreign corporation is a PFIC, such foreign corporation shall be treated as if it "received directly its proportionate share of the income" and as if it "held its proportionate share of the assets" of any other corporation in which it owns at least 25% of the stock. Under the look-through rule Triton Cayman would be deemed to own the assets and to have received the income of its subsidiaries directly for the purposes of determining whether Triton Cayman will be treated as a PFIC. As a result, Triton Cayman does not expect to be treated as a PFIC.

BACKUP WITHHOLDING AND INFORMATION REPORTING

    In general, information reporting requirements may apply to payments made with respect to, or cash proceeds of a sale or exchange of, the Triton Delaware Preferred Stock and Ordinary Shares. In addition, a holder may be subject to backup withholding under Section 3406 of the Code at a rate of 31% on such payments. Backup withholding will apply only if the holder (i) fails to furnish its Taxpayer Identification Number ("TIN"), which for an individual would be his or her social security number, (ii) furnishes an incorrect TIN, (iii) is notified by the IRS that it has failed to properly report payments of interest and dividends or (iv) under certain circumstances, fails to certify, under penalties of perjury, that it has furnished a correct TIN and has not been notified by the IRS that it is subject to backup withholding for failure to report interest and dividend payments. Backup withholding will not apply with resect to payments made to certain exempt recipients, such as corporations, tax-exempt organizations and foreign persons receiving payments that are subject to withholding under Section 1441 or Section 1442 of the Code or that would be subject to such withholding but for the provisions of a treaty or certain other exceptions.

    The amount of any backup withholding from a payment to a holder are allowed as a credit against such holder's federal income tax liability and may entitle such holder to a refund, provided that the required information is furnished to the IRS.

POST-REORGANIZATION TAXATION OF TRITON CAYMAN AND TRITON DELAWARE

    All of Triton Delaware's foreign subsidiaries are presently CFCs. As discussed above, under subpart F of the Code, a CFC is a foreign corporation that is owned (directly, indirectly or by attribution) more than fifty percent (50%), by vote or by value, by U.S. Shareholders. In the event that a foreign corporation is a CFC, a U.S. Shareholder of the CFC must include in income in its taxable year in which or with which the taxable year of the CFC ends, the total of, among other things, (i) its pro rata share of the CFC's subpart F income for such taxable year, (ii) its pro rata share of the CFC's increase in earnings invested in United States property for such year and (iii) its pro rata share of the lesser of the CFC's earnings and profits accumulated in taxable years beginning after September 30, 1993 or the amount of the CFC's passive assets in excess of twenty-five percent (25%) of total assets, computed on the basis of treating all CFC's commonly owned, directly or indirectly, by a more than fifty percent (50%) CFC parent as a single CFC. Thus, immediately prior to the Reorganization, Triton Delaware is, and has been, subject to the deemed income inclusion provisions described above as the only United States shareholder of Triton Delaware's foreign subsidiaries. After the Reorganization, Triton Delaware will continue to be subject to the deemed inclusion provisions with respect to any foreign subsidiaries that continue to be owned by Triton Delaware and Triton Cayman will not be subject to any deemed income inclusion with respect to its other direct or indirect subsidiaries.

CAYMAN ISLANDS TAX CONSEQUENCES

    According to Cayman Islands counsel, W.S. Walker & Company, at the present time there is no Cayman Islands income or profits tax, withholding tax, capital gains tax, capital transfer tax, estate duty or inheritance tax payable by a Cayman Islands company or its shareholders, other than shareholders resident in the Cayman Islands. Triton Cayman has obtained an assurance from the Minister of Finance of the Cayman Islands under the Tax Concessions Law (Revised) that, in the event that any legislation is enacted in the Cayman Islands imposing tax computed on profits or income, or computed on any capital assets, gain or appreciation, or any tax in the nature of estate duty or inheritance tax, such tax shall not until October 31, 2015 be applicable to Triton Cayman or to any of its operations or to the shares, debentures or other obligations of Triton Cayman except insofar as such tax applies to persons ordinarily resident in the Cayman Islands and holding such shares, debentures or other obligations of Triton Cayman or any land leased or let to Triton Cayman. Therefore, there will be no Cayman Islands tax consequences with respect to the Reorganization or with respect to subsequent distributions in respect of the Class A Shares, Class B Shares, Convertible Preference Shares and Triton Delaware Preferred Stock.

               DESCRIPTION OF AUTHORIZED SHARES OF TRITON CAYMAN

    The following statements with respect to Triton Cayman's capital stock are subject to the detailed provisions of Triton Cayman's Articles of Association (the "Articles of Association"), its Memorandum of Association (the "Memorandum of Association"), the resolutions with respect to the Preference Shares (the "Resolutions"), and the Preference Share Purchase Rights created pursuant to the Rights Agreement to be entered into between Triton Cayman and Chemical Bank, as Rights Agent (the "Rights Agreement"). These statements do not purport to be complete and, while Triton Cayman believes the descriptions of the material provisions of the Articles of Association, Memorandum of Association, Resolutions and Rights Agreement contained in this Proxy Statement/Prospectus are accurate statements with respect to such material provisions, such statements are subject to the detailed provisions in the Articles of Association, Memorandum of Association, Resolutions and Rights Agreement to which reference is hereby made for a full description of such provisions.

ORDINARY SHARES; GENERAL

    The Articles of Association provide that the authorized share capital of Triton Cayman is divided into 200,000,000 Class A Shares, 10,000,000 Class B Shares, 10,000,000 class C ordinary shares, par value $.01 per share (the "Class C Shares"), and 20,000,000 preference shares. The Class A Shares, the Class B Shares and the Class C Shares rank pari passu in all respects and have equal voting and other rights, except as set forth in the Articles of Association. For purposes of the discussion under "Description of Authorized Shares of Triton Cayman," the term "Ordinary Shares" includes Class A Shares, Class B Shares and Class C Shares.

    As described under "The Reorganization -- Equity Unit Election," at the Effective Time, subject to the Equity Unit Limitation, each Equity Unit exchanged for an Electing Share will be comprised of one Class B Share and one-tenth of one share of Triton Delaware Preferred Stock, which securities will be paired and will not be separately transferable. The aggregate number of Class B Shares issuable will be the aggregate number of Equity Units for which shares of Triton Delaware Common Stock are exchanged in the Merger. As described below, one Class A Share is designed to generally have economic rights substantially equivalent to the rights of the securities included in an Equity Unit, considered as a whole, except that, among other things, the holders of Equity Units, as a result of their ownership of the Triton Delaware Preferred Stock component of the Equity Units, are entitled to certain liquidation preferences and dividend and voting and other rights with respect to Triton Delaware (see "Description of Triton Delaware Preferred Stock") and the holders of Class A Shares are entitled to certain additional rights over the holders of Class B Shares with respect to Triton Cayman. See "Dividend Rights," "Purchase of Equity Units," "Liquidation of Triton Delaware" and "Liquidation of Triton Cayman" below.

    The rights of holders of Class B Shares have been specifically designed to permit such shares to be paired with and only transferable with one-tenth of one share of Triton Delaware Preferred Stock in the form of an Equity Unit that is to be distributed only in connection with the Merger to holders electing to receive such consideration. Accordingly, it is not intended that there be, and the Articles of Association do not permit, any further issuances of Class B Shares, or any security convertible into or exchangeable for any Class B Shares or any option or right of subscription to acquire any Class B Shares, except in connection with a stock dividend or stock split of Class B Shares. It is intended that Class A Shares will be available for future issuances of equity securities, if any, required by Triton Cayman to raise capital, in connection with acquisitions or otherwise. Accordingly, the Articles of Association provide for a greater number of Class A Shares to be authorized than Class B Shares. Moreover, because there will be no separate trading market for the Class B Shares and because the Class B Shares are not intended to be transferable independently of the shares of Triton Delaware Preferred Stock, any stock dividend of Class B Shares or any Class B Shares resulting from a consolidation or subdivision of the capital of Triton Cayman will be included in an Equity Unit. Pursuant to the Articles of Association, the number of Class B Shares included in an Equity Unit may be adjusted from time to time to take account of such events; PROVIDED, HOWEVER, that the number of Class B Shares included in an Equity Unit is required to be a whole number. One-tenth of one share of Triton Delaware Preferred Stock will be included in an Equity Unit. The number of Class B Shares included in an Equity Unit is hereinafter referred to as the "Pairing Ratio." As of the Effective Time, the Pairing Ratio will be one.

    It is intended that the Class C Shares will only be issued if (i) Triton Cayman exercises its right to purchase the Equity Units as described under "Description of Triton Delaware Preferred Stock - Purchase of Equity Units,"
(ii) Triton Cayman chooses to use Ordinary Shares rather than cash in connection with such purchase and (iii) the Cumulative Dividend Amount (as hereinafter defined) is a positive number. See "Purchase of Equity Units." The holders of the Class C Shares will be entitled to the same dividend rights, liquidation preferences and voting and other rights as the holders of the Class A Shares described below, except that they will be subject to certain preferential rights of the holders of the Class A Shares. See "Dividend Rights" and "Liquidation of Triton Cayman" below.

VOTING AND OTHER RIGHTS

    Under the Articles of Association, the holders of Ordinary Shares will be entitled to one vote for each share held on all matters submitted to shareholders' meetings, including the election and removal of directors, and will vote together as a single class with any voting preference shares unless the terms of any voting preference shares or the Articles of Association otherwise provide. The Articles of Association of Triton Cayman provide that the quorum required for a general meeting of the shareholders is a majority of the outstanding Ordinary Shares entitled to vote at such meeting. All matters voted upon at any duly held shareholders' meeting shall be carried by a majority of the votes cast at the meeting by shareholders represented in person or by proxy, except (i) election of directors, who are elected by plurality vote, (ii) approval of a merger or a similar arrangement, which, pursuant to Cayman Islands law, requires the approval by 75% of the votes cast (but, in any event, under the Articles of Association, at least a majority of the outstanding shares), and
(iii) approval of a Special

Resolution (as defined below). See "Comparison of Rights of Stockholders -- Stockholder Approval of Business Combinations." A change of corporate name, the voluntary dissolution, liquidation or winding-up of the affairs of Triton Cayman, a reduction of paid-up share capital, and any amendment to Triton Cayman's Articles of Association or Memorandum of Association require approval by a Special Resolution by the shareholders of Triton Cayman. A Special Resolution requires the approval of at least two-thirds of the votes cast by the shareholders represented in person or by proxy at a duly convened meeting. The Board of Directors or the President may at any time proceed to convene a general meeting of Triton Cayman. Triton Cayman must provide at least 10 days' notice of a general meeting.

    Because holders are not entitled to cumulate their votes, shareholders holding a majority of the outstanding Ordinary Shares, voting together as a class with the holders of any voting preference shares which may be issued, are able to elect all members of the board of directors of Triton Cayman. The Articles of Association of Triton Cayman provide that the directors are to be elected in three classes of approximately equal number and for a term of three years, with the result that shareholders will not vote for the election of a majority of directors in any single year. Holders of Ordinary Shares have no preemptive rights.

    As the registered holder of the Class B Shares contained in the Equity Units, pursuant to the Articles of Association, the Depositary will be entitled to appoint one or more persons (who may be one or more holders of the Unit Depositary Shares) to act as its representative at any general meeting of Triton Cayman. Any person so authorized may attend, vote and speak at such meeting as if he were an individual shareholder of Triton Cayman in respect of the number of Class B Shares that he is authorized to represent. It is presently expected that the Depositary will authorize each holder of a Unit Depositary Share to act as its representative with respect to the number of Class B Shares included in Equity Units represented by the Receipt of that holder. The Articles of Association provide that whenever the share capital of Triton Cayman is divided into different classes of shares, the rights attached to any class may (unless otherwise provided by the terms of issue of the shares of that class) be varied only with the consent in writing of all holders of such class or pursuant to a Special Resolution adopted at a meeting with such holders voting separately as a class.

    The Articles of Association further provide that, unless otherwise provided by the rights attached to any shares, such rights will not be deemed to be varied by the allotment of further shares which confer on the holders voting rights more favorable than those conferred by such shares. Such rights will not otherwise be deemed to be varied by the creation or issuance of further shares, including any additional Class A Shares, Class B Shares or Class C Shares or different classes of shares with preferential rights as to dividends or capital.

    There are no limitations on the right of nonresident shareholders to hold or vote their Ordinary Shares imposed by Cayman Islands law or Triton Cayman's Articles of Association.

SPECIAL RIGHTS UPON THE OCCURRENCE OF CERTAIN EVENTS

    The Articles of Association provide that as long as the Class B Shares (or Class C Shares) are outstanding, Triton Cayman shall not enter into any agreement with another entity providing for the consolidation, merger, amalgamation or other similar transaction of Triton Cayman and such other entity if the holders of Ordinary Shares receive consideration in respect of such transaction and the consideration to be received by holders of the Equity Units per Equity Unit or per share by holders of Class B Shares (or Class C Shares) (in each case, less the amount due per Class A Share in respect of the Cumulative Dividend Amount (as defined below) or the Liquidation Available Amount (as defined below), as the case may be) is less than the consideration to be received by holders of the Class A Shares per share in connection with such consolidation, merger, amalgamation or other similar transaction, unless such agreement shall have been approved by the holders of a majority of the Class B Shares (or Class C Shares), voting separately as a class.

    In addition, the Rights Agreement provides that at any time after any person or group of persons (an "Offeror") makes an offer to acquire all or part of the Class A Shares, unless at the same time such offeror makes an offer to acquire the Equity Units or Class B Shares (or Class C Shares) for the same consideration (as determined in good faith by the Board of Directors) and upon the same conditions per unit or per share as that offered in respect of a Class A Share (less the amount due per Class A Share in respect of the Cumulative Dividend Amount or the Liquidation Available Amount, as the case may be), then the Board of Directors of Triton Cayman shall not be permitted to redeem the rights issued pursuant to the Rights Agreement during the pendency of such offer. See "-- Preference Shares -- Preference Share Purchase Rights."

DIVIDEND RIGHTS

    The holders of Ordinary Shares will be entitled at any time to receive such dividends as are declared by the Board of Directors. The ability of Triton Cayman to pay dividends on capital stock is restricted by covenants in indentures to which Triton Cayman will be a party upon the consummation of the Reorganization. Triton Cayman currently intends to retain earnings for use in Triton Cayman's business and the financing of its capital requirements. The payment of any future cash dividends is necessarily dependent upon the earnings and financial needs of Triton Cayman, along with applicable legal and contractual restrictions.

    Aggregate dividends declared and paid on one Class A Share, if any, are expected to be equivalent to the aggregate dividends declared and paid on one-tenth of one share of Triton Delaware Preferred Stock and one Class B Share included in one Equity Unit, if any. The holders of the Equity Units, in their capacity as holders of shares of Triton Delaware Preferred Stock, may receive dividends at a time or times when no dividends are being declared or paid on the Class A Shares or the Class B Shares. See "Description of Triton Delaware Preferred Stock." Accordingly, the Articles of Association contain certain provisions which regulate the relative amounts of any dividends which may be declared or paid on the Class A Shares and the Class B Shares as described below.

    The holders of Class A Shares will be entitled, on the declaration of a dividend, at any time, to a dividend on each Class A Share of an amount which exceeds the amount of the dividend (if any) declared at the same time on a Class B Share (or Class C Share), by an amount equal to (i) the Cumulative Dividend Amount (as defined below) at such time divided by (ii) the Pairing Ratio at such time, and to the extent of any such excess, a dividend may be declared at any time on the Class A Shares even if no dividend is declared at the same time on the Class B Shares (or Class C Shares). (Such provision is referred to hereinafter as the "Dividend Provision".) The term "Cumulative Dividend Amount" at any time is defined to mean the amount by which the aggregate of all dividends declared on one-tenth of one share of Triton Delaware Preferred Stock from the date of adoption of the Articles of Association up to and including the time of determination exceeds the amount (if any) by which (x) the sum of the products of the amount of each dividend declared on one Class A Share from the date of adoption of the Articles of Association until immediately prior to the time of determination and the Pairing Ratio in effect as of the date of its declaration, exceeds (y) the sum of the products of the amount of each dividend declared on one Class B Share from the date of adoption of the Articles of Association until immediately prior to the time of determination and the Pairing Ratio in effect as of the date of its declaration. For purposes of the Dividend Provision, dividends on shares of Triton Delaware Preferred Stock are deemed to be declared when resolved to be declared on the Triton Delaware Preferred Stock by Triton Delaware's Board of Directors. Dividends on Class A Shares and Class B Shares are deemed to be declared when the Board of Directors of Triton Cayman resolves to declare any dividend.

    As a result of the Dividend Provision, for so long as the authorized capital stock of Triton Cayman is divided into Class A Shares and Class B Shares or Class C Shares, if the Board of Directors of Triton Cayman determines to pay dividends on the share capital of Triton Cayman and dividends have been paid in prior periods by Triton Delaware on the Triton Delaware Preferred Stock when no corresponding dividend was paid on the Class A Shares, Triton Cayman may be required to pay dividends on the Class A Shares when no or a lesser dividend is being paid on the Class B Shares or Class C Shares or the shares of Triton Delaware Preferred Stock included in an Equity Unit. The Dividend Provision does not impute any interest component on dividends paid in earlier periods when determining the appropriate allocation of dividends in any given subsequent period.

PURCHASE OF EQUITY UNITS

    In the event Triton Cayman or Triton Delaware purchases the Equity Units, holders of Class A Shares are not entitled to any payment in respect of any amounts paid in cash or Class A Shares or Class C Shares, as the case may be, as the purchase price for the Equity Units. See "Description of Triton Delaware Preferred Stock -- Purchase of Equity Units."

    The Articles of Association provide that if all of the Equity Units are purchased by Triton Cayman or Triton Delaware, the Pairing Ratio will thereafter be deemed to be the Pairing Ratio in effect on the date of the last such purchase, adjusted in relation to any time thereafter in the case of a stock split, stock combination or stock dividend by Triton Cayman after such time as if such purchase had not occurred.

    In the event that the Equity Units are purchased at a time when the Cumulative Dividend Amount is positive, and Class C Shares are issued as part of the Purchase Price, at such time as the Cumulative Dividend Amount has been reduced to zero, whether by means of cash or stock dividends to the holders of Class A Shares, the Board may resolve that each Class C Share then outstanding will be converted into one Class A Share and that thereafter there shall be one class of ordinary shares.

LIQUIDATION OF TRITON DELAWARE

    At any time after the liquidation, dissolution or winding-up of Triton Delaware has been completed, the Board of Directors of Triton Cayman may in its discretion determine (which determination shall be final and binding) that the Class B Shares included in the Equity Units should be allowed to be transferred separately. In addition, at any time after such liquidation, dissolution or winding-up has been completed, the Board of Directors of Triton Cayman may ascertain the product of (a) the sum of (i) the amount of the Liquidation Preference, if any, paid in respect of one-tenth of one share of Triton Delaware Preferred Stock plus the amount of any other distribution to the holders of one-tenth of one share of Triton Delaware Preferred Stock in connection with the liquidation, dissolution or winding-up and (ii) the Cumulative Dividend Amount immediately preceding the time of such determination times (b) the number of Class A Shares outstanding at such time divided by the Pairing Ratio at such time. Such product at any time is referred to as the "Liquidation Available Amount" at such time.

    In any such event, the Board of Directors of Triton Cayman may, in its discretion, at any time and from time to time, apply all or any part of any Liquidation Available Amount to declare dividends in cash to the holders of the Class A Shares and/or to pay stock dividends on the Class A Shares in each case in accordance with the provisions described below. Any such cash or stock dividend will reduce the then applicable Liquidation Available Amount by the amount so applied (determined in accordance with the terms of the Articles of Association) and the Cumulative Dividend Amount will be reduced correspondingly.

    If the Board of Directors of Triton Cayman determines at any time to utilize all or any part of the then applicable Liquidation Available Amount for the declaration of a stock dividend payable in Class A Shares to the holders of the Class A Shares (any amount to be so utilized, the "Specified Amount"), the aggregate number of additional Class A Shares to be so distributed will be calculated by dividing the then applicable Specified Amount by the average of the Closing Prices (as defined under "Description of Triton Delaware Preferred Stock -- Purchase of Equity Units") for the Class A Shares on the five consecutive trading days ending five days prior to the date on which the Board of Directors of Triton Cayman announces its intention to declare such stock dividend. Such stock dividend may only be made if the amount by which the Liquidation Available Amount will be reduced as a result of such stock dividend divided by the number of Class A Shares entitled to such stock dividend and multiplied by the Pairing Ratio at that time, equals or exceeds the amount of the Cumulative Dividend Amount (if any) at the time of the payment. Such stock dividend will be made to the holders of record of the Class A Shares, on the date determined for such purpose by the Board, in the proportions to which they would have been entitled had such sum been distributed in cash.

    The Board is not required to make any such distribution, but, to the extent that it does, distributions in cash or stock dividends of additional Class A Shares will be made to the holders of Class A Shares and not to the holders of Class B Shares. In the event of any liquidation, dissolution or winding-up of Triton Delaware, holders of the Equity Units, by virtue of holding one-tenth of one share of Triton Delaware Preferred Stock included in each Equity Unit, will be entitled to receive out of the assets of Triton Delaware available for distribution to its stockholders, whether from capital, surplus or earnings, before any distribution is made to holders of the common stock of Triton Delaware or other junior stock, the Liquidation Preference.

    The Articles of Association provide that if Triton Delaware is dissolved, liquidated or wound up, the Pairing Ratio will thereafter be deemed to be the Pairing Ratio in effect as of the date of completion of such liquidation, dissolution or winding-up, as the case may be, adjusted in relation to any time thereafter in the case of a stock split, stock combination or stock dividend after such time as if such liquidation, dissolution or winding-up had not occurred.

    If Triton Delaware has been liquidated, dissolved or wound up and the Liquidation Available Amount has been reduced to zero, whether by means of cash or stock dividends to the holders of Class A Shares, the Board may resolve that each Class B Share then outstanding will be converted into one Class A Share and that thereafter there shall be one class of ordinary shares.

LIQUIDATION OF TRITON CAYMAN

    The Articles of Association provide that before any amount is paid to the holders of Class B Shares (or Class C Shares, if any) on a winding-up of Triton Cayman, the holder of each Class A Share will be entitled to receive an amount in respect of each Class A Share held by him equal to the sum of (a) the amount of the Liquidation Preference paid, if any, in respect of one-tenth of one share of Triton Delaware Preferred Stock plus the amount of any other distribution to the holders of one-tenth of one share of Triton Delaware Preferred Stock in connection with the liquidation dissolution or winding-up of Triton Delaware, plus (b) the Cumulative Dividend Amount as at the commencement of the winding-up of Triton Cayman, divided by the Pairing Ratio at such date. The holder of a Class B Share (or Class C Share) will thereafter have the right to participate in any assets of Triton Cayman PARI PASSU with the holder of a Class A Share. The Articles of Association provide for an adjustment to the foregoing in the event that the whole or any part of the Liquidation Available Amount has been applied to the declaration of cash dividends on, or stock dividends in, Class A Shares in the event of the prior liquidation of Triton Delaware (see "Liquidation of Triton Delaware" above).

    If, at the time of any such liquidation, the holder of Class A Shares or Class B Shares has any outstanding debts, liabilities or engagements to or with Triton Cayman (whether presently payable or not), either alone or jointly with any other person, whether a shareholder or not (including, without limitation, any liability associated with the unpaid purchase price of such Ordinary Shares), the liquidator appointed to oversee the liquidation of Triton Cayman may deduct from the amount payable in respect of such Ordinary Shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such holder's debts, liabilities or engagements to or with Triton Cayman (whether presently payable or not). The liquidator may distribute, in kind, to the holders of the Ordinary Shares remaining assets of Triton Cayman or may sell, transfer or otherwise dispose of all or any part of such remaining assets to any other company, trust or entity and receive payment therefor in cash, shares or obligations of such other company, trust or entity or any combination thereof, and may sell all or any part of the consideration so received, and may distribute the consideration received or any balance or proceeds thereof to holders of the Ordinary Shares in accordance with the procedures set forth above. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

CHANGES IN CAPITALIZATION

    Triton Cayman may by Special Resolution (i) increase its share capital by new shares of such amounts as the resolution prescribes; (ii) consolidate all or any of its share capital into shares of larger amount than its existing shares (similar to a stock combination); (iii) subject to the provisions of the Companies Law, sub-divide its shares or any of them, into shares of smaller amount than is fixed by its Articles of Association (similar to a stock split); and (iv) cancel shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled provided that, for as long as Triton Cayman's share capital is divided into Class A Shares, Class B Shares and Class C Shares, no consolidation or sub-division may be effected by Triton Cayman unless (a) immediately following any consolidation or sub-division, the ratio of the number of Class A Shares then outstanding to the number of Class B Shares and Class C Shares then outstanding is equal to such ratio immediately preceding such consolidation or sub-division and (b) the effect thereof will result in an Equity Unit comprising a whole number of Class B Shares and one-tenth of one share of Triton Delaware Preferred Stock. All Class B Shares resulting from such consolidation or sub-division will be thereafter included in Equity Units, resulting in a corresponding adjustment in the Pairing Ratio.

DISTRIBUTIONS

    The Articles of Association provide that, for as long as the share capital of Triton Cayman is divided into Class A Shares, Class B Shares and Class C Shares, Triton Cayman will not (except for certain distributions provided for in the Articles of Association) make any offer or distribution of any share capital of Triton Cayman or any option, right or warrant to subscribe for or purchase any share capital of Triton Cayman, or any other security convertible into or exchangeable for share capital of Triton Cayman to the holders of any class of Ordinary Shares unless an offer or distribution on the same basis (in all material respects) is made to the holders of any other class of Ordinary Shares outstanding, subject to the Board of Directors of Triton Cayman having certain rights to deal with shareholders in any territory (other than the Cayman Islands or the United States) and fractional entitlements. Dividends to be satisfied by distributions of property other than cash will be made or paid (as the case may be) on the same basis (in all material respects) to holders of Ordinary Shares, but no such distribution may be made unless at the time of declaration the Cumulative Dividend Amount is zero.

    No Class B Shares or Class C Shares, or any security convertible into or exchangeable for any Class B Shares or Class C Shares, may be issued and no option or right of subscription to acquire any Class B Shares or Class C Shares may be granted, except in connection with a stock dividend of Class B Shares or Class C Shares or, with respect to Class B Shares only, in connection with the Merger or, with respect to Class C Shares only, in connection with the purchase of the Equity Units.

STOCK DIVIDENDS

    The Articles of Association provide that the Board of Directors of Triton Cayman may declare and pay stock dividends to the extent permitted by Cayman Islands law (without the need for shareholder approval), provided that (a) stock dividends of Class B Shares (or Class C Shares) may be declared only on the Class B Shares (or Class C Shares) and only if the Board of Directors simultaneously declares a stock dividend on each Class A Share of a number of Class A Shares equal to the number of Class B Shares (and Class C Shares) being so issued on each Class B Share (or Class C Share) and (b) except with respect to stock dividends applied to the Liquidation Available Amount after Triton Delaware has been liquidated, dissolved or wound-up, stock dividends of Class A Shares may be declared only if the Board simultaneously declares either (i) a stock dividend on each Class B Share (or Class C Share) of a number of Class B Shares (or Class C Shares) equal to the number of Class A Shares then being issued on each Class A Share or (ii) a stock dividend of an equal number of Class A Shares on each Class A Share and each Class B Share (or Class C Share). No Class A Shares, Class B Shares or Class C Shares Shares may be issued as stock dividends unless the effect would be to result in an Equity Unit containing a whole number of Class B Shares and one-tenth of one share of Triton Delaware Preferred Stock. All Class B Shares issued in connection with any stock dividend will be thereafter included in Equity Units resulting in a corresponding adjustment in the Pairing Ratio.

REDUCTION OF CAPITAL AND PURCHASE OF SHARES

    Subject to the provisions of the Companies Law, Triton Cayman may by Special Resolution reduce its share capital in any way provided that no such reduction may be made if as a result all of the Class B Shares contained in Equity Units will be cancelled unless prior to such reduction becoming effective the Board of Directors of Triton Cayman is satisfied that the fraction of a share of Triton Delaware Preferred Stock contained in such Equity Units will be cancelled and any determination by the Board that it is so satisfied shall be conclusive and binding.

    Subject to the provisions of the Companies Law, any issued and outstanding Ordinary Shares may be redeemed by Triton Cayman in such circumstances and on such terms as shall be agreed by Triton Cayman and the holder thereof, and Triton Cayman may deduct from the purchase price therefor the aggregate amount of any outstanding debts, liabilities and engagements to or with Triton Cayman by the holder of such shares. Triton Cayman may purchase all or part of the Ordinary Shares of any holder upon the agreement of such holder whether or not it has made a similar offer to all or any other holders. Notwithstanding the foregoing, no purchase may be made of any Class B Shares contained in any Equity Units unless Triton Cayman (or if Triton Delaware purchases the Equity Unit, Triton Delaware) purchases the entire Equity Unit as set forth under "Purchase of Equity Units."

TRANSFER OF SHARES

    Upon surrender to Triton Cayman or the transfer agent of Triton Cayman of a certificate for Ordinary Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and otherwise meeting all legal requirements for transfer, Triton Cayman shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction on its books. Triton Cayman may refuse to register the transfer of shares of any holder which have been called for redemption unless otherwise provided by the terms of such shares or the Board of Directors in connection with the call of such shares.

    The Board of Directors of Triton Cayman shall refuse to register the transfer of any Class B Share contained in an Equity Unit unless there is produced to the Board of Directors of Triton Cayman such evidence as it may in its discretion require to ensure that on the same occasion there is being transferred to the same person the fraction of a share of Triton Delaware Preferred Stock and any other Class B Shares contained in the same Equity Unit.

PREFERENCE SHARES

GENERAL

    Under the Articles of Association, Triton Cayman has authority to issue 20,000,000 preference shares. There are currently no preference shares outstanding; however, Triton Cayman has authorized the issuance of up to 420,000 preference shares to be designated the 5% convertible preference shares (the "Convertible Preference Shares"). Upon consummation of the Reorganization, each share of Convertible Preferred Stock of Triton Delaware will be automatically converted into one Convertible Preference Share, subject to dissenters' rights. As of February 20, 1996, there were 410,017 shares of Convertible Preferred Stock outstanding. Under the Articles of Association of Triton Cayman, the Board of Directors of Triton Cayman may establish one or more additional classes or series of preference shares having the number of shares, designations, relative voting rights, dividend rates, liquidation and other rights, preferences, and limitations that the Board of Directors fixes without any shareholder approval. Such provisions could hinder an attempt to acquire control of Triton Cayman.

CONVERTIBLE PREFERENCE SHARES

    DIVIDENDS. Holders of Convertible Preference Shares will be entitled to receive, when, as, and if declared by the Board of Directors of Triton Cayman out of funds of Triton Cayman legally available for payment, cumulative cash dividends at the annual rate per share equal to 5 percent of the Redemption Price (defined below) of the shares payable semi-annually on September 30 and March 30 in each year commencing March 30, 1996, except that if any such date is a Saturday, Sunday, or legal holiday, then such dividend shall be payable on the next day that is not a Saturday, Sunday, or legal holiday. Dividends will accrue from the date on which the Convertible Preference Shares are issued and will be payable to holders of record as they appear on the stock books of Triton Cayman on such record dates as are fixed by the Board of Directors of Triton Cayman. The amount of dividends payable for each semi-annual dividend period will be computed by dividing the annual dividend amount by two. The amount of dividends payable for the initial dividend period shall be an amount equal to the dividend accumulated and unpaid with respect to the Convertible Preferred Stock of Triton Delaware through the Effective Time plus an amount equal to the dividend accumulated with respect to the Convertible Preference Shares from the Effective Time through such dividend payment date. The amount of dividends payable for any period other than a full semi-annual dividend period will be computed on the basis of a 360-day year of twelve 30-day months. No interest will be payable in respect of any dividend payment on the Convertible Preference Shares which may be in arrears.

    If dividends on the Convertible Preference Shares shall not have been declared and paid in full, or funds set aside for payment, by a date 15 days after a dividend payment date (a "Calculation Date"), dividends payable on the Convertible Preference Shares shall be increased by an amount equal to the prime rate of Morgan Guaranty Trust Company of New York as in effect on each Calculation Date plus 1 percent applied against the amount of dividends so due and unpaid until such dividends shall be paid (the "Penalty Dividend").

    The Convertible Preference Shares will have priority as to dividends over Ordinary Shares and any other series or class of Triton Cayman's shares hereafter issued which ranks junior as to dividends to the Convertible Preference Shares ("Junior Dividend Shares"), and no dividend (other than dividends payable solely in Junior Dividend Shares) may be paid on, and no purchase, redemption, or other acquisition may be made by Triton Cayman of, any Junior Dividend Shares unless all accrued and unpaid dividends on the Convertible Preference Shares have been paid or declared and set apart for payment. Triton Cayman may not pay dividends on any class or series of its shares having parity with the Convertible Preference Shares as to dividends ("Parity Dividend Shares"), unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior periods on the Convertible Preference Shares and may not pay dividends on the Convertible Preference Shares unless it has paid or declared and set apart for payment or contemporaneously pays or declares and sets apart for payment all accrued and unpaid dividends for all prior periods on the Parity Dividend Shares. Notwithstanding the preceding sentence, whenever all accrued dividends are not paid in full on the Convertible Preference Shares or any Parity Dividend Shares, all dividends declared on the Convertible Preference Shares and such Parity Dividend Shares will be declared or made pro rata so that the amount of dividends declared per share on the Convertible Preference Shares and such Parity Dividend Shares will bear the same ratio that accrued and unpaid dividends per share on the Convertible Preference Shares and such Parity Dividend Shares bear to each other. The Convertible Preference Shares will be junior as to dividends to any series or class of Triton Cayman's stock hereafter issued which ranks senior as to dividends to the Convertible Preference Shares ("Senior Dividend Shares"), and if at any time Triton Cayman has failed to pay or declare and set apart for payment accrued and unpaid dividends on any Senior Dividend Shares, Triton Cayman may not pay any dividend on the Convertible Preference Shares.

    LIQUIDATION RIGHTS. In case of the voluntary or involuntary liquidation, dissolution, or winding up of Triton Cayman, holders of Convertible Preference Shares are entitled to receive an amount per share equal to the Redemption Price, plus any accrued and unpaid dividends (including Penalty Dividends) to the payment date (the "Liquidation Price"), before any payment or distribution is made to the holders of Ordinary Shares or any other series or class of Triton Cayman's shares hereafter issued which ranks junior as to liquidation rights to the Convertible Preference Shares, but the holders of Convertible Preference Shares will not be entitled to receive the Liquidation Price of such shares until the liquidation price of any other series or class of Triton Cayman's shares hereafter issued which ranks senior as to liquidation rights to the Convertible Preference Shares ("Senior Liquidation Shares") has been paid in full; provided, if, at such time, any holder of Convertible Preference Shares has any outstanding debts, liabilities or engagements to or with Triton Cayman (whether presently payable or not), either alone or jointly with any other person, whether a shareholder or not, (including, without any limitation, any liability associated with the unpaid purchase price of such Convertible Preference Shares), the liquidator appointed to oversee the liquidation of Triton Cayman may deduct from the fixed liquidation amount payable in respect of such Convertible Preference Shares the aggregate amount of such debts, liabilities and engagements and apply such amount to any of such debts, liabilities or engagements. The holders of Convertible Preference Shares and all series or classes of Triton Cayman's shares hereafter issued which rank on a parity as to liquidation rights with the Convertible Preference Shares are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation price of the Senior Liquidation Shares) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the Liquidation Price of the Convertible Preference Shares, the holders of such shares will not be entitled to any further participation in any distribution of assets by Triton Cayman. Neither a consolidation or merger of Triton Cayman with another company nor a sale or transfer of all or part of Triton Cayman's assets for cash, securities, or other property will be considered a liquidation, dissolution, or winding up of Triton Cayman.

    REDEMPTION. Triton Cayman may, at its option, redeem the Convertible Preference Shares, in whole or in part, at any time on or after March 30, 1998 or at any time when there are fewer than 133,005 Convertible Preference Shares outstanding. The redemption price payable upon such optional redemption shall be the Redemption Price plus any accrued and unpaid dividends (including Penalty Dividends) to the redemption date. Such Redemption Price shall be payable in cash.

    The Convertible Preference Shares shall be subject to mandatory redemption by Triton Cayman on March 30, 2004. At the option of Triton Cayman, such redemption may be for (i) cash at the Redemption Price plus any accrued and unpaid dividends (including Penalty Dividends) to the redemption date; (ii) such number of Class A Shares whose aggregate value (based on the then current market price determined as set forth in the resolution of the Board of Directors designating the Convertible Preference Shares) equals the Redemption Price plus any accrued and unpaid dividends (including Penalty Dividends) to the redemption date; or (iii) a combination of cash and Class A Shares equal to the Redemption Price plus any accrued and unpaid dividends (including Penalty Dividends) to the redemption date. The Redemption Price equals $34.41 per share.

    VOTING RIGHTS. The holders of Convertible Preference Shares will have no voting rights except as described below or as required by Cayman Islands law. In exercising any such vote each outstanding Convertible Preference Share will be entitled to one vote.

    So long as any Convertible Preference Shares are outstanding, Triton Cayman will not, without the affirmative vote or consent of the holders of at least two-thirds of the outstanding Convertible Preference Shares, voting or consenting separately as a class with holders of any other class of Triton Cayman's preference shares similarly affected, issue other than wholly for cash consideration, any shares of any class of Senior Dividend Shares or Senior Liquidation Shares, or amend the Articles of Association in a manner adversely affecting the rights of such shareholders.

    The Articles of Association may be amended to increase the number of authorized shares of Triton Cayman's preference shares without the vote of the holders of the outstanding Convertible Preference Shares.

    The holders of the Convertible Preference Shares have no pre-emptive rights with respect to any shares of capital stock of Triton Cayman or any other securities of Triton Cayman convertible into or carrying rights or options to purchase any such shares.

    CONVERSION RIGHTS. The holders of Convertible Preference Shares will be entitled to convert their Convertible Preference Shares into Class A Shares subject to the qualifications described below, except that, with respect to Convertible Preference Shares called for redemption, conversion rights will expire at the close of business on the fifth day prior to the redemption date (unless Triton Cayman defaults in the payment of the Redemption Price). No payment or adjustment will be made in respect of dividends on the Convertible Preference Shares that may be accrued or unpaid or in arrears upon conversion of shares of Convertible Preference Shares except as set forth below. No fractional shares will be issued and, in lieu of any fractional share, Triton Cayman will pay a cash adjustment based on the then current market price (determined as set forth in the resolutions of the Board of Directors designating the Convertible Preference Shares) of the Class A Shares.

    Each Convertible Preference Share shall be convertible initially into one Class A Share. However, the number of Class A Shares issuable on conversion of each Convertible Preference Share (the "Conversion Rate") shall be subject to adjustment as described below.

    The Conversion Rate is subject to adjustment in certain circumstances, including in respect of any dividends not declared and paid in full in respect of any dividend payment date occurring prior to the date of conversion and any Penalty Dividends payable thereon, upon the issuance of Class A Shares as a stock dividend, in connection with combinations and subdivisions of Class A Shares, upon certain reclassifications of Class A Shares, upon the issuance to Triton Cayman's shareholders of rights or warrants to subscribe for or purchase Class A Shares at a price per share less than the then current market price of Class A Shares, and in connection with certain distributions to Triton Cayman's shareholders of evidences of indebtedness or assets. Except in the case of the adjustment in respect of dividends, no adjustment in the Conversion Price will be required unless it would result in at least a 1 per cent increase or decrease in the Conversion Price; however, any adjustment not made will be carried forward.

    In case of any consolidation or merger of Triton Cayman with any other company, or in the case of any merger of another company into Triton Cayman (other than a merger with a company in which merger Triton Cayman is the continuing company and which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Triton Cayman), or in the case of a sale or conveyance of all or substantially all of the assets of Triton Cayman to another company, Triton Cayman will be required to make proper provisions so that the holder of each Convertible Preference Share then outstanding will have the right thereafter to convert such Convertible Preference Share into the kind or amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale or conveyance by a holder of the number of Class A Shares into which such Convertible Preference Share might have been converted immediately prior to such consolidation, merger, sale or conveyance.

PREFERENCE SHARE PURCHASE RIGHTS

    The Board of Directors of Triton Cayman has adopted a Shareholder Rights Plan pursuant to which preference share purchase rights attach to all Ordinary Shares at the rate of one right for each Ordinary Share. Chemical Bank is the Rights Agent for the Preference Share Purchase Rights. Each right entitles the registered holder to purchase from Triton Cayman one one-thousandth of a Series A Junior Participating Preference Share, par value $.01 per share (the "Junior Preference Shares"), of Triton Cayman at a price of $120 per one one-thousandth of a share of such Junior Preference Shares, subject to adjustment.

    Generally, the rights only become distributable ten days following public announcement that a person has acquired beneficial ownership of 15% or more of the Ordinary Shares or ten business days following commencement of a tender or exchange offer for 15% or more of the outstanding Ordinary Shares. If, among other events, any person becomes the beneficial owner of 15% or more of the Ordinary Shares, each right not owned by such person generally becomes the right to purchase such number of Class A Shares that is equal to the amount obtained by dividing the right's exercise price (currently $120) by 50% of the market price of the Class A Shares on the date of the first occurrence.

In addition, if Triton Cayman is subsequently merged or certain other extraordinary business transactions are consummated, each right generally becomes a right to purchase such number of shares of common stock of the acquiring person that is equal to the amount obtained by dividing the right's exercise price by 50% of the market price of such Ordinary Shares on the date of the first occurrence.

    Under certain circumstances, Triton Cayman's directors may determine that a tender offer or merger is fair to all shareholders and prevent the rights from being exercised. At any time after any person or group acquires 15% or more of the Ordinary Shares outstanding and prior to the acquisition by such person or group of 50% or more of the outstanding Ordinary Shares or the occurrence of an event described in the prior paragraph, the Board of Directors of Triton Cayman may exchange the rights (other than rights owned by such person or group which will have become void), in whole or in part, at an exchange ratio of one Ordinary Share, or one one-thousandth of a Junior Preference Share per right (subject to adjustment). Triton Cayman has the ability to amend the rights (except the redemption price) in any manner prior to the public announcement that a 15% position has been acquired or a tender offer has been commenced.

    Any Junior Preference Shares issued pursuant to the Shareholders Rights Plan will rank junior as to dividends and liquidation to the Convertible Preference Shares. Junior Preference Shares purchasable upon exercise of the rights will not be redeemable. Each Junior Preference Share will be entitled, when, as and if declared, to a minimum preferential quarterly dividend payment of $1 per share but will be entitled to an aggregate dividend of 1,000 times the dividend declared per Class A Share. In the event of liquidation, the holders of the Junior Preference Shares will be entitled to a minimum preferential liquidation payment of $1000 per share (plus any accrued but unpaid dividends) but will be entitled to an aggregate payment of 1,000 times the payment made per Class A Share. Each Junior Preference Share will have 1,000 votes, voting together with Ordinary Shares. Finally, in the event of any merger, consolidation or other transaction in which Ordinary Shares are converted or exchanged, each Junior Preference Share will be entitled to receive 1,000 times the amount received per Class A Share. These rights are protected by customary antidilution provisions.

    Triton Cayman will be entitled to redeem the rights at $0.01 a right at any time prior to the time that a 15% position has been acquired; provided that the Board of Directors will not be permitted to redeem the rights at any time after any person shall have made an offer to acquire all or part of the Class A Shares, during the pendency of such offer, unless at the same time such person shall have made an offer to acquire the Equity Units or the Class B Shares (or the Class C Shares) for the same consideration (as determined in good faith by the Board of Directors) and upon the same conditions per unit or per share as that offered in respect of a Class A Share (less certain amounts due to the holders of a Class A Share in respect of the Cumulative Dividend Amount or the Liquidation Available Amount, as the case may be). The rights will expire on May 22, 2005.

                 DESCRIPTION OF TRITON DELAWARE PREFERRED STOCK

GENERAL

    Pursuant to the Merger Agreement, each one-tenth of one share of Triton Delaware Preferred Stock issued will be paired with, and will not trade separately from, each Class B Share issued to stockholders who make an Equity Unit Election, subject to the Equity Unit Limitation. See "The Reorganization" and "Description of Receipts."

    Under the Certificate of Incorporation, Triton Delaware has authority to issue 5,000,000 shares of preferred stock. As of February 20, 1996, there were 410,017 shares of Convertible Preferred Stock outstanding which will be automatically converted on a share for share basis into Convertible Preference Shares of Triton Cayman upon the consummation of the Merger subject to dissenters' rights. See "Description of Authorized Shares of Triton Cayman -- Preference Shares -- Convertible Preference Shares." In connection with the Merger, the certificate of incorporation of Triton Delaware will be the certificate of incorporation (the "Certificate of Incorporation") of the surviving corporation and will be amended and restated as set forth in Exhibit A to the Merger Agreement. The Certificate of

Incorporation contains the same terms and provisions as Triton Delaware's existing certificate of incorporation except that it provides that (i) the par value of any capital stock issued by Triton Delaware shall be $.01 per share, as opposed to $1.00 par value in the case of Triton Delaware Common Stock and no par value in the case of Triton Delaware's preferred stock, (ii) stockholders having a sufficient number of votes to approve a corporate act may act without a meeting by written consent and (iii) directors will be elected annually.

    Pursuant to the Certificate of Incorporation, the Board of Directors of Triton Delaware will be authorized, without further stockholder action, except as described below under "Voting Rights", to provide for the issuance of one or more additional series of preferred stock, par value $.01 per share, with such voting rights, designations, preferences, limitations and special rights as may be set forth in resolutions providing for the issuance thereof adopted by the Board of Directors of Triton Delaware.

    The following description of certain provisions of the Triton Delaware Preferred Stock is intended as a summary only and does not purport to be complete. While Triton Delaware believes the descriptions of the material provisions of the Certificate of Incorporation of Triton Delaware (the "Charter") and the Certificate of Designation for the Triton Delaware Preferred Stock (the "Designation") are accurate statements with respect to such material provisions, such statements are subject to the detailed provisions in the Charter and the Designation and are qualified in their entirety by reference to the complete text of the Charter and the Designation.

    Transfers of shares of Triton Delaware Preferred Stock will not be registered unless a number of Class B Shares equal to the Pairing Ratio is transferred simultaneously to the same transferee.

DIVIDENDS

    The Board of Directors of Triton Delaware shall declare a dividend on the Triton Delaware Preferred Stock at any time the Board of Directors declares a dividend on the common stock of Triton Delaware outstanding after the Merger. When, as and if the Board of Directors declares a dividend on the common stock, the Board of Directors shall simultaneously declare a dividend on the Triton Delaware Preferred Stock out of funds of Triton Delaware legally available therefor, such that the aggregate amount of the dividend declared with respect to the shares of Triton Delaware Preferred Stock shall be a portion of the aggregate distribition on the Triton Delaware Preferred Stock and the common stock (and any other series or class that participates in dividends with holders of the common stock) equal to (x) ten times the number of shares of Triton Delaware Preferred Stock outstanding at the time such distribution is made divided by (y) the total number of shares of Triton Delaware Common Stock outstanding immediately prior to the Effective Time.

    Under Delaware law, Triton Delaware may declare and pay dividends on its shares of capital stock out of its surplus and, if there is no surplus, out of net profits for the current and for the preceding fiscal year, unless the net assets of Triton Delaware are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Triton Delaware currently intends is to retain earnings for use in Triton Delaware's business and the financing of its capital requirements. The payment of any future cash dividends is necessarily dependent upon the earnings and financial needs of Triton Delaware, along with applicable legal and contractual restrictions.

LIQUIDATION RIGHTS

    In case of the voluntary or involuntary liquidation, dissolution, or winding-up of Triton Delaware, a holder of one-tenth of one share of Triton
Delaware Preferred Stock is entitled to receive out of the assets of Triton Delaware available for distribution to its stockholders an amount equal to the fair market value of one-tenth of one share of Triton Delaware Preferred Stock at the Effective Time, which will be determined by Triton Delaware based upon the advice of its financial advisors at the Effective Time (the "Liquidation Preference"), before any payment or distribution is made to the holders of any series or class of Triton Delaware's stock which ranks junior as to liquidation rights to the Triton Delaware Preferred Stock, but the holders of the shares of the Triton Delaware Preferred Stock will not be entitled to receive the
Liquidation Preference until the liquidation price of any other series or class of Triton Delaware's stock hereafter issued which ranks senior as to liquidation rights to the Triton Delaware Preferred Stock ("Senior
Liquidation Stock") has been paid in full. The holders of Triton Delaware Preferred Stock and all series or classes of Triton Delaware's stock hereafter issued which rank on a parity as to liquidation rights with the Triton Delaware Preferred Stock are entitled to share ratably, in accordance with the respective preferential amounts payable on such stock, in any distribution (after payment of the liquidation price of the Senior Liquidation Stock) which is not sufficient to pay in full the aggregate of the amounts payable thereon. After payment in full of the Liquidation Preference, the holders of such shares of Triton Delaware Preferred Stock will be entitled to share with the holders of common stock of Triton Delaware (and any other class or series of capital stock of Triton Delaware entitled to share in any such distribution with the holders of the common stock) in any distribution of assets otherwise made by Triton Delaware to the holders of the common stock. In connection with any such distribution, the holders of shares of Triton Delaware Preferred Stock shall be entitled to receive, ratably per one-tenth of one share of Participating Preferred Stock a portion of such distribution equal to (x) the product of (i) the number of shares of Triton Delaware Preferred Stock outstanding at such time multiplied by (ii) ten, divided by (y) the total number of shares of Triton Delaware Common Stock outstanding immediately prior to the Effective Time, and the holders of common stock of Triton Delaware shall receive the remainder of such distribution. Neither a consolidation or merger of Triton Delaware with another corporation nor a sale or transfer of all or part of Triton Delaware's assets for cash, securities, or other property will be considered a liquidation, dissolution, or winding-up of Triton Delaware.

PURCHASE OF EQUITY UNITS

    Triton Cayman or Triton Delaware may, at its option, purchase Equity Units, in whole or in part, at any time on or after the third anniversary of the Effective Time. Triton Cayman may also, at its option, purchase Equity Units, in whole or in part, at any time immediately prior to the date on which a sale or other disposition of the stock of Triton Delaware is consummated (including by merger, consolidation, amalgamation or similar transaction pursuant to which all of the common stock outstanding prior to such transaction is converted into cash, securities or other property). The purchase price (the "Purchase Price") per Equity Unit may be paid in cash or, in the case of a purchase by Triton Cayman, in Ordinary Shares or a combination thereof. To the extent that the Purchase Price is paid in cash, the Purchase Price per Equity Unit payable upon such purchase shall be the greater of (i) 95% of the Fair Market Value (as defined below) of one Class A Share (less the amount due per Class A Share in respect of the Liquidation Available Amount) and (ii) the Fair Market Value of the Equity Unit. To the extent that the Purchase Price is paid in Ordinary Shares, the Purchase Price per Equity Unit payable upon such purchase shall be the greater of (i) .95 of a Class A Share and (ii) the number of Class A Shares obtained by dividing the Fair Market Value of an Equity Unit by the Fair Market Value of a Class A Share; provided that, if at the time of such purchase, the Cumulative Dividend Amount is positive, the same number of Class C Shares shall be issued in lieu of Class A Shares.

    The "Fair Market Value" of a Class A Share or an Equity Unit shall equal the average of the daily Closing Prices for the 20 consecutive Trading Days (as defined below) ending 15 days prior to the date of such purchase (the "Purchase Date"). The Closing Price for each day shall be the last reported sale price of the Class A Share or the Equity Unit, as the case may be, on the principal national securities exchange on which such security may be listed or if such security is not then so listed, the closing price of such security as shown by the National Association of Securities Dealers, Inc. National Market or, if no such closing price is available, at the average of the representative last bid and asked prices of such security in the over-the-counter market, as shown by the National Association of Securities Dealers, Inc. Automated Quotation System Level I (or comparable system) or in the absence of any of the foregoing, the fair market value as determined by an investment banking firm of recognized national standing chosen by the Board of Directors, whose determination shall be conclusive. "Trading Day" shall mean each day on which the Class A Shares or the Equity Units, as the case may be, are traded on any national securities exchange or quoted in the Nasdaq National Market or in the over-the-counter market.

    Notice of an optional purchase of the Equity Unit by Triton Cayman or Triton Delaware will be mailed at least 30 days but not more than 60 days before the Purchase Date to each holder of record of the Equity Unit to be purchased at the address shown on the books of the Depositary. If less than all of the outstanding Equity Units are to be purchased, Triton Cayman or Triton Delaware, as the case may be, will select those Equity Units to be purchased pro rata or by lot or in such other manner as its Board of Directors determines. Shares of Triton Delaware Preferred Stock included in Equity Units purchased by Triton Cayman will be restored to the status of authorized but unissued shares of preferred stock, without designation as to class, and may thereafter be issued, but not as shares of Triton Delaware Preferred Stock.

    Provided that Triton Cayman or Triton Delaware has made available at the office of the Transfer Agent a sufficient amount of cash or, in the case of Triton Cayman, Class A Shares (or Class C Shares), as the case may be, to effect the purchase, on and after the Purchase Date, dividends will not accrue on the Triton Delaware Preferred Stock included in such Equity Units, such shares of Triton Delaware Preferred Stock shall no longer be deemed to be outstanding, and all rights of the holders of such shares of Triton Delaware Preferred Stock will cease, other than the right to receive any cash or Class A Shares (or Class C Shares) payable upon such purchase, without interest.

    Neither Triton Cayman nor Triton Delaware can exercise its option to purchase the Equity Units (i) in the event of the bankruptcy or insolvency of Triton Delaware, (ii) if an event of default has occurred and is continuing with respect to any indebtedness of Triton Delaware with an aggregate principal amount outstanding in excess of $50 million or (iii) if the fair market value of Triton Delaware's net assets (as determined in good faith by its Board of Directors) is less than 110% of the product of (x) the Liquidation Preference times (y) ten times the number of shares of Triton Delaware Preferred Stock outstanding at such time.

    For a description of the rights of holders of Class A Shares and Class B Shares of Triton Cayman upon any purchase by Triton Cayman or Triton Delaware of the Equity Units, see "Description of Authorized Shares of Triton Cayman -- Purchase of Equity Units."

VOTING RIGHTS

    The holder of each share of Triton Delaware Preferred Stock will be entitled to two votes per share, voting together with holders of common stock of Triton Delaware on any matter submitted to a vote of the stockholders of Triton Delaware, except matters on which holders of Triton Delaware Preferred Stock are entitled to a class vote under Delaware law. Each holder of an Equity Unit shall therefore be entitled to 1/5 of one vote per unit.

    The holders of the Triton Delaware Preferred Stock will have the right, voting separately as a class, to elect one director to the Board of Directors of Triton Delaware at the annual meeting of the stockholders of Triton Delaware held in 1997 and each annual meeting of the stockholders of Triton Delaware thereafter; provided that holders of not less than a majority of the shares of Triton Delaware Preferred Stock then outstanding are present at such meeting in person or by proxy. Such director will be elected from candidates nominated by a majority of the Board of Directors of Triton Delaware or by any one or more holders of Triton Delaware Preferred Stock holding at least 10% of the outstanding shares; provided that in order for any nomination by any holder to be valid, any holder desiring to make any such nomination is required to give written notice specifying certain information including the name of any such nominee to Triton Delaware within the time period set forth in Triton Delaware's By-Laws for nominations of directors by stockholders which is presently 90 days prior to an annual meeting of stockholders and seven days following the date notice of any special meeting is given to stockholders.

    Except to the extent a class vote is required under Delaware law, each share of Triton Delaware Preferred Stock will entitle the holder thereof to two votes per share, voting with the holders of the Triton Delaware common stock on any matter submitted to a vote of the stockholders of Triton Delaware in connection with certain mergers, consolidations, combinations or similar transactions involving Triton Delaware (other than transactions contemplated by the Merger Agreement). Immediately after the Effective Time, Triton Cayman, as the holder of all of the Triton Delaware common stock, will be able to approve or reject all matters submitted for the vote or consent of stockholders of Triton Delaware, without the affirmative vote or consent of any holder of Triton Delaware Preferred Stock, except on matters on which the holders of the Triton Delaware Preferred Stock are entitled to vote as a class.

PREEMPTIVE RIGHTS

    The holders of the Triton Delaware Preferred Stock will have no preemptive rights.

                            DESCRIPTION OF RECEIPTS

    The following is a summary of certain provisions of the Deposit Agreement (the "Unit Deposit Agreement") pursuant to which Receipts representing Unit Depositary Shares are to be issued. The Unit Deposit Agreement will be among Triton Cayman, Triton Delaware, Chemical Mellon Shareholder Services, L.L.C., as Depositary (the "Depositary"), and all holders from time to time of Receipts. While Triton Delaware believes the descriptions of the material provisions of the Unit Deposit Agreement are accurate statements with respect to such material provisions, such statements are qualified in their entirety by reference to the Unit Deposit Agreement, a copy of which has been filed as an Exhibit to the Registration Statement of which this Proxy Statement/Prospectus is a part. For further information as to how this and other Exhibits to the Registration Statement may be obtained, see "Available Information."

RECEIPTS

    Receipts evidencing Unit Depositary Shares are issuable by the Depositary pursuant to the Unit Deposit Agreement. See "The Reorganization -- Equity Unit Election." Each Unit Depositary Share evidenced by a Receipt will represent one Equity Unit, initially consisting of one Class B Share of Triton Cayman and one-tenth of one share of Triton Delaware Preferred Stock, each deposited with the Depositary. A Receipt may evidence any number of Unit Depositary Shares. Unit Depositary Shares evidenced by the Receipts represent proportional rights to the Equity Units deposited with the Depositary pursuant to the terms of the Unit Deposit Agreement and any and all Class B Shares, other securities, property and cash received at any time by the Depositary in respect or in lieu of any Equity Units, other securities, property or cash which have previously been deposited with the Depositary (collectively, the "Deposited Securities").

DEPOSIT AND WITHDRAWAL OF DEPOSITED SECURITIES

    Upon deposit of Equity Units with the Depositary, subject to the terms of the Unit Deposit Agreement, the Depositary will execute and deliver at its office, which is presently located at 120 Broadway, 13th Floor, New York, New York 10271, to the person or persons specified by the depositor upon payment of the fees, charges and taxes provided in the Unit Deposit Agreement, a Receipt or Receipts registered in the name of such person or persons for the number of Unit Depositary Shares issuable in respect of such deposit.

    Receipt holders will not be entitled to delivery of the Deposited Securities represented by Receipts unless Triton Cayman or Triton Delaware otherwise notifies the Depositary.

    The initial deposit of Equity Units in connection with the Reorganization will be made in the manner described under "The Reorganization -- Equity Unit Election."

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
DIVIDENDS, OTHER DISTRIBUTIONS AND RIGHTS

    The Depositary is required to distribute any amounts received as cash dividends or other distributions, as described in the following paragraphs, in respect of Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities to holders of Receipts in proportion to the number of Unit Depositary Shares representing such Deposited Securities held by each of them. The amounts distributed will be reduced by any amounts required to be withheld on account of taxes or otherwise.

    If a distribution by Triton Cayman consists of a dividend in or free distribution of Class B Shares, each Unit Depositary Share shall thenceforth also represent its proportionate interest in the additional Class B Shares so distributed.

    If Triton Cayman offers or causes to be offered to the holders of any of its securities constituting a part of the Deposited Securities any rights to subscribe for or acquire additional Class A Shares or any other securities of Triton Cayman or any other rights of any nature which it is required to offer or cause to be offered to the holders of such securities pursuant to the Articles of Association of Triton Cayman or the Companies Act, the Depositary will, after consultation with Triton Cayman, either (a) distribute the warrants or other instruments evidencing such rights to holders of Receipts or (b) employ such other method (after consultation with Triton Cayman) as it may deem feasible to facilitate the exercise, sale or transfer of such rights by holders of Receipts. If such rights or warrants are not exercised and appear to be about to lapse, the Depositary may, in its discretion, sell such rights or warrants at public or private sale, at such place or places and upon such terms as the Depositary may deem proper, allocate the proceeds of such sales for the account of the holders of Unit Depositary Shares otherwise entitled thereto upon an averaged or other practicable basis without regard to any distinctions among such holders because of exchange restrictions, or the date of delivery of any Receipt or Receipts, or otherwise and distribute the net proceeds so allocated to such holders as in the case of a distribution received in cash.

    If Triton Cayman makes a distribution other than cash, Class B Shares or rights of any nature to holders of any of its securities constituting a part of the Deposited Securities, Triton Cayman will make such distribution to the Depositary and the Depositary will cause the securities or other property it receives as a result of such distribution to be distributed to the holders of Unit Depositary Shares in proportion to the number of Unit Depositary Shares representing Deposited Securities held by each of them respectively. If such distribution consists of securities, the Depositary may, with the consent of Triton Cayman, deposit such securities in a depositary facility and distribute depositary shares for such securities in lieu of the securities so deposited to the holders of Receipts. If the Depositary determines (after consultation with Triton Cayman) that any such distribution (other than a distribution of securities having an aggregate fair market value of $5 million or more) cannot be made proportionately among the holders of the Unit Depositary Shares entitled thereto, or if for any other reason (including any tax withholding requirement) the Depositary deems such distribution not to be feasible, the Depositary may (after consultation with Triton Cayman) adopt such method as it may deem equitable for the purpose of effecting such distribution, including the sale (at public or private sale) of the securities or property thus received, or any part thereof, and the distribution of the net proceeds of any such sale as in the case of a distribution received in cash.

    Triton Cayman has agreed to take all necessary action and to comply in all material respects with all applicable United States and Cayman Islands laws and regulations in order to permit the rights and other property referred to in the three preceding paragraphs to be offered or distributed to the holders of Unit Depositary Shares except in circumstances where such offer or distribution is of rights and property (other than Class B Shares) having an aggregate fair market value of less than $5 million in which case Triton Cayman will not be required to so comply and the Depositary (after consultation with Triton Cayman) will in lieu of making such rights or property available to the holders of Unit Depositary Shares, sell or otherwise dispose of such rights or property and distribute the net proceeds thereof as in the case of a cash distribution described above.

    If the Depositary determines that any distribution in property other than cash (including rights) on Deposited Securities is subject to any tax that the Depositary is obligated to withhold, the Depositary may (after consultation with Triton Cayman if practicable) dispose of all or a portion of such property in such amounts and in such manner as the Depositary deems necessary and practicable to pay such taxes, by public or private sale, and the Depositary shall distribute the net proceeds of any such sale or the balance of any such property after deduction of such taxes to the holders of Receipts entitled thereto.

RECORD DATES

    Whenever any distribution shall be made upon Class B Shares, Triton Delaware Preferred Stock or any other Deposited Securities, or whenever the Depositary shall receive notice of any meeting of holders of Class B Shares, Triton Delaware Preferred Stock or any other Deposited Securities, or whenever the Depositary shall find it necessary or convenient in connection with the giving of any notice, solicitation or any consent or any other matter, the Depositary will fix a record date for the determination of the holders of Unit Depositary Shares who are entitled to receive such distribution or net proceeds of the sale thereof, to give instructions for the exercise of voting rights at any such meeting, to receive such notice or solicitation, or to act in respect of such other matter, subject to the provisions of the Unit Deposit Agreement. Such record date shall be identical to that fixed by Triton Cayman or Triton Delaware with respect to Class B Shares, Triton Delaware Preferred Stock or any other Deposited Securities, unless otherwise agreed by Triton Cayman or Triton Delaware, as the case may be.

VOTING OF THE UNDERLYING DEPOSITED SECURITIES

    As  soon  as  practicable  after  receipt  of  notice  of  any  meeting   or
solicitation of consents or proxies of holders of Class B Shares, Triton Delaware Preferred Stock or any other Deposited Securities, the Depositary will mail to the record holders of Unit Depositary Shares a notice which shall include such information as is contained in such notice of meeting or solicitation and, if applicable, will inform such holders of the procedures to be followed to permit such holders to attend the meeting in person as permitted under Triton Cayman's Articles of Association or Triton Delaware's Certificate of Incorporation. See "Description of Authorized Shares of Triton Cayman -- Voting and Other Rights." The record holders of Unit Depositary Shares at the close of business on the date specified by the Depositary will be entitled, subject to any applicable provisions of law and the provisions of or governing the Deposited Securities, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to such Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities represented by their respective Unit Depositary Shares. The Depositary has agreed that it will endeavor, insofar as practicable and permitted by applicable provisions of law and the provisions of or governing the Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities, to vote the Deposited Securities so represented in accordance with any such written instructions of record holders of Unit Depositary Shares. The Depositary will not vote such Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities, except in accordance with nondiscretionary instructions from such record holder.

INSPECTION OF TRANSFER BOOKS

    The Depositary will keep, at its transfer office in New York City, a register for the registration of Receipts and their transfer that at all reasonable times will be open for inspection by the holders of Unit Depositary Shares, Triton Cayman and Triton Delaware, provided that such inspection shall not be for the purpose of communicating with holders of Unit Depositary Shares in the interest of a business or object other than the business of Triton Cayman and Triton Delaware or a matter related to the Unit Deposit Agreement or the Unit Depositary Shares.

REPORTS AND NOTICES

    The Depositary will make available for inspection by Unit Depositary Share holders at its office any reports and communications received from Triton Cayman or Triton Delaware that are both (a) received by the Depositary as the holder of Class B Shares or Triton Delaware Preferred Stock or any other Deposited Securities which are a part of the Equity Units and (b) made generally available to the holders of such Class B Shares or Triton Delaware Preferred Stock or other Deposited Securities which are a part of the Equity Units by Triton Cayman or Triton Delaware, as the case may be. The Depositary will also send to Unit Depositary Share holders copies of such reports when furnished by Triton Cayman or Triton Delaware as provided in the Deposit Agreement. See "Available Information" for a description of the reports to be furnished.

    On or before the first date on which Triton Cayman or Triton Delaware gives notice, by publication or otherwise, of any meeting of holders of Class B Shares or Triton Delaware Preferred Stock which are a part of the Equity Units or other Deposited Securities or of any adjourned meeting of such holders, or of the taking of any action by such holders other than at a meeting, Triton Cayman or Triton Delaware, as the case may be, shall transmit to the Custodian a copy of the notice thereof in the form given or to be given to holders of Deposited Securities. The Depositary will, at the expense of Triton Cayman or Triton Delaware, as the case may be, arrange for the prompt mailing of copies thereof to all Unit Depositary Share holders and will make such notices available to holders of Unit Depositary Shares on a basis similar to that for holders of Deposited Securities.

CHANGES AFFECTING DEPOSITED CLASS B SHARES

    Upon any split-up, division, subdivision, consolidation, cancellation or any other reclassification of Class B Shares or any other Deposited Securities, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Triton Cayman or to which it is a party, any securities that shall be received by the Depositary in exchange for, or in conversion, replacement, or otherwise in respect of, Class B Shares or any other Deposited Securities shall be treated as Deposited Securities under the Unit Deposit Agreement, and the Unit Depositary Shares shall thenceforth represent the right to receive the Deposited Securities including the securities so received. In any such case the Depositary may with Triton Cayman's approval, and shall if Triton Cayman shall so request, subject to the Unit Deposit Agreement, call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing such newly received Deposited Securities.

    Upon any consolidation, cancellation or any other reclassification of Triton Delaware Preferred Stock, or upon any recapitalization, reorganization, merger or consolidation or sale of assets affecting Triton Delaware or to which it is a party, or in connection with the liquidation, dissolution or winding up of Triton Delaware, any securities that shall be received by the Depositary in exchange for or in conversion, replacement, or otherwise in respect of, Triton Delaware Preferred Stock shall be distributed to the holders of Unit Depositary Shares as in the case of a distribution received in cash, and thereafter an Equity Unit shall consist only of Class B Shares.

PURCHASE OF EQUITY UNITS

    As soon as practicable after receipt of notice that Triton Cayman or Triton Delaware is purchasing all or part of the Equity Units, the Depositary shall mail to the holders of Unit Depositary Shares a notice containing (a) such information as is contained in such notice of purchase and (b) a statement that, on and after a date specified by the Depositary in such notice, each holder of the Equity Units to be purchased shall be entitled to receive upon presentation of the Receipts held by such holder the purchase price for such Equity Units represented by Unit Depositary Shares less any amount required to be withheld by Triton Cayman, Triton Delaware or the Depositary from any such payment in respect of taxes. Upon payment of such purchase price in cash, Class A Shares or Class C Shares, the Receipts evidencing the Unit Depositary Shares which are so purchased will thereafter represent the right to receive all Deposited
Securities other than the Class B Shares and the shares of Triton Delaware Preferred Stock. If the purchase price is paid in Class C Shares, at Triton Cayman's request, the Depositary will distribute the cash portion of the purchase price, if any, as in the case of a distribution received in cash and the Receipts evidencing the Unit Depositary Shares which are so purchased will thereafter represent the right to receive such Class C Shares and all Deposited Securities other than the Class B Shares and the shares of Triton Delaware Preferred Stock. In any such case, the Depositary may with Triton Cayman's approval, and shall if Triton Cayman shall so

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
request, subject to the Unit Deposit Agreement, call for the presentation of outstanding Receipts and distribute Class C Shares, if applicable, and the remaining Deposited Securities, if any, to the holders of the Unit Depositary Shares in proportion to the number of Unit Depositary Shares representing Deposited Securities held by each of them respectively.

    To the extent that Equity Units are purchased for Class A Shares (or Class C Shares) and all of such Class A Shares (or Class C Shares) cannot be distributed to the record holders of Receipts without creating fractional interests in such Class A Shares (or Class C Shares), the Depositary may, with the consent of Triton Cayman, adopt such method as it deems equitable and practicable for the purpose of effecting such distribution, including the public or private sale of such Class A Shares (or Class C Shares), the proceeds which shall be distributed or made available for distribution to such record holders of Receipts, net of any taxes required to be withheld.

EXCHANGE OF RECEIPTS UPON CONVERSION OF CLASS B SHARES OR CLASS C SHARES

    In the event that the Board of Directors of Triton Cayman determines pursuant to the Articles of Association (whether as a result of the redemption of Triton Delaware Preferred Stock, the liquidation, dissolution or winding up of Triton Delaware or otherwise) to cause the Class B Shares (or Class C Shares) to be converted into Class A Shares, then, if so directed by Triton Cayman, the Depositary is required to call for the surrender of outstanding Receipts for exchange into Class A Shares.

RESIGNATION AND REMOVAL OF DEPOSITARY

    The Depositary may at any time resign as Depositary under the Unit Deposit Agreement by written notice of its election so to do delivered to Triton Cayman and Triton Delaware or be removed as Depositary by the joint action of Triton Cayman and Triton Delaware by written notice of such removal delivered to the Depositary, such resignation or removal to take effect upon the appointment of and acceptance by a successor depositary. If the Depositary resigns or is removed, Triton Cayman and Triton Delaware are required, within 45 days after delivery of the notice of resignation or removal, as the case may be, to use their best efforts to appoint a successor depositary. If a successor depositary shall not have been appointed in 45 days, the resigning Depositary may petition a court of competent jurisdiction to appoint a successor depositary.

AMENDMENT AND TERMINATION OF THE DEPOSIT AGREEMENT

    The Receipts and the Unit Deposit Agreement may at any time be amended by agreement among Triton Cayman, Triton Delaware and the Depositary. Any amendment that imposes or increases any fees, taxes or charges (other than charges referred to in clauses (i) and (ii) under "Charges of Depositary" below), or that otherwise prejudices any substantial existing right of Unit Depositary Share holders, will not take effect as to outstanding Receipts until the expiration of thirty days after notice of such amendment has been given to the record holders of outstanding Unit Depositary Shares. Every holder of a Unit Depositary Share at the expiration of such thirty day period will be deemed by continuing to hold such Unit Depositary Share to consent and agree to such amendment and to be bound by the Unit Deposit Agreement or the Unit Depositary Share as amended thereby. In no event may any amendment impair the right of any Unit Depositary Share holder to surrender his Receipt and receive therefor the Deposited Securities represented thereby.

    Whenever so directed by Triton Cayman and Triton Delaware, the Depositary will terminate the Unit Deposit Agreement by mailing notice of such termination to the record holders of all Unit Depositary Shares then outstanding at least 30 days prior to the date fixed in such notice for such termination. After the date of termination, the Depositary will perform no further acts under the Unit Deposit Agreement, except to advise holders of Receipts of such termination, to receive and hold distributions on Deposited Securities (or sell property or rights or convert Deposited Securities into cash) and, subject to the Unit Deposit Agreement, deliver Deposited Securities being withdrawn in exchange for Receipts. As soon as practicable after the expiration of six months from the date of

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termination,  the  Depositary  shall  sell  the  Deposited  Securities  and  may thereafter hold the net proceeds, together with any other cash then held, without liability for interest, for the pro rata benefit of the holders of Receipts that have not theretofore been surrendered.

CHARGES OF DEPOSITARY

    Triton Cayman and Triton Delaware will pay all charges and expenses of the Depositary and those of any registrar or co-registrar under the Unit Deposit Agreement in accordance with agreements between the Depositary, Triton Cayman and Triton Delaware from time to time, but will not pay (i) stock transfer or other taxes and other governmental charges (which are payable by holders of Receipts or persons depositing Equity Units) or (ii) any applicable share transfer or registration fees on deposits or withdrawals of Equity Units.

GENERAL

    Neither the Depositary, its agents, Triton Cayman nor Triton Delaware will incur any liability if they do not perform their obligations under the Unit Deposit Agreement by reason of any present or future law, the provisions of or governing any Deposited Securities or circumstances beyond their control. The obligations of each of Triton Cayman, Triton Delaware and the Depositary under the Unit Deposit Agreement are expressly limited to performing without negligence, bad faith or willful misconduct their respective duties specifically set forth and undertaken by it to perform in the Unit Deposit Agreement.

    If any Unit Depositary Shares are listed on one or more stock exchanges in the United States, the Depositary will act as registrar or, with the approval of Triton Cayman, appoint a registrar or one or more co-registrars, for registry of the Receipts evidencing such Unit Depositary Shares in accordance with any requirements of such exchanges. Such registrars or co-registrars may be removed and a substitute or substitutes appointed by the Depositary upon the request or with the approval of Triton Cayman.

    The Receipts are transferrable on the register maintained by the Depositary; provided, however, that the Depositary may close the register at any time or from time to time when deemed expedient by it in connection with the performance of its duties or at the request of Triton Cayman or Triton Delaware. As a condition precedent to the execution and delivery, registration, registration of transfer, split-up or combination of any Receipt, the delivery of any distribution thereon (including any distributions on Class B Shares or Triton Delaware Preferred Stock) or the withdrawal of Deposited Securities, the Depositary, Triton Cayman or Triton Delaware may require (a) payment of (i) any stock transfer or other tax or other governmental charge with respect to Class B Shares, Triton Delaware Preferred Stock or other Deposited Securities and (ii) any stock transfer or registration fee with respect thereto; (b) the production of proof satisfactory to it of the identity and genuineness of any signature and of such other information (including, without limitation, information as to citizenship, residence, exchange control approval, legal or beneficial ownership) as it may deem necessary or proper or as Triton Cayman or Triton Delaware may require; and (c) compliance with such additional regulations as the Depositary may establish. The delivery of Receipts against deposits of Equity Units may be suspended, deposits of Equity Units may be refused, or the registration of transfer of Receipts, their split-up or combination or the withdrawal of Deposited Securities may be suspended during any period, generally or in any particular case, when the transfer books of the Depositary are closed, or when any such action is deemed necessary or advisable by the Depositary, Triton Cayman or Triton Delaware for any reason.

    Holders of Receipts are subject to certain provisions of Triton Cayman's Articles of Association relating to the exercise of voting rights in connection with Class B Shares. See "Description of Authorized Shares of Triton Cayman -- Voting and Other Rights."

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                      COMPARISON OF RIGHTS OF STOCKHOLDERS

    The rights of stockholders of Triton Delaware are governed by Delaware law and Triton Delaware's Certificate of Incorporation and By-Laws. After the Reorganization, the stockholders of Triton Delaware will become shareholders of Triton Cayman, a Cayman Islands company, and their rights will be governed by the Companies Law (1995 Revision) of the Cayman Islands (the "Companies Law"), Triton Cayman's Articles of Association and Triton Cayman's Memorandum of Association.

    The principal attributes of the Triton Delaware Common Stock and the Ordinary Shares will be similar; however, there are certain differences between the rights of stockholders under Delaware law and Cayman Islands law, which is modeled after that of the United Kingdom. In addition, there are certain differences between Triton Delaware's Certificate of Incorporation and By-laws and Triton Cayman's Articles of Association and Memorandum of Association. The following discussion is a summary of certain changes in the rights of stockholders resulting from the Reorganization described in this Proxy Statement/Prospectus. This summary does not purport to be complete or to cover all of the respects in which Cayman Islands law may differ from laws generally applicable to Delaware corporations and their stockholders and, while Triton Cayman and Triton Delaware believe that this summary is accurate, this summary is subject to the complete text of the relevant provisions of the Companies Law, the Delaware General Corporation Law ("DGCL"), Triton Delaware's Certificate of Incorporation and By-Laws and Triton Cayman's Articles of Association and Memorandum of Association.

STOCKHOLDER APPROVAL OF BUSINESS COMBINATIONS

    Under the DGCL, there is no statutory restriction on a Delaware corporation's ability to acquire the business of another corporation. However, a merger or consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of the corporation (a "Disposition") not in the usual and regular course of the corporation's business, or a dissolution of the corporation, is required under the DGCL to be approved by the holders of a majority of the shares entitled to vote thereon unless the charter provides otherwise. In addition, under the DGCL, class voting rights exist with respect to amendments to the charter that adversely affect the terms of the shares of a class. See "Amendment of Charter" below. Such class voting rights do not exist as to other extraordinary matters, unless the charter provides otherwise; the Certificate of Incorporation of Triton Delaware does not provide otherwise. In addition, the Certificate of Incorporation of Triton Delaware provides that Delaware's statute providing for a supermajority vote in connection with certain "business combinations" does not apply to Triton Delaware.

    The Companies Law requires the approval of the holders of at least 75 percent of the votes cast at a general meeting called for such purpose for Triton Cayman to (i) merge, consolidate or amalgamate with another company or
(ii) reorganize or reconstruct itself pursuant to a plan sanctioned by the Cayman Islands courts. In addition, the Articles of Association of Triton Cayman provide that, subject to any approval required by the Companies Law or any other law of the Cayman Islands, the approval of the holders of at least a majority of the outstanding shares is required for Triton Cayman to (i) merge, consolidate or amalgamate with another company, (ii) reorganize or reconstruct itself pursuant to a plan sanctioned by the Cayman Islands courts or (iii) sell, lease or exchange all or substantially all of its assets. An "amalgamation" is substantially equivalent to a consolidation.

ABSENCE OF REQUIRED VOTE FOR CERTAIN MERGERS

    Under the DGCL, no vote of the stockholders of a corporation surviving a merger is required to approve a merger if (i) the agreement of merger does not amend the charter of such corporation, (ii) each share of stock of such corporation outstanding immediately before the merger is to be an identical outstanding or treasury share of the surviving corporation thereafter and (iii) the number of shares of common stock of such corporation to be issued in the merger, if any, does not exceed 20 percent of the number of shares outstanding immediately before the merger.

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
    There is no equivalent provision in the Companies Law and therefore the shareholders of the surviving company in such a situation would be entitled to vote on the merger as described above. See "Stockholder Approval of Business Combinations" above.

APPRAISAL RIGHTS

    Under the DGCL, a stockholder of a corporation does not have appraisal rights in connection with a merger or consolidation or, in the case of a Disposition, if (i) the shares of such corporation are listed on a national securities exchange or held of record by more than 2,000 stockholders, as is presently the case with Triton Delaware, or (ii) such corporation will be the surviving corporation of the merger and no vote of the stockholders of the surviving corporation is required to approve such merger, provided, however, that a stockholder is entitled to appraisal rights in the case of a merger or consolidation if such stockholder is required by the terms of an agreement of merger or consolidation to accept in exchange for the shares of such stockholder anything other than (a) shares of stock of the corporation surviving or resulting from such merger or consolidation, (b) shares of any other corporation that on the effective date of the merger on consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders, (c) cash in lieu of fractional shares of the corporation described in the foregoing clauses (a) and (b), or (d) any combination of the foregoing. Triton Delaware's Common Stock is presently listed on the NYSE and Triton Cayman's Ordinary Shares will be listed or authorized for listing upon official notice of issuance by the NYSE.

    The Companies Law does not provide for appraisal rights. However, in the case of a court sanctioned reorganization of a Cayman Islands company as described in "Stockholder Approval of Business Combinations" above, a dissenting shareholder has the right to express to the court such shareholder's view that the transaction sought to be approved would not provide the shareholders with the fair value of their shares but (i) Triton Cayman believes the court ordinarily would not disapprove the transaction on that ground absent other evidence of fraud or bad faith, and (ii) if the transaction were approved and consummated, the dissenting shareholder would have no rights comparable to the appraisal rights (as here defined, rights to receive payments in cash for the judicially determined value of their shares) available to dissenting stockholders of Delaware corporations.

    In addition, the Companies Law provides that where an offer is made by a Cayman Islands company for shares of another Cayman Islands company and, within four months of the offer, the holders of not less than 90 percent of the shares which are the subject of the offer accept, the offeror may by notice require the dissenting shareholders to transfer their shares on the terms of the offer. A dissenting shareholder may apply to the court within one month of the notice objecting to the transfer. The burden is on the dissenting shareholders to show that the court should exercise its discretion to prevent the requirement of such transfer, which it will be unlikely to do unless there is evidence of fraud or bad faith or collusion as between the offeror and the holders of the shares who have accepted the offer as a means of unfairly forcing out minority stockholders.

STOCKHOLDER CONSENT TO ACTION WITHOUT MEETING

    Under the DGCL, unless otherwise provided in the charter, any action that can be taken at a meeting of the stockholders may be taken without a meeting if written consent thereto is signed by the holders of outstanding stock having the minimum number of votes necessary to authorize or take such action at a meeting of the stockholders. Triton Delaware's Certificate of Incorporation provides that stockholders cannot, by less than unanimous written consent, take action without a meeting of stockholders, although in connection with the Merger, this provision will be deleted.

    The Companies Law provides that shareholders may take action requiring a Special Resolution without a meeting only by unanimous written consent. The Articles of Association provide that shareholders cannot, by less than unanimous written consent, take action without a meeting of shareholders.

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
SPECIAL MEETINGS OF STOCKHOLDERS

    Under the DGCL, a special meeting of stockholders may be called only by the Board of Directors or by persons authorized in the charter or the bylaws. The Bylaws of Triton Delaware provide for the call of a special meeting of stockholders only by the President or the Secretary at the request in writing of the majority of the Board of Directors of Triton Delaware.

    Under the Articles of Association, an extraordinary meeting may be called only by the President or the Board of Directors of Triton Cayman.

DISTRIBUTIONS AND DIVIDENDS; REPURCHASES AND REDEMPTIONS

    Under the DGCL, a corporation may pay dividends out of surplus and, if there is no surplus, out of net profits for the current and/or the preceding fiscal year, unless the net assets of the corporation are less than the capital represented by issued and outstanding stock having a preference on asset distributions. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board. A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by such purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its stock if such shares are to be retired and the capital reduced.

    Under the Companies Law, the directors may pay to the shareholders such dividends as appear to the directors to be justified by the profits of Triton Cayman or out of the "share premium account" (similar to the concept of additional paid in capital) if Triton Cayman has the ability to pay its debts as they become due.

VACANCIES ON BOARD OF DIRECTORS

    Under the DGCL, a vacancy and a newly created directorship may be filled by a majority of the remaining directors, although less than a quorum, unless otherwise provided in the charter or bylaws. Neither the Certificate of Incorporation nor the Bylaws of Triton Delaware otherwise so provides.

    The Articles of Association of Triton Cayman provide that a vacancy and a newly created directorship may be filled by a majority of the remaining directors, although less than a quorum.

REMOVAL OF DIRECTORS; STAGGERED TERM OF DIRECTORS

    Under the DGCL, except in the case of a corporation with a classified board, any director or the entire board may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors. The Certificate of Incorporation of Triton Delaware provides that the Board of Directors will consist of three classes of directors, with each class to consist of as nearly an equal number of directors as possible and with each class of directors coming up for election by the stockholders every three years. Under the DGCL, because Triton Delaware has a classified board, directors of Triton Delaware may only be removed for cause. The Certificate of Incorporation does not provide for a supermajority vote for removal of directors, but provides that the provision for the staggered board may not be amended except by a two-thirds vote of the stockholders. After the Merger, the Board of Directors will no longer be divided into classes.

    The Companies Law does not provide for classified boards of directors. However, the Articles of Association of Triton Cayman provide that the Board of Directors of Triton Cayman consists of three classes of directors, with each class to consist of approximately equal numbers of directors and with each class coming up for election by the shareholders of Triton Cayman every three years. In addition, the Articles of Association of Triton Cayman provide that directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote.

INSPECTION OF BOOKS AND RECORDS

    Under the DGCL, any stockholder may inspect the corporation's books and records for a proper purpose.

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
    Shareholders of a Cayman Islands company have no general rights to inspect or obtain copies of the list of shareholders or corporate records of a company. However, Triton Cayman's Articles of Association provide that any shareholder may inspect Triton Cayman's books and records for a proper purpose.

AMENDMENT OF CHARTER

    Under the DGCL, the certificate of incorporation may be amended if (i) the board of directors sets forth the proposed amendment in a resolution, declares the advisability of the amendment and directs that it be submitted to a vote at the meeting of stockholders and (ii) the holders of at least a majority of shares of stock entitled to vote thereon approve the amendment, unless the charter requires the vote of a greater number of shares. If the holders of the outstanding shares of a class are entitled to vote as a class upon a proposed amendment, the holders of a majority of the outstanding shares of such class must also vote in favor of the amendment.

    Under the Companies Law, the Memorandum of Association may only be amended by a Special Resolution of the shareholders.

AMENDMENT OF BYLAWS

    Under the DGCL, the board of directors may amend bylaws if so authorized in the charter. The stockholders of a Delaware corporation also have the power to amend bylaws. The Certificate of Incorporation of Triton Delaware authorizes the Board of Directors to alter, amend, repeal or adopt its bylaws.

    Under the Companies Law, the Articles of Association may only be amended by a Special Resolution of the shareholders.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Companies Law and the DGCL have different provisions and limitations regarding indemnification by a corporation of its officers, directors, employees and agents. If the Reorganization is approved, the Companies Law indemnification provisions will not apply to any act or omission that occurs before the Effective Time. The following is a summary comparison of Companies Law and DGCL indemnification provisions:

    Under the DGCL, indemnification rights are expressly non-exclusive. A corporation is permitted to provide indemnification or advancement of expenses, by bylaw provision, agreement or otherwise, against judgments, fines, expenses and amounts paid in settlement actually and reasonably incurred by the person in connection with such proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation.

    The Certificate of Incorporation of Triton Delaware makes indemnification mandatory on the part of Triton Delaware to the fullest extent permitted by law.

    Cayman Islands law does not limit the extent to which a company's Articles of Association may provide for the indemnification of officers and directors, except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy (for instance, for purporting to provide indemnification against the consequences of committing a crime). In addition, an officer or director may not be indemnified for his own dishonesty or wilful neglect or default.

    The Articles of Association of Triton Cayman contain provisions providing for the indemnity by Triton Cayman of an officer, director, employee or agent of Triton Cayman to the same extent as permitted under the Certificate of Incorporation of Triton Delaware.

LIMITED LIABILITY OF DIRECTORS

    Section 102(b)(7) ("Section 102") of the DGCL permits the adoption of a charter provision limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. Section 102 does not permit any limitation of the liability of a director for (i) breaching the duty of loyalty to the corporation or its stockholders,

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(ii) failing to act in good faith, (iii) engaging in intentional misconduct or a known violation of law, (iv) obtaining an improper personal benefit from the corporation or (v) paying a dividend or approving a stock repurchase that was illegal under the DGCL. The Certificate of Incorporation of Triton Delaware eliminates the monetary liability of a director to the fullest extent permitted by the DGCL.

    There is no equivalent provision under the Companies Law. However, the Articles of Association of Triton Cayman state that the directors of Triton Cayman shall have no personal liability to Triton Cayman or its shareholders for monetary damages for breach of fiduciary or other duties as a director, except
(i) for any breach of a director's duty of loyalty to Triton Cayman or its shareholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, or (iii) for any transaction from which a director derived an improper personal benefit.

STOCKHOLDERS' SUITS

    Section 327 of the DGCL requires only that the stockholder bringing a derivative suit must have been a stockholder at the time of the wrong complained of or that the stock devolved to him by operation of law from a person who was such a stockholder. In addition, the stockholder must remain a stockholder throughout the litigation.

    The Cayman Islands courts have recognized derivative suits by shareholders; however, the consideration of such suits has been limited. In this regard, the Cayman Islands courts ordinarily would be expected to follow English precedent, which would permit a minority stockholder to commence an action against or a derivative action in the name of the company only (i) where the act complained of is alleged to be beyond the corporate power of the company or illegal, (ii) where the act complained of is alleged to constitute a fraud against the minority perpetrated by those in control of the company, (iii) where the act requires approval by a greater percentage of the company's shareholders than actually approved it or (iv) where there is a an absolute necessity to waive the general rule that a stockholder may not bring such an action in order that there not be a denial of justice or a violation of the company's memorandum of association.

                          MANAGEMENT OF TRITON CAYMAN

    The Board of Directors of Triton Cayman, upon the effectiveness of the Reorganization, is to consist of those persons who, at the Effective Time, are serving as directors of Triton Delaware, each to have the term of office for which he or she was elected or appointed. Triton Cayman's executive officers are now, and upon the effectiveness of the Reorganization are expected to be, the same as those persons who are presently employed as executive officers of Triton Delaware.

COMMITTEES OF THE BOARD OF DIRECTORS

    Triton Cayman has established committees of the Board of Directors which committees have identical members and functions as the committees of the Board of Directors of Triton Delaware immediately prior to the Effective Time.

EXECUTIVE COMPENSATION

    Triton Cayman has not paid compensation to any person before the date of this Proxy Statement/ Prospectus and is not expected to do so prior to the Effective Time.

                                 LEGAL MATTERS

    Certain legal matters in connection with Class A Shares and Class B Shares to be issued in the Reorganization have been passed upon for Triton Cayman by W.S. Walker & Company, Cayman Islands. W.S. Walker & Company has also rendered an opinion regarding the Cayman Islands tax consequences of the Reorganization referred to in "Certain Tax Considerations." Certain legal matters in connection with the Triton Delaware Preferred Stock to be issued in the Reorganization have been passed upon for Triton Delaware by Simpson Thacher & Bartlett (a partnership which includes professional corporations), New York, New York. The opinions regarding the United States federal tax

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consequences of the Reorganization referred  to in "Certain Tax  Considerations"
were rendered by Simpson Thacher & Bartlett and Weil, Gotshal & Manges LLP (a partnership which includes professional corporations), New York, New York.

                                    EXPERTS

    The financial statement of Triton Energy Limited ("Triton Cayman") as of December 31, 1995 and the pro forma consolidated condensed statements of operations of Triton Energy Corporation ("Triton Delaware") for the seven months ended December 31, 1994 and for the year ended May 31, 1994 included in this Proxy Statement/Prospectus has been so included in reliance on the respective reports of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts, with respect to the balance sheet of Triton Cayman, in auditing and accounting and, with respect to the pro forma financial information of Triton Delaware, in performing examinations of pro forma financial information in accordance with standards established by the American Institute of Certified Public Accountants.

    The restated consolidated financial statements of Triton Delaware as of and for the seven months ended December 31, 1994 and the years ended May 31, 1994 and 1993, incorporated herein by reference to Triton Delaware's Current Report on Form 8-K dated August 24, 1995 appearing on pages F-1 through F-54, have been so incorporated in reliance upon the reports (which included an audit of the adjustments that were applied to restate the 1992 financial statements for discontinued aviation sales and services operations and wholesale fuel products operations as described in Notes 1 and 4 of the financial statements) of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    With respect to the unaudited pro forma consolidated condensed balance sheet of Triton Cayman as of September 30, 1995, and with respect to the unaudited consolidated condensed financial information of Triton Delaware and its subsidiaries (i) for the three month periods ended March 31, 1995 and 1994, which include financial statements that have not been restated to reflect the aviation sales and services segment as discontinued operations, (ii) for the three and six month periods ended June 30, 1995 and 1994, (iii) for the three and nine month periods ended September 30, 1995 and 1994 incorporated by reference in this Proxy Statement/Prospectus, and (iv) for the unaudited pro forma consolidated condensed balance sheet as of September 30, 1995 and the pro forma consolidated condensed statement of operations for the nine month period then ended included in this Proxy Statement/Prospectus, Price Waterhouse LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, the report dated February 14, 1996 with respect to the pro forma consolidated condensed balance sheet of Triton Cayman included in this Proxy Statement/Prospectus, and their separate reports dated May 2, 1995, August 1, 1995 and October 31, 1995 included in Triton Delaware's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995, June 30, 1995, and September 30, 1995, respectively, and incorporated by reference herein, and their report on the pro forma consolidated condensed balance sheet of Triton Delaware as of September 30, 1995 and the pro forma consolidated condensed statement of operations for the nine month period then ended dated February 14, 1996 included in this Proxy Statement/Prospectus, state that they did not audit and they did not express an opinion on the referenced unaudited consolidated condensed financial information and unaudited pro forma consolidated condensed financial information. Price Waterhouse LLP did not carry out any significant or additional tests beyond those which would have been necessary if their reports had not been included. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of their review procedures applied. Price Waterhouse LLP is not subject to the liability provisions of section 11 of the Securities Act of 1933, as amended, for their reports on the unaudited consolidated historical and pro forma condensed financial information because such reports are not a "report" or a "part" of the Registration Statement prepared or certified by Price Waterhouse LLP within the meaning of sections 7 and 11 of the 1933 Act.

    The consolidated statements of operations, shareholders' equity and cash flows of Triton Delaware for the year ended May 31, 1992 (before restatement for discontinued aviation sales and services operations and wholesale fuel products operations), incorporated herein by reference to Triton Delaware's Current Report on Form 8-K dated August 24, 1995, have been so incorporated in reliance upon the report of KPMG Peat Marwick LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    The consolidated statements of earnings, shareholders' equity and cash flows of Crusader Limited for the year ended May 31, 1992, incorporated herein by reference to Triton Delaware's Transition Report on Form 10-K for the seven months ended December 31, 1994, have been so incorporated in reliance upon the report of KPMG, independent accountants, given on the authority of said firm as experts in auditing and accounting.

    Certain information with respect to the gas and oil reserves of Triton Delaware and its subsidiaries derived from the report of DeGolyer and MacNaughton, independent petroleum engineers, has been incorporated by reference herein in reliance upon such firm as experts with respect to the matters contained therein.

    Certain information with respect to the gas and oil reserves of Triton Delaware and its subsidiaries derived from the report of McDaniel & Associates Consultants, Ltd., independent petroleum engineers, has been incorporated by reference herein in reliance upon such firm as experts with respect to the matters contained therein.

                           GLOSSARY OF DEFINED TERMS

                                                                                                              PAGE
                                                                                                            ---------
Articles of Association...................................................................................         43
CFC.......................................................................................................         41
Calculation Date..........................................................................................         51
Certificate of Incorporation..............................................................................         54
Charter...................................................................................................         55
Class A Shares............................................................................................          1
Class B Shares............................................................................................          1
Class C Shares............................................................................................         43
Closing Price.............................................................................................         56
Code......................................................................................................         36
Commission................................................................................................          3
Companies Law.............................................................................................         64
Conversion Rate...........................................................................................         53
Convertible Preference Shares.............................................................................         12
Convertible Preferred Stock...............................................................................         12
Cumulative Dividend Amount................................................................................         46
Depositary................................................................................................          1
Deposited Securities......................................................................................         58
Designation...............................................................................................         55
Disposition...............................................................................................         64
Dividend Provision........................................................................................         46
DGCL......................................................................................................         20
Effective Time............................................................................................         13
Electing Share............................................................................................         12
Election Date.............................................................................................         13
Equity Unit...............................................................................................          1
Equity Unit Election......................................................................................          1
Equity Unit Limitation....................................................................................          1
Exchange Act..............................................................................................          3
Exchange Agent............................................................................................         17
Fair Market Value.........................................................................................         56
Form of Election..........................................................................................         13
J.P. Morgan...............................................................................................         12
Junior Dividend Shares....................................................................................         51
Junior Preference Shares..................................................................................         53
IRS.......................................................................................................          5
Lehman....................................................................................................         12
Liquidation Available Amount..............................................................................         47
Liquidation Preference....................................................................................         55
Liquidation Price.........................................................................................         51
Mailing Date..............................................................................................         34
Maximum Election Number...................................................................................          6
Memorandum of Association.................................................................................         43
Merger....................................................................................................          1
Merger Agreement..........................................................................................          1
Minimum Election Number...................................................................................         12
1997 Notes................................................................................................         26
NYSE......................................................................................................          1
Offerer...................................................................................................         45

                                                                                                              PAGE
                                                                                                            ---------
Ordinary Shares...........................................................................................         14
PFICs.....................................................................................................         42
Pairing Ratio.............................................................................................         44
Parity Dividend Shares....................................................................................         51
Penalty Dividend..........................................................................................         51
Proration Factor..........................................................................................          6
Proxy Card................................................................................................         16
Proxy Statement/Prospectus................................................................................          1
Purchase Date.............................................................................................         56
Purchase Price............................................................................................         56
Receipts..................................................................................................          1
Registration Statement....................................................................................          3
Reorganization............................................................................................          1
Resolutions...............................................................................................         43
Rights Agreement..........................................................................................         43
Section 102...............................................................................................         67
Securities Act............................................................................................          3
Senior Dividend Shares....................................................................................         51
Senior Liquidation Shares.................................................................................         52
Senior Liquidation Stock..................................................................................         56
Shareholders Rights Plan..................................................................................         34
Special Meeting...........................................................................................          1
Special Tax Counsel.......................................................................................         35
Specified Amount..........................................................................................         47
Sub.......................................................................................................          1
TIN.......................................................................................................         42
Trading Day...............................................................................................         56
Triton Cayman.............................................................................................          1
Triton Delaware...........................................................................................          1
Triton Delaware Common Stock..............................................................................          1
Triton Delaware Preferred Stock...........................................................................          1
2000 Notes................................................................................................         26
Unit Deposit Agreement....................................................................................         58
Unit Depositary Shares....................................................................................          1
U.S. Holder...............................................................................................         35
U.S. Shareholder..........................................................................................         41

                             TRITON ENERGY LIMITED
                           TRITON ENERGY CORPORATION
                         INDEX TO FINANCIAL STATEMENTS

                                                                                                               PAGE
                                                                                                             ---------
Triton Energy Limited:
  Review Report of Independent Accountants on Pro Forma Consolidated Condensed Financial Information.......        F-2
  Basis of Presentation....................................................................................        F-3
  Pro Forma Consolidated Condensed Balance Sheet -- September 30, 1995.....................................        F-4
  Notes to Pro Forma Consolidated Condensed Financial Statement............................................        F-5
  Report of Independent Accountants........................................................................        F-8
  Balance Sheet as of December 31, 1995....................................................................        F-9
  Notes to Balance Sheet...................................................................................       F-10

Triton Energy Corporation:
  Review Report of Independent Accountants on Pro Forma Consolidated Condensed Financial Information.......       F-11
  Report of Independent Accountants on Pro Forma Consolidated Condensed Financial Information..............       F-12
  Basis of Presentation....................................................................................       F-13
  Pro Forma Consolidated Condensed Balance Sheet -- September 30, 1995.....................................       F-14
  Pro Forma Consolidated Condensed Statement of Operations -- Nine Months ended September 30, 1995.........       F-15
  Pro Forma Consolidated Condensed Statement of Operations -- Seven Months ended December 31, 1994.........       F-16
  Pro Forma Consolidated Condensed Statement of Operations -- Year ended May 31, 1994......................       F-17
  Notes to Pro Forma Consolidated Condensed Financial Statements...........................................       F-18

                    REVIEW REPORT OF INDEPENDENT ACCOUNTANTS
           ON PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

To the Board of Directors
  of Triton Energy Limited

    We have reviewed the pro forma adjustments reflecting the transaction described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated condensed balance sheet of Triton Energy Limited and subsidiaries as of September 30, 1995. The historical consolidated condensed balance sheets of Triton Energy Limited and Triton Energy Corporation are derived from the historical unaudited financial statements of Triton Energy Limited and Triton Energy Corporation, which were reviewed by us. The historical unaudited consolidated condensed financial statements of Triton Energy Corporation as of and for the nine months ended September 30, 1995 are incorporated by reference in the accompanying Proxy Statement/ Prospectus. Such pro forma adjustments are based on management's assumptions as described in Note
1. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants.

    A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

    The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transaction occurred at an earlier date. However, the pro forma consolidated condensed balance sheet is not necessarily indicative of the related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

    Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transaction described in Note 1, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical balance sheet amounts in the pro forma consolidated condensed balance sheet as of September 30, 1995.

PRICE WATERHOUSE LLP
Dallas, Texas
February 14, 1996

                     TRITON ENERGY LIMITED AND SUBSIDIARIES
                        PRO FORMA FINANCIAL INFORMATION
                (NOT COVERED BY INDEPENDENT ACCOUNTANTS' REPORT)

BASIS OF PRESENTATION

    The accompanying unaudited Pro Forma Consolidated Condensed Balance Sheet of Triton Energy Limited ("Triton Cayman"), a Cayman Islands company and wholly-owned subsidiary of Triton Energy Corporation ("Triton Delaware"), gives effect to (i) the acquisition of Triton Delaware in connection with the proposed Reorganization, whereby Triton Cayman will become the parent holding company of Triton Delaware and (ii) subsequent to the Reorganization, the acquisition by Triton Cayman of substantially all of the businesses or subsidiaries of Triton Delaware located outside of the United States, other than Triton Delaware's interests in the Cusiana and Cupiagua fields in Colombia and interests in Argentina. The unaudited Pro Forma Consolidated Condensed Balance Sheet presents the combined financial position of Triton Cayman and Triton Delaware as of September 30, 1995 assuming the proposed Reorganization and purchase of assets had occurred as of September 30, 1995. The consolidated condensed balance sheet of Triton Delaware was derived from Triton Delaware's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, incorporated herein by reference. The Reorganization will be accounted for as a combination of entities under common control (as if it were a pooling of interests). Unaudited pro forma consolidated condensed statements of operations for Triton Cayman are not presented herewith because the unaudited pro forma consolidated condensed statements of operations of Triton Cayman for the nine months ended September 30, 1995, the seven month transition period ended December 31, 1994 and the three years in the period ended May 31, 1994 would be identical to the Consolidated Condensed Statement of Operations of Triton Delaware as reported in Triton Delaware's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, and the historical Consolidated Statements of Operations of Triton Delaware as reported in Triton Delaware's Current Report on Form 8-K dated August 24, 1995, respectively, which are incorporated herein by reference.

    The Pro Forma Consolidated Condensed Balance Sheet of Triton Cayman should be read in conjunction with the restated consolidated financial statements and the related notes included in Triton Delaware's Current Report on Form 8-K dated August 24, 1995 and Triton Delaware's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995. The pro forma financial information is not indicative of Triton Cayman's financial position that might have occurred had such transaction actually occurred on the date indicated above.

                     TRITON ENERGY LIMITED AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1995

                                                                   TRITON ENERGY     ISSUANCE OF
                                                      HISTORICAL   CORPORATION (A) EQUITY UNITS (B)   PRO FORMA
                                                      -----------  --------------  ----------------  ------------
                                                                            (IN THOUSANDS)
                                                                              (UNAUDITED)
ASSETS
Current assets:
  Cash and equivalents..............................  $   --        $   75,989     $      --         $     75,989
  Short-term marketable securities..................      --            57,338            --               57,338
  Receivables.......................................      --            33,122            --               33,122
  Inventories, prepaid expenses and other...........      --             5,927            --                5,927
                                                      -----------  --------------  ----------------  ------------
      Total current assets..........................      --           172,376            --              172,376
Long-term marketable securities.....................      --             3,930            --                3,930
Property and equipment, at cost, less accumulated
 depreciation and depletion of $261,504.............      --           465,816            --              465,816
Investments and other assets........................      --           185,033            --              185,033
                                                      -----------  --------------  ----------------  ------------
                                                      $   --        $  827,155     $      --         $    827,155
                                                      -----------  --------------  ----------------  ------------
                                                      -----------  --------------  ----------------  ------------


LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Current installments of long-term debt............  $   --        $    1,313     $      --         $      1,313
  Accounts payable and accrued liabilities..........      --            35,273            --               35,273
                                                      -----------  --------------  ----------------  ------------
      Total current liabilities.....................      --            36,586            --               36,586
                                                      -----------  --------------  ----------------  ------------
Long-term debt, excluding current installments......      --           404,944            --              404,944
Deferred income taxes...............................      --            26,137            --               26,137
Deferred income and other...........................      --           116,276            --              116,276
Convertible debentures due to employees.............      --             --               --              --
Preferred stock of a subsidiary.....................      --             --             439,086(f)        439,086
Stockholders' equity:
  5% Convertible preference shares..................      --             --              14,119(c)         14,119
  5% Convertible preferred stock....................                    14,119(c)       (14,119)(c)       --
  Ordinary shares:
    Class A.........................................            1       35,871          (35,603)(d)           269
      Subscription receivable.......................           (1)       --                   1           --
    Class B.........................................      --             --                  90(d)             90
    Class C.........................................      --             --               --              --
  Additional paid-in capital........................      --           514,266         (403,574)(e)       110,692
  Accumulated deficit...............................      --          (311,902)           --             (311,902)
  Foreign currency translation adjustment...........      --            (8,519)           --               (8,519)
  Other.............................................      --              (281)           --                 (281)
                                                      -----------  --------------  ----------------  ------------
                                                          --           243,554         (439,086)         (195,532)
  Less cost of common stock in treasury.............      --               342            --                  342
                                                      -----------  --------------  ----------------  ------------
      Total stockholders' equity....................      --           243,212         (439,086)         (195,874)
Commitments and contingencies.......................      --             --               --              --
                                                      -----------  --------------  ----------------  ------------
                                                      $   --        $  827,155     $      --         $    827,155
                                                      -----------  --------------  ----------------  ------------
                                                      -----------  --------------  ----------------  ------------

 Triton Energy Limited uses the full cost method to account for its oil and gas producing activities.

See accompanying notes to pro forma consolidated condensed financial statements.

                     TRITON ENERGY LIMITED AND SUBSIDIARIES

         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENT

1.  PLAN OF REORGANIZATION
    Triton Energy Corporation ("Triton Delaware") has proposed a reorganization pursuant to which Triton Energy Limited ("Triton Cayman"), a Cayman Islands company and a wholly-owned subsidiary of Triton Delaware, will become the parent holding company of Triton Delaware. The Reorganization will be effected pursuant to the Agreement and Plan of Merger among Triton Cayman, Triton Delaware and TEL Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Triton Cayman ("Sub").

    In connection with the Reorganization, holders, in the aggregate, of not less than 15% but not more than 25% of the outstanding shares of Triton Delaware Common Stock may make an unconditional election (the "Equity Unit Election") to receive one Equity Unit ("Equity Unit") comprised of (i) one Class B ordinary share of Triton Cayman, par value $.01 per share ("Class B Share"), and (ii) one-tenth of one share of participating preferred stock, par value $.01 per share, of Triton Delaware ("Triton Delaware Preferred Stock"), which securities shall be paired and after such pairing may only be traded together as a unit and will not be separately transferable. Each outstanding share of Triton Delaware Common Stock, other than those with respect to which an Equity Unit Election has been made, will be automatically converted into one Class A ordinary share, par value of $.01 per share ("Class A Share") of Triton Cayman. Each outstanding share of 5% convertible preferred stock of Triton Delaware will be automatically converted into one 5% convertible preference share of Triton Cayman.

    Pro forma adjustments are made to reflect:

       (a) the acquisition of Triton Delaware and subsidiaries as if the acquisition occurred on September 30, 1995 and will be accounted for as a combination of entities under common control (as if it were a pooling of interests);

       (b) the issuance of 9 million Equity Units, each consisting of one Class B Share of Triton Cayman and one-tenth of one share of Triton
    Delaware Preferred Stock, assuming holders of 25% of Triton Delaware Common Stock make an Equity Unit Election and that each one-tenth of one share of Triton Delaware Preferred Stock is valued at $49, as determined by Triton Delaware as of February 14, 1996, based upon the advice of its financial advisors. If holders of 15% of Triton Delaware's Common Stock make an Equity Unit Election, the amount shown for preferred stock of a subsidiary would be $263 million as determined by Triton Delaware based upon the advice of its financial advisors. At the Effective Time, the value of one-tenth of one share of Triton Delaware Preferred Stock will be determined by Triton Delaware based upon the advice of its financial advisors at such time.

       (c) the conversion, pursuant to the Reorganization, of .4 million shares of Triton Delaware's 5% convertible preferred stock into .4 million
    5% convertible preference shares of Triton Cayman;

       (d) the reduction of the par value of 35.9 million shares of Triton Delaware Common Stock from $1.00 per share to $.01 per share, in connection with the issuance of Ordinary Shares. Following the Reorganization, Triton Cayman will have 26.9 million Class A Shares and 9 million Class B Shares outstanding, assuming holders of 25% of the outstanding shares of Triton Delaware Common Stock make an Equity Unit Election;

       (e) the net reduction to additional paid-in capital resulting from the issuance of Class A Shares and Equity Units pursuant to the
    Reorganization. If holders of 15% of Triton Delaware's Common Stock make an Equity Unit Election, the net reduction in additional paid-in capital would be $228 million; and

       (f) the issuance of the Triton Delaware Preferred Stock pursuant to the Reorganization.

                     TRITON ENERGY LIMITED AND SUBSIDIARIES

2.  FORMATION OF TRITON CAYMAN
    Triton Cayman was incorporated on August 23, 1995 to become the parent holding company of Triton Delaware. The balances of Triton Cayman reported in the unaudited Pro Forma Consolidated Condensed Balance Sheet as of September 30, 1995 reflect the initial capitalization of Triton Cayman.

3.  TRANSFER OF ASSETS
    Following the Reorganization, Triton Delaware intends to transfer substantially all of its businesses or subsidiaries located outside of the United States, other than Triton Delaware's interests in the Cusiana and Cupiagua fields in Colombia and interests in Argentina, to Triton Cayman. The aggregate consideration to be received by Triton Delaware, estimated to be approximately $233 million, will consist of preferred stock of Triton Oil Company of Thailand JDA Ltd., through which Triton Cayman will hold its interest in Block A-18 of the Malaysia-Thailand Joint Development Area, and other subsidiaries to be sold, with an aggregate stated value expected to approximate the aggregate value of the businesses and subsidiaries being transferred, and a promisary note of Triton Cayman for any remainder. No book gain or loss will be recognized by Triton Cayman on a consolidated basis. The consideration for the contemplated transfers will be determined by Triton Delaware at the time of such transfers and will be based on independent third party appraisals. The appraisals will not be binding on the IRS, which may argue that the consideration on the transfer is larger.

4.  TRITON DELAWARE PREFERRED STOCK
    When, as and if the Board of Directors of Triton Delaware declares a dividend on the common stock of Triton Delaware outstanding after the Reorganization, the Board of Directors shall simultaneously declare a dividend on the Triton Delaware Preferred Stock out of funds of Triton Delaware legally available therefor, such that the aggregate amount of the dividend declared with respect to the shares of Triton Delaware Preferred Stock shall be a portion of the aggregate distribution on the Triton Delaware Preferred Stock and the common stock (and any other series or class that participates in dividends with holders of the common stock) equal to (x) ten times the number of shares of Triton Delaware Preferred Stock outstanding at the time such distribution is made divided by (y) the total number of shares of Triton Delaware Common Stock outstanding immediately prior to the Effective Time. In case of the voluntary or involuntary liquidation, dissolution, or winding-up of Triton Delaware, a holder of one-tenth of one share of Triton Delaware Preferred Stock is entitled to receive out of the assets of Triton Delaware available for distribution to its stockholders an amount equal to the fair market value of one-tenth of one share of Triton Delaware Preferred Stock at the Effective Time, which will be determined by Triton Delaware based upon the advice of its financial advisors at the Effective Time (the "Liquidation Preference"), before any payment or distribution is made to the holders of any series or class of Triton Delaware's stock which ranks junior as to liquidation rights to the Triton Delaware Preferred Stock. After payment in full of the Liquidation Preference, the holders of such shares of Triton Delaware Preferred Stock will be entitled to share with the holders of common stock of Triton Delaware in any distribution of assets by Triton Delaware. In connection with any such distribution, the holders of the shares of Triton Delaware Preferred Stock shall receive a portion of such distribution equal to the product of the aggregate distribution and the percentage of shares of Triton Delaware Common Stock that receive Equity Units in the Merger, and the holders of common stock of Triton Delaware shall receive the remainder of such distribution. In the event that the number of outstanding shares of Triton Delaware Preferred Stock decreases, such percentage shall be decreased in proportion to such decrease in number of shares of Triton Delaware Preferred Stock. Neither a consolidation or merger of Triton Delaware with another corporation nor a sale or transfer of all or part of Triton Delaware's assets will be considered a liquidation, dissolution or winding-up of Triton Delaware.

                     TRITON ENERGY LIMITED AND SUBSIDIARIES

4.  TRITON DELAWARE PREFERRED STOCK (CONTINUED)
    Either Triton Cayman or Triton Delaware may, at its option, purchase Equity Units, in whole or in part, at any time on or after the third anniversary of the Effective Time. Triton Cayman may also, at its option, purchase Equity Units, in whole or in part, at any time immediately prior to the date on which a sale or other disposition of the stock of Triton Delaware is consummated. The purchase price of one Equity Unit payable upon such purchase will generally be equal to the greater of .95 of one Class A Share and the fair market value of an Equity Unit, payable in cash or, by Triton Cayman, in Ordinary Shares. Neither Triton Cayman nor Triton Delaware can exercise its option to purchase the Equity Units in certain circumstances, including in the event of the bankruptcy or insolvency of Triton Delaware.

5.  ORDINARY SHARES
    The authorized capital stock of Triton Cayman is divided into 200,000,000 Class A Shares, 10,000,000 Class B Shares, 10,000,000 class C ordinary shares, par value $.01 per share (the "Class C Shares"), and 20,000,000 preference shares. The Class A Shares, the Class B Shares and the Class C Shares rank pari passu in all respects and have equal voting and other rights, except as set forth in the Articles of Association.

    The rights of holders of Triton Cayman's Class B Shares have been specifically designed to permit a Class B Share to be paired with and only transferable with one-tenth of one share of Triton Delaware Preferred Stock in the form of an Equity Unit which is to be distributed only in connection with the Reorganization to holders electing to receive such consideration. It is intended that Class A Shares will be available for future issuances of equity securities, if any, required by Triton Cayman to raise capital, in connection with acquisitions or otherwise. It is intended that the Class C Shares will only be issued in certain circumstances. The holders of the Class C Shares will be entitled to the same dividend rights, liquidation preferences and voting and other rights as the holders of the Class A Shares, except that they will be subject to certain preferential rights of the holders of the Class A Shares.

    The holders of Ordinary Shares will be entitled at any time to receive such dividends as are declared by the Board of Directors of Triton Cayman. The ability of Triton Cayman to pay dividends on capital stock is restricted by covenants in indentures to which Triton Cayman will be a party upon the consummation of the Reorganization.

    Aggregate dividends declared and paid on one Class A Share are expected to be equivalent to the aggregate dividends, if any, declared and paid on one-tenth of one share of Triton Delaware Preferred Stock and one Class B Share included in one Equity Unit. The holders of the Equity Units, in their capacity as holders of shares of Triton Delaware Preferred Stock, may receive dividends at a time or times when no dividends are being declared or paid on the Class A Shares or the Class B Shares.

                       REPORT OF INDEPENDENT ACCOUNTANTS

The Board of Directors and
 Shareholder of Triton Energy Limited

In our opinion, the accompanying balance sheet presents fairly, in all material respects, the financial position of Triton Energy Limited at December 31, 1995 in conformity with generally accepted accounting principles. This financial statement is the responsibility of the Company's management; our responsibility is to express an opinion on this financial statement based on our audit. We conducted our audit of this statement in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Dallas, Texas
February 8, 1996

                             TRITON ENERGY LIMITED
                                 BALANCE SHEET
                               DECEMBER 31, 1995
                      (EXPRESSED IN UNITED STATES DOLLARS)

SHAREHOLDER'S EQUITY
Preferred stock, par value $1, authorized 5,000,000 shares.........................  $  --
Common stock, par value $1, authorized 200,000,000 shares; issued 1,000............      1,000
  Subscription receivable..........................................................     (1,000)
                                                                                     ---------
    Total shareholder's equity.....................................................  $  --
                                                                                     ---------
                                                                                     ---------

                    See accompanying notes to balance sheet.

                             TRITON ENERGY LIMITED
                             NOTES TO BALANCE SHEET

1.  GENERAL

    Triton Energy Limited (formerly named TC Holdings Limited, "Triton Cayman"), a wholly-owned subsidiary of Triton Energy Corporation ("Triton Delaware"), a Delaware Corporation, was incorporated on August 23, 1995 under the laws of the Cayman Islands. Triton Cayman was formed to become the ultimate holding company of Triton Delaware if the Board of Directors of Triton Delaware and the stockholders of Triton Delaware approve such transaction. Triton Delaware is an international oil and gas exploration company primarily engaged in exploration and production through subsidiaries and affiliates. Triton Delaware's principal properties and operations are located in Colombia and Malaysia-Thailand. Triton Delaware also has oil and gas interests in other Latin American and Asian countries, Europe, Australia and North America.

    Triton Cayman had no operations from the date of incorporation on August 23, 1995 to December 31, 1995.

2.  TAXATION

    Under current Cayman Islands law, Triton Cayman is not required to pay any Cayman Islands taxes on either income or capital gains. Triton Cayman has applied for and expects to receive an Undertaking as to Tax Concessions Certificate to be issued by the Governor-in-Council pursuant to the provisions of the Tax Concessions Law which would provide that Triton Cayman would not be subject to any future income or capital gains taxes which may be imposed for a period of twenty years beginning on the date of the Undertaking.

                    REVIEW REPORT OF INDEPENDENT ACCOUNTANTS
           ON PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

To the Board of Directors
  of Triton Energy Corporation

    We have reviewed the pro forma adjustments reflecting the transaction described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated condensed balance sheet of Triton Energy Corporation as of September 30, 1995, and the pro forma consolidated condensed statement of operations for the nine months then ended. The historical consolidated condensed financial statements are derived from the historical unaudited financial statements of Triton Energy Corporation, which were reviewed by us, appearing in Triton Energy Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, and are incorporated by reference in the accompanying Proxy Statement/Prospectus. Such pro forma adjustments are based upon management's assumptions described in Notes 1 and 2. Our review was conducted in accordance with standards established by the American Institute of Certified Public Accountants.

    A review is substantially less in scope than an examination, the objective of which is the expression of an opinion on management's assumptions, the pro forma adjustments and the application of those adjustments to historical financial information. Accordingly, we do not express such an opinion.

    The objective of this pro forma financial information is to show what the significant effects on the historical information might have been had the transaction occurred at an earlier date. However, the pro forma consolidated condensed financial statements are not necessarily indicative of the results of operations or related effects on financial position that would have been attained had the above-mentioned transaction actually occurred earlier.

    Based on our review, nothing came to our attention that caused us to believe that management's assumptions do not provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transaction described in Note 1, that the related pro forma adjustments do not give appropriate effect to those assumptions, or that the pro forma column does not reflect the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated condensed balance sheet as of September 30, 1995, and the pro forma consolidated condensed statement of operations for the nine months then ended.

PRICE WATERHOUSE LLP
Dallas, Texas
February 14, 1996

                       REPORT OF INDEPENDENT ACCOUNTANTS
           ON PRO FORMA CONSOLIDATED CONDENSED FINANCIAL INFORMATION

To the Board of Directors
  of Triton Energy Corporation

    We have examined the pro forma adjustments reflecting the transaction described in Note 1 and the application of those adjustments to the historical amounts in the accompanying pro forma consolidated condensed statement of operations for the seven months ended December 31, 1994 and the year ended May 31, 1994 of Triton Energy Corporation. The historical consolidated condensed financial statements are derived from the historical financial statements of Triton Energy Corporation, which were audited by us, appearing in Triton Energy Corporation's Current Report on Form 8-K, dated August 24, 1995, and are incorporated by reference in the accompanying Proxy Statement/ Prospectus. Such pro forma adjustments are based upon management's assumptions described in Notes 1 and 2. Our examination was made in accordance with standards established by the American Institute of Certified Public Accountants and, accordingly, included such procedures as we considered necessary in the circumstances.

    The objective of this pro forma financial information is to show what the significant effects on the historical financial information might have been had the transaction occurred at an earlier date. However, the pro forma consolidated condensed financial statements are not necessarily indicative of the results of operations that would have been attained had the above-mentioned transaction actually occurred earlier.

    In our opinion, management's assumptions provide a reasonable basis for presenting the significant effects directly attributable to the above-mentioned transaction described in Note 1, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma column reflects the proper application of those adjustments to the historical financial statement amounts in the pro forma consolidated condensed statement of operations for the seven months ended December 31, 1994 and the year ended May 31, 1994.

PRICE WATERHOUSE LLP
Dallas, Texas
February 14, 1996

                   TRITON ENERGY CORPORATION AND SUBSIDIARIES
                        PRO FORMA FINANCIAL INFORMATION
                (NOT COVERED BY INDEPENDENT ACCOUNTANTS' REPORT)

BASIS OF PRESENTATION

    The accompanying pro forma consolidated condensed financial statements of Triton Energy Corporation ("Triton Delaware") give effect to the transfer of substantially all of its businesses or subsidiaries located outside of the United States, other than Triton Delaware's interests in the Cusiana and Cupiagua fields in Colombia and interests in Argentina, to Triton Energy Limited ("Triton Cayman"), a Cayman Islands company and wholly-owned subsidiary of Triton Delaware, following the proposed Reorganization, whereby Triton Cayman will become the parent holding company of Triton Delaware. The Pro Forma Consolidated Condensed Balance Sheet adjust the September 30, 1995 consolidated condensed balance sheet as though such transactions occurred on September 30, 1995. The Pro Forma Consolidated Condensed Statements of Operations adjusts the consolidated condensed statements of operations for the nine months ended September 30, 1995, the seven month transition period ended December 31, 1994 and the year ended May 31, 1994 as though such transactions occurred on June 1, 1993. The pro forma results exclude any nonrecurring charges or credits directly attributable to the transaction. The Triton Delaware historical unaudited consolidated condensed balance sheet at September 30, 1995 and the historical unaudited consolidated condensed statement of operations for the nine months then ended are derived from the Triton Delaware Quarterly Report on Form 10-Q for the quarter ended September 30, 1995, incorporated herein by reference. The historical consolidated condensed statements of operations for the seven months ended December 31, 1994 and the year ended May 31, 1994 are derived from Triton Delaware's Current Report on Form 8-K dated August 24, 1995, incorporated herein by reference.

    The pro forma consolidated condensed financial statements should be read in conjunction with the restated consolidated financial statements and the related notes included in Triton Delaware's Current Report on Form 8-K dated August 24, 1995 and Quarterly Report on Form 10-Q for the quarter ended September 30, 1995. The pro forma financial information is not indicative of the Triton Delaware's financial position or the results of operations that might have occurred had such transaction actually occurred on the dates indicated above.

                   TRITON ENERGY CORPORATION AND SUBSIDIARIES
                 PRO FORMA CONSOLIDATED CONDENSED BALANCE SHEET
                               SEPTEMBER 30, 1995

                                                  DISPOSITION OF     ISSUANCE OF
                                                    DESIGNATED         PREFERRED
ASSETS                               HISTORICAL   SUBSIDIARIES             STOCK       PRO FORMA
                                     ----------   ---------------   ---------------   ----------
                                                           (IN THOUSANDS)
                                                             (UNAUDITED)
Current assets:
  Cash and equivalents.............  $   75,989   $     (1,020)(a)  $    --           $   74,969
  Short-term marketable
   securities......................      57,338        --     (a)        --               57,338
  Receivables......................      33,122         (1,022)(a)       --               32,100
  Inventories, prepaid expenses and
   other...........................       5,927         (2,045)(a)       --                3,882
                                     ----------   ---------------   ---------------   ----------
    Total current assets...........     172,376         (4,087)          --              168,289
Long-term marketable securities....       3,930        --                --                3,930
Property and equipment, at cost,
 less depreciation and depletion...     465,816        (91,611)(a)       --              374,205
Investments and other assets.......     185,033        (21,093)(a)       --              163,940
Investments in affiliates..........      --            233,000(b)        --              233,000
                                     ----------   ---------------   ---------------   ----------
                                     $  827,155   $    116,209      $    --           $  943,364
                                     ----------   ---------------   ---------------   ----------
                                     ----------   ---------------   ---------------   ----------

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Current installments of long-term
   debt............................  $    1,313   $    --           $    --           $    1,313
  Accounts payable and accrued
   liabilities.....................      35,273        (11,406)(a)       --               23,867
                                     ----------   ---------------   ---------------   ----------
    Total current liabilities......      36,586        (11,406)          --               25,180
                                     ----------   ---------------   ---------------   ----------
Long-term debt, excluding
 current...........................     404,944        --                --              404,944
Deferred income taxes..............      26,137         (2,937)(a)       --               23,200
Deferred income and other..........     116,276        --                --              116,276
Convertible debentures due to
 employees.........................      --            --                --               --
Stockholders' equity:
  5% Convertible preferred stock...      14,119        --                (14,119)(d)      --
  Participating preferred stock....      --            --                439,086(c)      439,086
  Common stock.....................      35,871        --                (35,512)(e)         359
  Additional paid-in capital.......     514,266        130,411(b)       (403,574)(f)     255,222
                                                                          14,119(d)
  Accumulated deficit..............    (311,902)       --                --             (311,902)
  Foreign currency translation
   adjustment......................      (8,519)           141(a)        --               (8,378)
  Other............................        (281)       --                --                 (281)
                                     ----------   ---------------   ---------------   ----------
                                        243,554        130,552           --              374,106
  Less cost of common stock in
   treasury........................         342        --                --                  342
                                     ----------   ---------------   ---------------   ----------
    Total stockholders' equity.....     243,212        130,552           --              373,764
Commitments and contingencies......      --            --                --               --
                                     ----------   ---------------   ---------------   ----------
                                     $  827,155   $    116,209      $    --           $  943,364
                                     ----------   ---------------   ---------------   ----------
                                     ----------   ---------------   ---------------   ----------

 Triton Energy Corporation uses the full cost method to account for its oil and gas producing activities.
See accompanying notes to pro forma consolidated condensed financial statements.

                   TRITON ENERGY CORPORATION AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      NINE MONTHS ENDED SEPTEMBER 30, 1995

                                                                  DISPOSITION OF   DISPOSITION OF
                                                                  TRITON FRANCE      DESIGNATED
                                                 HISTORICAL            (2)         SUBSIDIARIES (H)   PRO FORMA
                                               ---------------   ----------------  ---------------   -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                                                          (UNAUDITED)
Revenues:
  Sales and other operating revenues.........      $    80,841     $     (9,257)       $ --             $ 71,584
  Other income...............................           17,255           (3,516)              521         14,260
  Investment income from affiliates..........        --                 --                 15,728(g)      15,728
                                               ---------------         --------    ---------------   -----------
                                                        98,096          (12,773)           16,249        101,572
                                               ---------------         --------    ---------------   -----------
Costs and expenses:
  Operating..................................           27,210           (5,460)         --               21,750
  General and administrative.................           18,982             (764)           (1,506)        16,712
  Depreciation, depletion and amortization...           17,597           (1,720)              (41)        15,836
  Writedown of assets........................        --                 --               --              --
  Interest...................................           18,210              (12)            4,735         22,933
  Equity in (earnings) loss of affiliates,
   net.......................................            1,014          --               --                1,014
  Foreign exchange (gain) loss...............             (773)             (78)              306           (545)
                                               ---------------         --------    ---------------   -----------
                                                        82,240           (8,034)            3,494         77,700
                                               ---------------         --------    ---------------   -----------
  Earnings (loss) from continuing operations
   before income taxes and minority
   interest..................................           15,856           (4,739)           12,755         23,872
Income tax provision (benefit):
  Current....................................              921          --               --                  921
  Deferred...................................            9,002             (129)           (1,675)         7,198
                                               ---------------         --------    ---------------   -----------
                                                         5,933           (4,610)           14,430         15,753
Minority interest in loss of subsidiaries....        --                 --               --              --
                                               ---------------         --------    ---------------   -----------
  Earnings (loss) from continuing
   operations................................      $     5,933     $     (4,610)       $   14,430       $ 15,753
                                               ---------------         --------    ---------------   -----------
                                               ---------------         --------    ---------------   -----------
Weighted average number of shares
 outstanding.................................           35,088                                            35,088
                                               ---------------                                       -----------
                                               ---------------                                       -----------
Earnings (loss) from continuing operations
 per common share............................      $      0.15                                          $   0.43
                                               ---------------                                       -----------
                                               ---------------                                       -----------

See accompanying notes to pro forma consolidated condensed financial statements

                   TRITON ENERGY CORPORATION AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                      SEVEN MONTHS ENDED DECEMBER 31, 1994

                                                                  DISPOSITION OF   DISPOSITION OF
                                                                  TRITON FRANCE      DESIGNATED
                                                 HISTORICAL            (2)         SUBSIDIARIES (H)   PRO FORMA
                                               ---------------   ----------------  ---------------   -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Sales and other operating revenues.........      $    20,736      $   (9,179)        $ --             $ 11,557
  Other income...............................            4,585            (218)               162          4,529
  Investment income from affiliates..........        --                 --                 12,233(g)      12,233
                                               ---------------         -------     ---------------   -----------
                                                        25,321          (9,397)            12,395         28,319
                                               ---------------         -------     ---------------   -----------
Costs and expenses:
  Operating..................................           12,362          (5,784)          --                6,578
  General and administrative.................           15,997            (480)            (1,044)        14,473
  Depreciation, depletion and amortization...            7,339          (2,363)               (26)         4,950
  Writedown of assets........................              984          --               --                  984
  Interest...................................            7,754             (47)             2,187          9,894
  Equity in (earnings) loss of affiliates,
   net.......................................            4,102          --               --                4,102
  Foreign exchange (gain) loss...............             (383)             21                185           (177)
                                               ---------------         -------     ---------------   -----------
                                                        48,155          (8,653)             1,302         40,804
                                               ---------------         -------     ---------------   -----------
  Earnings (loss) from continuing operations
   before income taxes and minority
   interest..................................          (22,834)           (744)            11,093        (12,485)
Income tax provision (benefit):
  Current....................................             (773)         --               --                 (773)
  Deferred...................................            4,569          --                 (1,389)         3,180
                                               ---------------         -------     ---------------   -----------
                                                       (26,630)           (744)            12,482        (14,892)
Minority interest in loss of subsidiaries....        --                 --               --              --
                                               ---------------         -------     ---------------   -----------
  Earnings (loss) from continuing
   operations................................      $   (26,630)     $     (744)        $   12,482       $(14,892)
                                               ---------------         -------     ---------------   -----------
                                               ---------------         -------     ---------------   -----------
Weighted average number of shares
 outstanding.................................           34,944                                            34,944
                                               ---------------                                       -----------
                                               ---------------                                       -----------
Earnings (loss) from continuing operations
 per common share............................      $     (0.78)                                         $  (0.44)
                                               ---------------                                       -----------
                                               ---------------                                       -----------

See accompanying notes to pro forma consolidated condensed financial statements

                   TRITON ENERGY CORPORATION AND SUBSIDIARIES
            PRO FORMA CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
                            YEAR ENDED MAY 31, 1994

                                                                  DISPOSITION OF   DISPOSITION OF
                                                                  TRITON FRANCE      DESIGNATED
                                                 HISTORICAL            (2)         SUBSIDIARIES (H)   PRO FORMA
                                               ---------------   ----------------  ---------------   -----------
                                                           (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Revenues:
  Sales and other operating revenues.........      $    43,208     $    (17,494)       $ --             $ 25,714
  Gain on sale of Triton Canada common
   stock.....................................           47,865          --               --               47,865
  Other income...............................           16,321             (396)              508         16,433
  Investment income from affiliates..........        --                 --                 20,970(g)      20,970
                                               ---------------         --------    ---------------   -----------
                                                       107,394          (17,890)           21,478        110,982
                                               ---------------         --------    ---------------   -----------
Costs and expenses:
  Operating..................................           27,887          (10,347)         --               17,540
  General and administrative.................           30,429           (3,535)             (446)        26,448
  Depreciation, depletion and amortization...           19,821           (9,878)              (20)         9,923
  Writedown of assets........................           45,754          (43,201)             (168)         2,385
  Interest...................................            7,504             (132)            1,410          8,782
  Equity in (earnings) loss of affiliates,
   net.......................................             (645)         --               --                 (645)
  Foreign exchange (gain) loss...............             (252)              83                 9           (160)
                                               ---------------         --------    ---------------   -----------
                                                       130,498          (67,010)              785         64,273
                                               ---------------         --------    ---------------   -----------
  Earnings (loss) from continuing operations
   before income taxes and minority
   interest..................................          (23,104)          49,120            20,693         46,709
Income tax provision (benefit):
  Current....................................            3,688            2,045          --                5,733
  Deferred...................................          (10,224)          10,661          --                  437
                                               ---------------         --------    ---------------   -----------
                                                       (16,568)          36,414            20,693         40,539
Minority interest in (earnings) loss of
 subsidiaries................................           11,971          (12,027)             (321)          (377)
                                               ---------------         --------    ---------------   -----------
  Earnings (loss) from continuing
   operations................................      $    (4,597)    $     24,387        $   20,372       $ 40,162
                                               ---------------         --------    ---------------   -----------
                                               ---------------         --------    ---------------   -----------
Weighted average number of shares
 outstanding.................................           34,775                                            34,775
                                               ---------------                                       -----------
                                               ---------------                                       -----------
Earnings (loss) from continuing operations
 per common share............................      $     (0.13)                                         $   1.15
                                               ---------------                                       -----------
                                               ---------------                                       -----------

See accompanying notes to pro forma consolidated condensed financial statements

                   TRITON ENERGY CORPORATION AND SUBSIDIARIES
         NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

1.  PLAN OF REORGANIZATION
    Triton Energy Corporation ("Triton Delaware") has proposed a reorganization pursuant to which Triton Energy Limited ("Triton Cayman"), a Cayman Islands company and a wholly-owned subsidiary of Triton Delaware, will become the parent holding company of Triton Delaware. The Reorganization will be effected pursuant to the Agreement and Plan of Merger among Triton Cayman, Triton Delaware and TEL Merger Corp., a Delaware corporation and a wholly-owned subsidiary of Triton Cayman ("Sub").

    In connection with the Reorganization, holders in the aggregate of not less than 15% but not more than 25% of the outstanding shares of Triton Delaware Common Stock may make an unconditional election (the "Equity Unit Election") to receive one equity unit ("Equity Unit") comprised of (i) one Class B ordinary share of Triton Cayman, par value $.01 per share ("Class B Share"), and (ii) one-tenth of one share of participating preferred stock, par value $.01 per share, of Triton Delaware ("Triton Delaware Preferred Stock"), which securities will be paired and after such pairing may only be traded together as a unit and will not be separately transferable. Each outstanding share of Triton Delaware Common Stock, other than those shares with respect to which an Equity Unit Election has been made, will be automatically converted into one Class A ordinary share, par value of $.01 per share ("Class A Shares"), of Triton Cayman. Each outstanding share of 5% convertible preferred stock of Triton Delaware will be automatically converted into one 5% convertible preference share of Triton Cayman.

    Following the Reorganization, Triton Delaware intends to transfer substantially all of its businesses or subsidiaries located outside of the United States, other than Triton Delaware's interests in the Cusiana and Cupiagua fields in Colombia and interests in Argentina, to Triton Cayman. The aggregate consideration to be received by Triton Delaware, estimated to be approximately $233 million, will consist of preferred stock of Triton Oil Company of Thailand JDA Ltd., through which Triton Cayman will hold its interest in Block A-18 of the Malaysia-Thailand Joint Development Area, and other subsidiaries to be sold, with an aggregate stated value expected to approximate the aggregate value of the businesses and subsidiaries being transferred, and a promissory note of Triton Cayman for any remainder. The excess of the consideration over the net book value of the assets to be sold, estimated to be approximately $131 million, has been reported as an increase to stockholders' equity in the unaudited Pro Forma Consolidated Condensed Balance Sheet of Triton Delaware. The consideration for the contemplated transfers will be determined by Triton Delaware at the time of such transfers and will be based on independent third party appraisals. The appraisals will not be binding on the IRS, which may argue that the consideration on the transfer is larger.

    Pro forma adjustments are made to reflect:

       (a) the disposition of assets, liabilities and intercompany accounts of the designated subsidiaries as if the sales occurred on September 30,
    1995;

       (b) the consideration received by Triton Delaware and resulting gain, net of taxes, from the sale of the designated subsidiaries;

       (c) the issuance of .9 million shares of Triton Delaware Preferred Stock, assuming holders of 25% of Triton Delaware Common Stock make an
    Equity Unit Election and that each one-tenth of one share of Triton Delaware Preferred Stock is valued at $49, as determined by Triton Delaware as of February 14, 1996, based upon the advice of its financial advisors. If holders of 15% of Triton Delaware's Common Stock make an Equity Unit Election, the amount shown for participating preferred stock would be $263 million, as determined by Triton Delaware based upon the advice

                   TRITON ENERGY CORPORATION AND SUBSIDIARIES
   NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

1.  PLAN OF REORGANIZATION (CONTINUED)
    of its financial advisors. At the Effective Time, the value of one-tenth of one share of Triton Delaware Preferred Stock will be determined by Triton Delaware based upon the advice of its financial advisors at such time;

       (d) the conversion, pursuant to the Reorganization, of .4 million shares of Triton Delaware's 5% convertible preferred stock into .4 million
    5% convertible preference shares of Triton Cayman;

       (e) the reduction of the par value of Triton Delaware Common Stock (35.9 million shares outstanding on a historical and pro forma basis) from
    $1.00 per share to $.01 per share, in connection with the Merger;

       (f) the net reduction in additional paid-in capital resulting from the issuance of Class A shares of Triton Cayman and Triton Delaware
    Preferred Stock pursuant to the Reorganization. If holders of 15% of Triton Delaware's Common Stock make an Equity Unit Election, the net reduction to additional paid-in capital would be $83 million;

       (g) interest charged at a rate of 9% per annum on the promissory note from Triton Cayman due after a period of ten years with interest payable on the maturity date, and accrued dividends at a rate of 9% per annum on the preferred stock of Triton Oil Company of Thailand JDA Ltd. and the other subsidiaries to be sold; and

       (h) the elimination of the results of operations related to the designated subsidiaries as if the acquisition occurred on June 1,
    1993. The designated subsidiaries primarily represent Triton Delaware's exploration operations. Interest expense increased on a pro forma basis due to decreased capitalized interest.

2.  SALE OF TRITON FRANCE S.A.
    On August 18, 1995, Triton Delaware sold Triton France S.A. ("Triton France") through which it held its interest in the Villeperdue field. The pro forma adjustments are made to reflect the sale of Triton France as if it occurred on June 1, 1993.

3.  TRITON DELAWARE PREFERRED STOCK
    When, as and if the Board of Directors of Triton Delaware declares a dividend on the common stock of Triton Delaware outstanding after the Reorganization, the Board of Directors shall simultaneously declare a dividend on the Triton Delaware Preferred Stock out of funds of Triton Delaware legally available therefor, such that the aggregate amount of the dividend declared with respect to the shares of Triton Delaware Preferred Stock shall be a portion of the aggregate distribution on the Triton Delaware Preferred Stock and the common stock (and any other series or class that participates in dividends with holders of the common stock) equal to (x) ten times the number of shares of Triton Delaware Preferred Stock outstanding at the time such distribution is made divided by (y) the total number of shares of Triton Delaware Common Stock outstanding immediately prior to the Effective Time. In case of the voluntary or involuntary liquidation, dissolution, or winding-up of Triton Delaware, a holder of one-tenth of one share of Triton Delaware Preferred Stock is entitled to receive out of the assets of Triton Delaware available for distribution to its stockholders an amount equal to the fair market value of one-tenth of one share of Triton Delaware Preferred Stock at the Effective Time, which will be determined by Triton Delaware based upon the advice of its financial advisors at the Effective Time (the "Liquidation Preference"), before any payment or distribution is made to the holders of any series or class of Triton Delaware's stock which ranks junior as to liquidation rights to the Triton Delaware Preferred Stock. After payment in full of the Liquidation Preference, the holders of such shares of Triton Delaware Preferred Stock will be entitled to share with the holders of common stock of Triton Delaware in any distribution of assets by Triton Delaware.

                   TRITON ENERGY CORPORATION AND SUBSIDIARIES
   NOTES TO PRO FORMA CONSOLIDATED CONDENSED FINANCIAL STATEMENTS (CONTINUED)

3.  TRITON DELAWARE PREFERRED STOCK (CONTINUED)
In connection with any such distribution, the holders of shares of Triton Delaware Preferred Stock shall receive a portion of such distribution equal to the product of the aggregate distribution and the percentage of shares of Triton Delaware Common Stock that receive Equity Units in the Merger, and the holders of common stock of Triton Delaware shall receive the remainder of such distribution. In the event that the number of outstanding shares of Triton Delaware Preferred Stock decreases, such percentage shall be decreased in proportion to such decrease in number of shares of Triton Delaware Preferred Stock. Neither a consolidation or merger of Triton Delaware with another corporation nor a sale or transfer of all or part of Triton Delaware's assets will be considered a liquidation, dissolution, or winding-up of Triton Delaware.

    Either Triton Cayman or Triton Delaware may, at its option, purchase Equity Units, in whole or in part at any time on or after the third anniversary of the Effective Time. Triton Cayman may also, at its option, purchase Equity Units, in whole or in part, at any time immediately prior to the date on which a sale or other disposition of the stock of Triton Delaware is consummated. The purchase price of one Equity Unit payable upon such purchase will generally be the greater of .95 of one Class A Share and the fair market value of an Equity Unit, payable in cash or, in the case of Triton Cayman, Ordinary Shares. Neither Triton Cayman nor Triton Delaware can exercise its option to purchase the Equity Units in certain circumstances, including in the event of the bankruptcy or insolvency of Triton Delaware.

4.  TRITON DELAWARE COMMON STOCK
    Upon consummation of the Reorganization, Triton Cayman will own all outstanding shares of Triton Delaware Common Stock.

                                                                         ANNEX I

                          AGREEMENT AND PLAN OF MERGER

    AGREEMENT AND PLAN OF MERGER dated as of February 8, 1996 among TRITON ENERGY CORPORATION, a Delaware corporation ("Triton Delaware"), TRITON ENERGY LIMITED, a Cayman Islands company and a wholly-owned subsidiary of Triton Delaware ("Triton Cayman"), and TEL MERGER CORP., a Delaware corporation and a newly formed, wholly-owned subsidiary of Triton Cayman ("Sub").

    WHEREAS, the respective Boards of Directors of Triton Delaware, Triton Cayman and Sub have determined that it is in the best interests of their respective stockholders to reorganize (the "Reorganization") so that Triton Cayman becomes the parent holding company for Triton Delaware;

    WHEREAS, the respective Boards of Directors of Triton Delaware, Sub and Triton Cayman have approved the merger of Sub with and into Triton Delaware (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each outstanding share of common stock, par value $1.00 per share ("Triton Delaware Common Stock"), of Triton Delaware (other than those shares held by Triton Delaware in its treasury and those outstanding shares of Triton Delaware Common Stock ("Electing Shares") with respect to which an Equity Unit Election (as hereinafter defined) has been properly made and not withdrawn, subject to the Equity Unit Limitation (as hereinafter defined)), will be automatically converted into one class A ordinary share, par value $.01 per share (the "Class A Share"), of Triton Cayman;

    WHEREAS, the Board of Directors of Triton Delaware has determined that holders of an aggregate of not less than 15% but not more than 25% (the "Equity Unit Limitation") of the outstanding shares of Triton Delaware Common Stock in the aggregate, may make an unconditional election (the "Equity Unit Election") to receive an equity unit ("Equity Unit") consisting of (i) one Class B ordinary share, par value $.01 per share (the "Class B Share" and, together with the Class A Shares, the "Ordinary Shares"), and (ii) 1/10th of one share of Triton Delaware's Participating Preferred Stock, par value $.01 per share ("Triton Delaware Preferred Stock"), which securities will be paired and after such pairing may only be traded together as a unit and will not be separately transferable, for each share of Triton Delaware Common Stock owned of record by such stockholder in lieu of such shares being automatically converted into Class A Shares;

    WHEREAS, the Merger requires the approval of the holders of a majority of the outstanding shares of the Triton Delaware Common Stock entitled to vote thereon at the meeting of holders of Triton Delaware Common Stock to be called therefor (the "Triton Delaware Stockholder Approval");

    NOW, THEREFORE, the parties agree as follows:

                                   ARTICLE I
                                     MERGER

1.1  MERGER

    Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the General Corporation Law of the State of Delaware (the "DGCL"), Sub shall be merged with and into Triton Delaware at the Effective Time of the Merger (as defined in Section 1.2). Following the Effective Time of the Merger, the separate corporate existence of Sub shall cease and Triton Delaware shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of Sub in accordance with the DGCL.

1.2  EFFECTIVE TIME

    Subject to the provisions of this Agreement, as soon as practicable following the satisfaction or waiver of the conditions set forth in Section 5.1, the parties shall file a certificate of merger or other appropriate documents (in any case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at the close of business on the date that an appropriate Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such later time as Sub and Triton Delaware shall agree should be specified in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time of the Merger").

1.3  EFFECTS OF THE MERGER

    The Merger shall have the effects set forth in Section 259 of the DGCL.

                                   ARTICLE II
                      NAME, CERTIFICATE OF INCORPORATION,
                       BY-LAWS, DIRECTORS AND OFFICERS OF
                           THE SURVIVING CORPORATION

2.1  NAME OF SURVIVING CORPORATION

    The name of the surviving corporation shall be "Triton Energy Corporation".

2.2  CERTIFICATE OF INCORPORATION

    The Certificate of Incorporation of Triton Delaware shall be the Certificate of Incorporation of the Surviving Corporation after the Effective Time of the Merger until amended thereafter as provided therein or by law except that the certificate of incorporation of Triton Delaware shall be amended in its entirety by virtue of the Merger to read in full as set forth in Exhibit A hereto.

2.3  BY-LAWS

    The by-laws of Triton Delaware as in effect at the Effective Time of the Merger shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

2.4  DIRECTORS

    The directors of Triton Delaware at the Effective Time of the Merger shall be the directors of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

2.5  OFFICERS

    The officers of Triton Delaware at the Effective Time of the Merger shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                  ARTICLE III
                   CONVERSION, ELECTION AND EXCHANGE OF STOCK

3.1  CONVERSION

    At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of the holder of any shares:

    (a) COMMON STOCK OF SUB. The issued and outstanding shares of common stock of Sub shall be converted into and become such number of fully paid and nonassessable shares of Triton Delaware Common Stock, par value $.01 per share, equal to the number of shares of Triton Delaware Common Stock outstanding immediately prior to the Effective Time of the Merger.

    (b) CANCELLATION OF TRITON DELAWARE-OWNED STOCK. Each outstanding Class A Share and each share of Triton Delaware Common Stock that is owned by Triton Delaware prior to the Effective Time of the Merger shall automatically be cancelled and retired and shall cease to exist, and no Ordinary Shares or other consideration shall be delivered or deliverable in exchange for such Class A Shares or shares of Triton Delaware Common Stock.

    (c) CONVERSION OF TRITON DELAWARE COMMON STOCK. (i) Each issued and outstanding share of Triton Delaware Common Stock (other than shares to be cancelled in accordance with Section 3.1(b) and other than Electing Shares which shall be converted as described in (ii) below) shall be automatically converted into and shall become one validly issued, fully paid and non-assessable Class A Share and (ii) each share of Triton Delaware Common Stock with respect to which an Equity Unit Election has been effectively made and not revoked or lost, pursuant to Section 3.2(c), (d) and (e), subject to the limitation contained in
Section 3.2(f), shall be automatically converted into a one Depositary Share (which will be evidenced by a receipt) consisting of one Class B Share and 1/10th of one share of Triton Delaware Preferred Stock which will trade together as an Equity Unit and not be separately transferable.

    (d) CONVERSION OF CONVERTIBLE PREFERRED STOCK. At the Effective Time of the Merger, each outstanding share of 5% convertible preferred stock, no par value ("Triton Delaware Convertible Preferred Stock"), of Triton Delaware (other than Dissenting Shares (as defined below)) shall be automatically converted into and shall become one 5% convertible preference share, par value $.01 per share ("Convertible Preference Shares"), of Triton Cayman. Notwithstanding anything in this Agreement to the contrary, shares of Triton Delaware Convertible Preferred Stock issued and outstanding immediately prior to the Effective Time of the Merger held by a holder who demands an appraisal of such shares in accordance with Section 262 of the DGCL (or any successor provision) ("Dissenting Shares") shall not be converted into Convertible Preference Shares unless such holder fails to perfect or otherwise loses such holder's right to such an appraisal. If, after the Effective Time of the Merger, such holder fails to perfect or loses any such right to an appraisal, each such share of such holder shall be treated as a share that had been converted as of the Effective Time of the Merger into one Convertible Preference Share in accordance with the first sentence of this subsection.

    (e) STOCK OPTION PLANS. Triton Cayman shall assume all the rights and obligations of Triton Delaware under the 1981 Employee Non-Qualified Stock Option Plan, 1985 Stock Option Plan, Amended and Restated 1986 Convertible Debenture Plan, 1988 Stock Appreciation Rights Plan, 1989 Stock Option Plan, Amended and Restated 1992 Stock Option Plan and Amended and Restated Restricted Stock Plan, as each such plan has been or may be amended to the Effective Time of the Merger (collectively, the "Plans"). The outstanding options or debentures assumed by Triton Cayman shall be exercisable or convertible upon the same terms and conditions as under the Plans and the agreements relating thereto immediately prior to the Effective Time of the Merger, except that upon the exercise of such options or the conversion of such debentures, Class A Shares shall be issuable in lieu of shares of Triton Delaware Common Stock. The number of Class A Shares issuable upon the exercise of an option or the conversion of a debenture immediately prior to the Effective Time of the Merger and the option price of each such option and the conversion price of each such debenture shall be the option price and the conversion price in effect immediately prior to the Effective Time of the Merger. All options or debentures issued pursuant to the Plans after the Effective Time of the Merger shall entitle the holder thereof to purchase, or convert into, Class A Shares in accordance with the terms of the Plans.

3.2  EQUITY UNIT ELECTION

    (a) Each person who, on or prior to the Election Date referred to in subsection (c) below, is a record holder of shares of Triton Delaware Common Stock shall be entitled to make an Equity Unit Election with respect to any or all of such person's shares (such shares thereby becoming Electing Shares, subject to the provisions of this Section 3.2) on or prior to such Election Date to receive a Receipt representing an Equity Unit consisting of one Class B Share and 1/10th of one share of Triton

Delaware Preferred Stock for each Electing Share in lieu of such shares being automatically converted into Class A Shares. The Class B Share and 1/10th of one share of Triton Delaware Preferred Stock contained in an Equity Unit may only be traded together as an Equity Unit and will not be separately transferable.

    (b) Prior to the mailing to the record holders of Triton Delaware Common Stock as of the record date for the special meeting of stockholders of Triton Delaware (the "Stockholders Meeting") of the Proxy Statement/Joint Prospectus relating to the Stockholders Meeting (the "Proxy Statement"), Triton Delaware shall appoint a bank or trust company to act as exchange agent (the "Exchange Agent") for the Equity Units.

    (c) Triton Delaware shall prepare and mail a form of election (the "Form of Election") with the Proxy Statement to the record holders of Triton Delaware Common Stock as of the record date for the Stockholders Meeting, which Form of Election shall be used by each record holder of shares of Triton Delaware Common Stock who wishes to make an Equity Unit Election. Triton Delaware will use reasonable efforts to make the Form of Election and the Proxy Statement available to all persons who become holders of Triton Delaware Common Stock during the period between such record date and the Election Date referred to below. Any such holder's election to receive Equity Units shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the business day (the "Election Date") next preceding the date of the Stockholders Meeting, a Form of Election properly completed and signed and accompanied by the stock certificates representing such Electing Shares to which such Form of Election relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of Triton Delaware.

    (d) Any Form of Election may be revoked by the stockholder submitting it to the Exchange Agent only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., New York City time, on the Election Date or (ii) after the date of the Proxy Statement, if (and to the extent that) the Exchange Agent is legally required to permit revocations and the Effective Time of the Merger shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Triton Delaware that the Merger has been abandoned. If a Form of Election is revoked, the certificate or certificates representing the Electing Shares to which such Form of Election relates shall be promptly returned to the stockholder submitting the same to the Exchange Agent.

    (e) The determination of the Exchange Agent as to whether or not the Equity Unit Election has been properly made or revoked pursuant to this Section 3.2 with respect to Electing Shares and when elections and revocations were received by it shall be binding. If the Exchange Agent determines that any Equity Unit Election was not properly made with respect to shares of Triton Delaware Common Stock, such shares shall be treated by the Exchange Agent as shares which were not Electing Shares at the Effective Time of the Merger, and such shares will be automatically converted into Class A Shares pursuant to subsection (g) below. The Exchange Agent shall also make all computations as to the allocation and the proration contemplated by Section 3.2(f), and any such computation shall be conclusive and binding on the holders of Electing Shares. The Exchange Agent may, with the agreement of Triton Delaware, make such rules as are consistent with this Section 3.2 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections.

    (f) (i) The maximum number (the "Maximum Election Number") of shares of Triton Delaware Common Stock with respect to which Equity Unit Elections can be made shall be 25% of the number of shares of Triton Delaware Common Stock outstanding immediately prior to the Effective Time of the Merger and the minimum number (the "Minimum Election Number") of shares of Triton Delaware Common Stock with respect to which Equity Unit Elections can be made shall be 15% of the number of shares of Triton Delaware Common Stock outstanding immediately prior to the Effective Time of the Merger (such limitations, the "Equity Unit Limitation"). (ii) If the number of Electing Shares exceeds the Maximum Election Number, then such Electing Shares shall be automatically converted into Equity Units and Class A Shares in accordance with the terms of subsection (g) below in the following manner:

    (I)A proration factor (the "Proration Factor") shall be determined by dividing the Maximum Election Number by the total number of Electing Shares.

    (II)
       The number of Electing Shares covered by each Equity Unit Election to be converted into Equity Units shall be determined by multiplying the Proration Factor by the total number of Electing Shares covered by such Equity Unit Election.

    (III)
       All Electing Shares, other than those shares converted into Equity Units in accordance with Section (f)(ii)(ii), shall be converted into Class A Shares as if such shares were not Electing Shares in accordance with the terms of subsection (g) below.

    (iii) If the number of Electing Shares is less than the Minimum Election Number, no Class B Shares or Triton Delaware Preferred Stock will be issued and all Electing Shares shall be converted into Class A Shares as if such shares were not Electing Shares in accordance with the terms of subsection (g) below.

    (iv) If the number of Electing Shares is less than or equal to the Maximum Election Number and greater than or equal to the Minimum Election Number, then all Electing Shares shall be converted into Equity Units in accordance with the terms of Section 3.1(c)(ii), and all shares of Triton Delaware Common Stock other than Electing Shares shall be converted into Class A Shares in accordance with the terms of Section 3.1(c)(i).

    (g) If (i) the number of Electing Shares is less than the Minimum Election Number, (ii) the Exchange Agent determines that any Equity Unit Election was not properly made with respect to shares of Triton Delaware Common Stock or (iii) the Electing Shares are prorated and only a portion of the Electing Shares are converted into Equity Units, each such Electing Share that is not automatically converted into Equity Units shall be treated by the Exchange Agent as a share which was not an Electing Share at the Effective Time of the Merger and shall be converted into one Class A Share.

    (h) A portion of each stockholder's Triton Delaware Common Stock exchanged for Equity Units in the Reorganization will be transferred to Triton Delaware as consideration for the issuance of the Triton Delaware Preferred Stock and the remaining portion of such Triton Delaware Common Stock so exchanged will be transferred to Triton Cayman as consideration for the issuance by Triton Cayman of the Class B Shares. Allocation of the value of the exchanged Triton Delaware Common Stock between the Triton Delaware Preferred Stock and Class B Shares issued in exchange for such Triton Delaware Common Stock shall be determined based on the respective fair market values of the Triton Delaware Preferred Stock and the Class B Shares at the date of the Reorganization.

3.3  EXCHANGE OF STOCK

    (a) Exchange Procedures. Following the Effective Time of the Merger, each holder of an outstanding certificate or certificates theretofore representing shares of Triton Delaware Common Stock (other than those stockholders who elect to receive Equity Units in the Merger) may, but shall not be required to, surrender the same to Triton Cayman for cancellation or transfer, and each such holder or transferee will be entitled to receive certificates representing the same number of Class A Shares as the shares of Triton Delaware Common Stock previously represented by the stock certificates surrendered. Following the Effective Time of the Merger, receipts evidencing depositary shares representing the Equity Units will be issued to holders of Electing Shares, subject to
Section 3.2, and certificates representing Class A Shares will be issued to holders of Electing Shares to the extent that such Electing Shares are not converted into Equity Units as provided in Section 3.2. If any certificate representing Class A Shares is to be issued in a name other than that in which the certificate theretofore representing Triton Delaware Common Stock surrendered is registered, it shall be a condition to such issuance that the certificate surrendered shall be properly endorsed and otherwise in proper form for transfer and that the person requesting such issuance shall either: (i) pay Triton Cayman or its agents any taxes or other governmental charges required by reason of the issuance of certificates representing Class A Shares in a name other than that of the registered holder of the certificate so surrendered; or (ii) establish to the satisfaction of Triton Cayman or its agents that such taxes or governmental charges have been paid. Until so surrendered or presented for transfer each outstanding certificate which, prior to the Effective Time of the Merger, represented Triton Delaware Common Stock shall be deemed and treated for all corporate purposes to represent the ownership of the same number of Class A Shares as though such surrender or transfer and exchange had taken place.

    (b) No Further Ownership Rights in Triton Delaware Common Stock. All Class A Shares or Equity Units issued upon the surrender for exchange of certificates in accordance with the terms of this Article III shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of Triton Delaware Common Stock theretofore represented by such certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time of the Merger which may have been declared or made by Triton Delaware on such shares of Triton Delaware Common Stock in accordance with the terms of this Agreement or prior to the date of this Agreement and which remain unpaid at the Effective Time of the Merger, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Triton Delaware Common Stock which were outstanding immediately prior to the Effective Time of the Merger. If, after the Effective Time of the Merger, certificates are presented to the Surviving Corporation they shall be cancelled and exchanged as provided in this Article III, except as otherwise provided by law.

                                   ARTICLE IV
                    EMPLOYEE BENEFIT AND COMPENSATION PLANS

    At the Effective Time of the Merger, each employee benefit plan and incentive compensation plan to which Triton Delaware is then a party shall be assumed by, and continue to be the plan of, the Surviving Corporation. To the extent any employee benefit or incentive compensation plan of Triton Delaware provides for the issuance or purchase of, or otherwise relates to, Triton Delaware Common Stock, after the Effective Time of the Merger, such plan shall be deemed to provide for the issuance or purchase of, or otherwise relate to, Class A Shares.

                                   ARTICLE V
                              CONDITIONS PRECEDENT

5.1  CONDITIONS TO EACH PARTY'S OBLIGATION TO EFFECT THE MERGER

    The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver of the following conditions:

      (a)
    Stockholder Approval. The Triton Delaware Stockholder Approval shall have been obtained.

      (b)
    Form S-4. The registration statement on Form S-4 filed with the Securities and Exchange Commission by Triton Delaware and Triton Cayman in connection with the issuance of the Class A Shares, Equity Units consisting of the Class B Shares and the Triton Delaware Preferred Stock in the Merger shall have become effective under the Securities Act of 1933, as amended, and shall not be the subject of any stop order or proceedings seeking a stop order.

                                   ARTICLE VI
                       TERMINATION, AMENDMENT AND WAIVER

6.1  TERMINATION

    This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval by the stockholders of Triton of matters presented in connection with the Merger, by action of the Board of Directors of Triton Cayman.

6.2  EFFECT OF TERMINATION

    In the event of termination of this Agreement as provided in Section 6.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Triton Delaware, Sub or Triton Cayman, other than the provisions of this Section 6.2 and Article VII.

6.3  AMENDMENT

    This Agreement may be amended by the parties at any time before or after any required approval of matters presented in connection with the Merger by the stockholders of Triton Delaware provided, however, that after any such approval, there shall be made no amendment that by law requires further approval by such stockholders without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

6.4  WAIVER

    At any time prior to the Effective Time of the Merger, the parties may waive compliance by the other parties with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party of this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

6.5  PROCEDURE FOR TERMINATION, AMENDMENT, EXTENSION OR WAIVER

    A termination of this Agreement pursuant to Section 6.1, an amendment of this Agreement pursuant to Section 6.3 or a waiver pursuant to Section 6.4 shall, in order to be effective, require in the case of Triton Delaware, Sub or Triton Cayman, action by its Board of Directors or the duly authorized designee of its Board of Directors.

                                  ARTICLE VII
                               GENERAL PROVISIONS

7.1  NOTICES

    All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a) if to Triton Delaware,
    Triton Energy Corporation
    6688 North Central Expressway, Suite 1400
    Dallas, Texas 75206-9926

(b) if to Triton Cayman, to

    Triton Energy Limited
    Caledonian House
    Mary Street
    Post Office Box 1043, George Town
    Grand Cayman, Cayman Islands

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
(c) if to Sub, to

    c/o Triton Energy Corporation
    6688 North Central Expressway, Suite 1400
    Dallas, Texas 75206-9926

7.2  ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES

    This Agreement (including the documents and instruments referred to  herein)
(a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article III, are not intended to confer upon any person other than the parties any rights or remedies.

7.3  GOVERNING LAW

    This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

    IN WITNESS WHEREOF, Triton Delaware, Sub and Triton Cayman have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          TRITON ENERGY CORPORATION

                                          By: /s/_ROBERT B. HOLLAND, III________
                                          Name: Robert B. Holland, III
                                          Title:  Senior Vice President, General
                                               Counsel and Secretary

                                          TEL MERGER CORP.

                                          By: /s/_ROBERT B. HOLLAND, III________
                                          Name: Robert B. Holand, III
                                          Title:  Vice President

                                          TRITON ENERGY LIMITED

                                          By: /s/_ROBERT B. HOLLAND, III________
                                          Name: Robert B. Holland, III
                                          Title:  Senior Vice President

                                                                       EXHIBIT A

                          CERTIFICATE OF INCORPORATION
                                       OF
                           TRITON ENERGY CORPORATION

                                   ARTICLE I.

    The name of the corporation is Triton Energy Corporation.

                                  ARTICLE II.

    The period of its duration is perpetual.

                                  ARTICLE III.

    The purposes of the corporation are to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV.

    The aggregate number of shares which this corporation shall have authority to issue is Two Hundred Five Million (205,000,000) shares consisting of Two Hundred Million (200,000,000) shares of Common Stock of the par value of $0.01 per share and Five Million (5,000,000) shares of Preferred Stock of the par value of $0.01 per share.

    The Preferred Stock may be divided into and issued into series. If the shares of any such class are to be issued in series, then each series shall be so designated as to distinguish the shares thereof from the shares of any such class and variations and the relative rights and preferences as between different series can be fixed and determined by the Board of Directors. The authority of the Board of Directors with respect to each series shall include, without limitation thereto, the determination of any or all of the following and the shares of each series may vary from the shares of any other series in the following respects:

    The Board of Directors of this corporation is hereby authorized to issue the Preferred Stock at any time and from time to time, in one (1) or more series and for such consideration as may be fixed from time to time by the Board of Directors, but not less than the par value thereof. The number of shares to comprise each such series, which number may be increased (but not above the total number of authorized shares of the class except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding), shall be determined from time to time by the Board of Directors. The Board of Directors is hereby expressly authorized, before issuance of any shares of a particular series, to determine any and all rights, preferences and limitations pertaining to such series including but not limited to:

    (1)Voting rights, if any, including without limitation, the authority to confer multiple votes per share, voting rights as to specified matters or issues such as mergers, consolidations or sales of assets, or voting rights to be exercised either together with holders of common stock as a single class, or independently as a separate class;

    (2)Rights, if any, permitting the conversion or exchange of any such shares, at the option of the holder into any other class or series of shares of this corporation and the price or prices or the rates of exchange and any adjustment thereto at which such shares will be convertible or exchangeable;

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
    (3)The rate (or method of determining the rate) of dividends, if any, payable on shares of such series, the conditions and the dates upon which such dividends shall be payable and whether such dividends shall be cumulative or non-cumulative;

    (4)The amount  payable  on  shares  of  such series  in  the  event  of  any
       liquidation,   dissolution  or  winding   up  of  the   affairs  of  this
       corporation;

    (5)Redemption, repurchase, retirement and sinking fund rights, preferences and limitations, if any, the amount payable on shares of such series in the event of such redemption, repurchase or retirement, the terms and conditions of any sinking fund, the manner of creating such fund or funds and whether any of the foregoing shall be cumulative or non-cumulative; and

    (6)Any other preference and relative, participating, optional or other special rights and qualifications, limitations or restrictions of shares of such series not fixed and determined herein, to the extent permitted to do so by law.

    All shares of Preferred Stock shall be of equal rank and shall be identical, except with respect to the particulars that may be fixed by the Board of Directors as above provided and as to the date from which dividends thereon, if any, shall be cumulative if made cumulative by the Board of Directors.

    No stockholder of the corporation will, solely by reason of holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of the corporation, now or hereafter to be authorized, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance of any such shares or such notes, debentures, bonds or other securities would adversely affect the dividend, voting or any other rights of such stockholder. The Board of Directors may authorize the issuance of, and the corporation may issue, shares of any class of the corporation, or any notes, debentures, bonds or other securities convertible into or carrying warrants, rights or options to purchase any such shares, without offering any shares of any class to the existing holders of any class of stock of the corporation. Any such securities or additional shares of stock may be issued or disposed of by the Board of Directors to such persons and on such terms as in its discretion may be deemed advisable.

    At each election for directors every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote. Cumulative voting, for the election of directors or otherwise, is expressly prohibited. Election of directors need not be by ballot. On all matters coming before the stockholders, other than the election of directors, each share of issued and outstanding Common Stock shall be entitled to one (1) vote.

                                   ARTICLE V.

    The post office address of the corporation's registered office is c/o Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle, Delaware 19801, and the name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE VI.

    Subject to the rights of any series of Preferred Stock designated pursuant to Article IV, the number of directors will be determined in accordance with the Bylaws of the corporation.

                                  ARTICLE VII.

    To the fullest extent permitted by the laws of the State of Delaware as the same exist or may hereafter be amended, a director of the corporation will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this Article will not increase the personal liability of any director of the corporation for any act or occurrence taking place before such repeal or modification, or adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification. The provisions of this Article shall not be deemed to limit or preclude indemnification of a director by the corporation for any liability of a director that has not been eliminated by the provisions of this Article.

                                 ARTICLE VIII.

    The corporation will, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended, indemnify and advance expenses to any and all persons it has power to indemnify and advance expenses to under such law from and against any and all of the expenses, liabilities or other matters referred to in or covered by such law. Such indemnification and advancement of expenses may be provided pursuant to any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his director or officer capacity and as to action in another capacity while holding such office, will continue as to a person who has ceased to be a director, officer, employee or agent, and will inure to the benefit of the heirs, executors and administrators of such a person.

                                  ARTICLE IX.

    The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.

                                   ARTICLE X.

    The Board of Directors is expressly authorized to alter, amend or repeal the Bylaws of the corporation or to adopt new Bylaws.

                                      I-11